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                              EXHIBIT 23(P) (24-31)
                                 CODES OF ETHICS


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                                Exhibit 23(p)(24)
                    MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                    MFS FUNDS
                             STATEMENT OF POLICY ON
                        PERSONAL SECURITIES TRANSACTIONS
                                (CODE OF ETHICS)

                      AS ADOPTED BY THE MFS AUDIT COMMITTEE
              AND THE BOARDS OF TRUSTEES/MANAGERS OF THE MFS FUNDS
                        EFFECTIVE AS OF SEPTEMBER 1, 2000

         As an investment advisory organization with substantial responsibilities to clients, Massachusetts Financial Services Company ("MFS") has an obligation to implement and maintain a meaningful policy governing the securities transactions of its Directors, officers and employees ("MFS representatives").(1) In addition, each of the investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act") with respect to which MFS, or a subsidiary of MFS, acts as investment adviser (collectively, the "MFS Funds") is required to adopt such a policy governing the securities transactions of its Trustees and officers ("Fund representatives"). Accordingly, this policy has been adopted by the MFS Audit Committee and by each of the MFS Funds. This policy is intended to minimize conflicts of interest, and even the appearance of conflicts of interest, between members of the MFS organization and its clients in the securities markets as well as to effect compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended. This policy inevitably will restrict MFS representatives and Fund representatives in their securities transactions, but this is the necessary consequence of undertaking to furnish investment advice to clients or serving as a Fund representative. In addition to complying with the specific rules, all MFS representatives and Fund representatives must be sensitive to the need to recognize any conflict, or the appearance of conflict, of interest whether or not covered by the rules. When such situations occur, the interests of the MFS Funds and MFS' other clients must supersede the interest of MFS representatives and Fund representatives.

         1. GENERAL FIDUCIARY PRINCIPLES. All personal investment activities conducted by MFS representatives and Fund representatives are subject to compliance with the following principles: (i) the duty at all times to place the interests of MFS' clients first; (ii) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (iii) the fundamental standard that MFS representatives and Fund representatives should not take inappropriate advantage of their positions.

         2.       APPLICABILITY OF RESTRICTIONS AND PROCEDURES.

         CATEGORIES OF PERSONNEL. In recognition of the different circumstances surrounding each MFS representative's and Fund representative's employment or position, various categories of representatives are subject to different restrictions under this Code of Ethics. For purposes of applying this Code of Ethics, MFS representatives and Fund representatives are divided into the general categories of Portfolio Managers,

-----------------

(1) Employees of MFS Institutional Advisors, Inc., MFS Fund Distributors, Inc., MFS Retirement Services, Inc., MFS International Ltd., MFS International (U.K.) Ltd., MFS Service Center, Inc., Vertex Investment Management Inc. and MFS Heritage Trust Company also are covered by this Code of Ethics.


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Investment Personnel, Access Persons(2) and Non-Access Persons, as each such term is defined in Appendix A to this Code of Ethics, as amended from time to time by the MFS Audit Committee and the MFS Funds. Any Fund representative who is also an MFS representative shall be subject to all requirements applicable to MFS representatives.

         NOTE: ANY NON-ACCESS PERSON WHO RECEIVES ANY INFORMATION ABOUT ANY PARTICULAR INVESTMENT RECOMMENDATION OR EXECUTED OR PROPOSED TRANSACTION FOR ANY MFS CLIENT IS REQUIRED TO COMPLY WITH ALL PRECLEARANCE AND OTHER REQUIREMENTS OF THIS CODE OF ETHICS APPLICABLE TO ACCESS PERSONS.

         BENEFICIAL OWNERSHIP. The requirements of this Code of Ethics apply to any account in which an MFS representative or Fund representative has (i) "direct or indirect beneficial ownership" or (ii) any "direct or indirect influence or control." Under applicable SEC interpretations, such "beneficial ownership" includes accounts of a spouse, minor children and dependent relatives resident in the MFS representative's or Fund representative's house, as well as any other contract, relationship, understanding or other arrangement which results in an opportunity for the MFS representative or Fund representative to profit or share profits from a transaction in securities.(3)

SECURITIES. As used in this Code of Ethics, the term "securities" includes not only publicly traded equity securities, but also privately issued equity securities, limited partnership interests, shares of closed-end funds, fixed income securities (including municipal bonds and many types of U.S. Government securities), futures, options, warrants, rights, swaps, commodities and other similar instruments. Moreover, the restrictions of this Code of Ethics apply to transactions by Access Persons involving securities and other instruments related to, but not necessarily the same as, securities held or to be acquired on behalf of an MFS client. (See Section 7 for certain exceptions)

         3.       RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS.

ALL ACCESS PERSONS. No Access Person shall trade in any security which is subject to a pending "buy" or "sell" order, or is being considered for purchase or sale,(4) for a client of MFS until the second business day after such order is executed or withdrawn or such a transaction is no longer being considered. In addition, no Access Person shall trade in any security until the third business day after a research note with respect to such security has been issued or revised.

-----------------

(2) Note that all Portfolio Managers also are Investment Personnel and Access Persons, and that all Investment Personnel also are Access Persons.

(3) NOTE: The exception for accounts with respect to which an MFS representative or Fund representative lacks "direct or indirect influence or control" is extremely narrow, and should only be relied upon in cases which have been pre-approved in writing by Stephen E. Cavan or Robert T. Burns of the Legal Department. Certain "blind trust" arrangements approved by the Legal Department may be excluded from the preclearance (but not the quarterly reporting) requirements of this Code of Ethics. Requests for pre-approval of "blind trusts" should be reviewed first with the Compliance Department.

(4) A security is deemed to have been "considered for purchase or sale" when a recommendation to purchase or sell such security has been made and communicated to a portfolio manager and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.


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INVESTMENT PERSONNEL. No Investment Personnel shall trade in any security after an MFS client trades in such security or such security has been considered for purchase or sale on behalf of an MFS client until: (i) the second business day following such trade or consideration (in the case of a proposed trade by an Investment Personnel in the same direction as the MFS client); or (ii) the eighth calendar day thereafter (in the case of a proposed trade by an Investment Personnel in the opposite direction from the MFS client's trade).

PORTFOLIO MANAGERS. No Portfolio Manager shall trade in any security within at least seven calendar days before or after an MFS client whose account he or she manages trades in such security or such security has been considered for purchase or sale on behalf of such an MFS client. Portfolio Managers shall not be permitted to sell for their own account securities that are held in an MFS client account that he or she manages. Any Portfolio Manager who feels inequitably burdened by this restriction may present a written request for an exemption from the MFS Equity Management Committee.(5) The Committee may, in its sole discretion, grant appropriate exceptions where warranted by special facts and circumstances (e.g. selling securities to settle an estate or to acquire a residence).

DISGORGEMENT OF PROFITS; CONFIDENTIALITY. Any profits realized on trades within these proscribed periods must be disgorged to the affected MFS client or, in the event that the amount to be disgorged is relatively minor or difficult to allocate, to charity. In addition, no MFS representative shall provide any information about such transaction or recommendation to any person other than in connection with the proper execution of such purchase or sale for an MFS client's account.

         SHORT SALES. No Access Person shall effect a short sale in any security held in a portfolio managed by MFS.

         OPTIONS AND FUTURES TRANSACTIONS. Access Persons may purchase (to open) and sell (to close) call and put options and futures contracts on securities, subject to the preclearance and other requirements of this Code of Ethics; however, an Access Person may neither buy a put option nor write (sell to open) options and futures contracts, in each case on any security held in a portfolio managed by MFS. In the case of purchased put and call options, the preclearance of the exercise of such options as well as their purchase and sale, is required. Preclearance of the exercise of purchased put and call options shall be requested on the day before the proposed exercise or, if notice to the writer of such options is required before the proposed exercise date, the date before notice is proposed to be given, setting forth the proposed exercise date as well as the proposed notice date.(6) Purchases and sales of options or futures contracts to "close out" existing options or futures contracts must be precleared.(7)

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(5)      Any request for an exemption should be reviewed first with the
Compliance or Legal Department.

(6) Access Persons should note that this requirement may result in their not being allowed to exercise an option purchased by them on the exercise date they desire, and in the case of a "European" option on the only date on which exercise is permitted by the terms of the option.

(7) Access Persons should note that as a result of this requirement, they may not be able to obtain preclearance consent to close out an option or futures contract before the settlement date. If such an option or futures contract is automatically closed out, the gain, if any, on such transaction will be disgorged in the manner described above.


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         INITIAL PUBLIC OFFERINGS. The purchase by Access Persons of securities
         (other than securities of registered open-end investment companies) offered at fixed public offering price by underwriters or a selling group is prohibited.(8) Rights (including rights purchased to acquire an additional full share) issued in respect of securities any Access Persons owns may be exercised, subject to preclearance; the decision whether or not to grant preclearance shall take into account, among other factors, whether the investment opportunity should be reserved for an MFS client and whether the investment opportunity is being or was offered to the individual by virtue of his or her position with MFS.

         PRIVATE PLACEMENTS. Any acquisition by Access Persons of securities issued in a private placement is subject to prior approval with the Compliance Department in consultation with the Legal Department and other appropriate parties. The decision whether or not to grant approval shall take into account, among other factors, whether the investment opportunity should be reserved for an MFS client and whether the investment opportunity is being offered to the individual by virtue of his or her position with MFS. Investment Personnel who have been approved to acquire securities in a private placement are required to disclose that investment when they play a part in any subsequent consideration of an investment in the issuer for an MFS client. In such circumstances, the decision to purchase securities of the issuer for the MFS client shall be subject to an independent review by Investment Personnel with no personal interest in the issuer.

         NOTE: Acquisitions of securities in private placements by country clubs, yacht clubs, restaurants and other similar entities need not be pre-approved, but are subject to the reporting, disclosure and independent review requirements.

         PROHIBITION ON SHORT-TERM TRADING PROFITS. All Investment Personnel are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits realized on such short-term trades must be disgorged to the affected MFS client (if any) or, in the event that the amount to be disgorged is relatively minor or difficult to allocate, to charity. This restriction on short-term trading profits shall not apply to transactions exempt from preclearance requirements, as described in
         Section 8 below.

         It is expected that all MFS representatives will follow these restrictions in good faith and conduct their personal trading in keeping with the intended purpose of this Code of Ethics. Any individual should feel free to take up with the MFS Audit Committee any case in which he or she feels inequitably burdened by these policies.(9) The MFS Audit Committee may, in its sole discretion, grant appropriate exceptions from the requirements of this Code of Ethics where warranted by applicable facts and circumstances.

         4. PRECLEARANCE REQUIREMENTS. In order to facilitate compliance with this Code of Ethics,

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(8)      The reason for this rule is that it precludes any possibility that
Access Persons might use MFS' clients' market stature as a means of obtaining for themselves "hot" issues which otherwise might not be offered to them. In addition, this rule eliminates the possibility that underwriters and selling group members might seek by this means to gain favor with individuals in order to obtain preferences from MFS.

(9) Any request for an exemption should be reviewed first with the Compliance or Legal Department.


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preclearance requests must be made and approved before any transaction may be made by an Access Person or for any other account beneficially owned by an Access Person. A preclearance request in the form set forth in MFS' automated Code of Ethics system, as amended from time to time, should be completed and submitted electronically for any order for an Access Person's own account or one described in Section 2 above, or, in the case of an Access Person who wishes to preclear while outside of the Boston area, should either: (i) be completed in the form attached hereto, as amended from time to time, signed and submitted by facsimile machine, to the Compliance Department; or (ii) be submitted by telephone call to the Compliance Department. Any preclearance request received before 3:00 p.m. on a business day will be responded to as soon as available on the following business day. Preclearance requests will be reviewed by Equity and Fixed Income Department personnel who will be kept apprised of recommendations and orders to purchase and sell securities on behalf of MFS clients, the completion or cancellation of such orders and the securities currently held in portfolios managed by MFS. Their advice will be forwarded to the Compliance Department.

MAXIMUM NUMBER OF PRECLEARANCE REQUESTS. The preclearance process imposes significant burdens on the investment and administrative departments within MFS. Accordingly, no Access Person may submit more than twenty (20) preclearance requests in any calendar quarter. In special circumstances the MFS Audit Committee may, in its sole discretion, grant temporary exceptions from this restriction where warranted by applicable facts and circumstances.(10)

         An Access Person who obtains electronic or written notice from the Compliance Department indicating consent to an order which the Access Person proposes to enter for his or her own account or one described in Section 2 above may execute that order ONLY ON THE DAY WHEN SUCH NOTICE IS RECEIVED unless otherwise stated on the notice. Such notices will always be electronic or in writing; however, in the case of an Access Person who wishes to preclear a transaction while outside the Boston area, the Compliance Department will also provide oral confirmation of the content of the written notice.

         Preclearance requests may be denied for any number of appropriate reasons, most of which are confidential. For example, a preclearance request for a security that is being considered for purchase or sale on behalf of an MFS client may be denied for an extended period. Accordingly, an Access Person is not entitled to receive any explanation or reason if his or her preclearance request is denied, and repetitive requests for an explanation by an Access Person will be deemed a violation of this Code of Ethics.

         SECURITIES SUBJECT TO AUTOMATIC PURCHASES AND SALES FOR MFS CLIENTS. Certain MFS funds and institutional accounts are managed such that the securities held in such portfolios are regularly purchased or sold on an equal proportionate basis so as to preserve specified percentage weightings of such securities across such portfolios. Requests to preclear purchases of securities held in such portfolios will be denied. Requests to sell such securities may be granted, subject to the standard preclearance requirements.

         GIFTS AND TRANSFERS. A gift or transfer shall be excluded from the preclearance requirements provided that the recipient represents in writing that he, she, they or it has no present intention of selling the donated security.

         MFS CLOSED-END FUNDS. All transactions effected by any MFS representative in shares of any closed-end fund for which MFS or one of its affiliates acts as investment adviser shall be subject to preclearance and reporting in accordance with this Code of Ethics. Non-Access Persons are exempt

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(10)       Any request for an exception should be reviewed first with the
Compliance or Legal Department.

         from the preclearance and reporting requirements set forth in this Code of Ethics with respect to transactions in any other type of securities, so long as they have not received any information about any particular investment recommendation or executed or proposed transaction for any MFS client with respect to such security.

         5. DUPLICATE CONFIRMATION STATEMENT REQUIREMENT. In order to implement and enforce the above policies, every Access Person shall arrange for his or her broker to send MFS duplicate copies of all confirmation statements issued with respect to the Access Person's transactions and all periodic statements for such Access Person's securities accounts (or other accounts beneficially owned by such Access Person). The Compliance Department will coordinate with brokerage firms in order to assist Access Persons in complying with this requirement.

         6. REPORTING REQUIREMENT. Each Access Person shall report on or before the tenth day of each calendar quarter any securities transactions during the prior quarter in accounts covered by Section 2 above. EMPLOYEES WHO FAIL TO COMPLETE AND FILE SUCH QUARTERLY REPORTS ON A TIMELY BASIS WILL BE REPORTED TO THE MFS AUDIT COMMITTEE AND WILL BE SUBJECT TO SANCTIONS. Reports shall be reviewed by the Compliance Department.

         Any reports filed by a "Disinterested Trustee" (as such term is defined in Section 12 below) shall be reviewed by the Secretary of the Fund. If the Secretary of the Fund determines that a violation of this Code of Ethics may have occurred, he shall submit the pertinent information to counsel for the Disinterested Trustees. Such counsel shall determine whether a material violation of this Code of Ethics may have occurred, after considering all available exemptions and providing the Disinterested Trustee involved with an opportunity to supply additional information regarding the transaction in question. If such counsel determines that a material violation of this Code of Ethics has occurred, they shall so advise the Chairman or President of the Fund and an ad hoc committee consisting of the Disinterested Trustees of the Fund, other than the involved Disinterested Trustee, and shall provide the committee with a report of the matter, including any additional information supplied by the involved Disinterested Trustee. The committee may impose such sanction as it deems appropriate.

         In filing the reports for accounts within these rules, please note:

         (i) Each Access Person must file a report for every calendar quarter even if he or she had no reportable transactions in that quarter; all such reports shall be completed and submitted in the form set forth in MFS' automated Code of Ethics system.

         (ii) Reports must show any sales, purchases or other acquisitions or dispositions, including gifts, exercises of conversion rights and exercises or sales of subscription rights. See
                  Section 7 below for certain exceptions to this requirement.

         (iii) Reports will be treated confidentially unless a review of particular reports with the representative is required by the MFS Audit Committee or for legal or compliance purposes.

         (iv) Reports are made available for review by the Boards of Trustees/Managers of the MFS Funds upon their request.

         NOTE: Any Access Person who maintains all of his or her personal securities accounts with one or more broker-dealer firms that send confirmation and periodic account statements in an electronic format approved by the Compliance Department, and who arranges for such firms to send such statements (no less frequently than quarterly) required by Section 5 above, shall not be required to prepare and file the quarterly reports required by this Section 6. However, each such Access Person shall be required to verify the accuracy and completeness of all such statements on at least an annual basis.

         7.       CERTAIN EXCEPTIONS.

         MUTUAL FUNDS. Transactions in shares of any open-end investment companies, including funds for which the MFS organization is investment adviser, need not be precleared or reported.

         CLOSED-END FUNDS. Automatic reinvestments of distributions of closed-end funds advised by MFS pursuant to dividend reinvestment plans of such funds need only be reported. All other closed-end fund transactions must be precleared and reported.

         MFS AND SUN LIFE COMMON STOCK. Transactions in shares of stock of MFS need not be precleared or reported. Note, however, that transactions in shares of stock of Sun Life Financial Services of Canada Inc. are subject to preclearance with the Compliance Department.

         LARGE CAPITALIZATION STOCKS. Transactions in securities issued by companies with market capitalizations of at least $5 billion generally will be eligible for automatic preclearance (subject to certain exceptions), but must be reported and are subject to post-trade monitoring. The Compliance Department will maintain a list of issuers that meet this market capitalization requirement. A preclearance request for a large capitalization company will be denied whenever deemed appropriate.

         U.S. GOVERNMENT SECURITIES. Transactions in U.S. Treasury securities and other U.S. Government obligations (including options and futures contracts and other derivatives with respect to such securities and obligations) need not be precleared or reported.

         DIVIDEND REINVESTMENT PLANS. Automatic reinvestments of dividends in shares of common stock of public companies often are eligible for an exemption from preclearance. Any requests for exemptions should be directed to the Compliance Department.

         OTHER EXCEPTIONS. Transactions in money market instruments and in options on broad-based indices need not be precleared, although such transactions must be reported. The types of instruments and indices that are eligible for this exception are constantly developing; the Compliance Department maintains the definitive list of eligible instruments and indices. In addition, the following types of transactions need not be precleared or reported: (i) stock dividends and stock splits; (ii) foreign currency transactions; and (iii) transactions in real estate limited partnership interests. For other exceptions from preclearance or reporting, an MFS representative may contact the Compliance Department.

         8. DISCLOSURE OF PERSONAL SECURITIES HOLDINGS. All Access Persons are required to disclose all personal securities holdings within 10 days after becoming an Access Person (i.e. upon commencement of employment with MFS or transfer within MFS to an Access Person position) and thereafter on an annual basis. Reports shall be reviewed by the Compliance Department.

         9. GIFTS, ENTERTAINMENT AND FAVORS. MFS representatives must not make business decisions that are influenced or appear to be influenced by giving or accepting gifts, entertainment or favors. Investment Personnel are prohibited from receiving any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of MFS or its clients. Invitations to an occasional meal, sporting event or other similar activity will not be deemed to violate this restriction unless the occurrence of such events is so frequent or lavish as to suggest an impropriety.

         10. SERVICE AS A DIRECTOR. All MFS representatives are prohibited from serving on the boards of directors of commercial business enterprises, absent prior authorization by the Management Group based upon a determination that the board service would be consistent with the interests of MFS' clients. In the relatively small number of instances in which board service is authorized, MFS representatives serving as directors may be isolated from other MFS representatives through "Chinese Wall" or other appropriate procedures.

         11. CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS. All MFS representatives and Fund representatives (including Non-Access Persons) shall be required to certify annually that (i) they have read and understand this Code of Ethics and recognize that they are subject to its requirements applicable to them and (ii) they have complied with all requirements of this Code of Ethics applicable to them, and (in the case of Access Persons) have reported all personal securities transactions (whether pursuant to quarterly reports from the Access Person or duplicate confirmation statements and periodic reports from the Access Person's broker-dealer) required to be reported pursuant to this Code of Ethics. This certification shall apply to all accounts beneficially owned by an MFS representative or Fund representative.

         12. BOARDS OF TRUSTEES/MANAGERS OF MFS FUNDS. Any material amendment to this Code of Ethics shall be subject to the approval by each of the Boards of Trustees/Managers(including a majority of the Disinterested Trustees/Managers on each such Board) of each of the MFS Funds. In addition, on at least an annual basis, MFS shall provide each such Board with a written report that: (i) describes issues that arose during the preceding year under this Code of Ethics, including without limitation information about any material violations of this Code of Ethics and any sanctions imposed with respect to such violations; and (ii) certifies to each such Board that MFS has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

         Notwithstanding any provision to the contrary in this Code of Ethics, any Trustee/Manager of an MFS Fund who is not an "interested person" of such Fund within the meaning of Section 2(a)(19) of the Investment Company Act (each a "Disinterested Trustee") shall not be subject to any of the requirements set forth in Sections 3, 4, 5, 8, 9, 10 or 11 of this Code of Ethics. In addition, any Disinterested Trustee shall not be subject to the reporting requirements set forth in Section 6 of this Code of Ethics, except with respect to securities transactions with respect to which such Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the 15-day period immediately before or after the Trustee's transaction in such security, such security was purchased or sold, or considered for purchase or sale, for an MFS Fund.

         13. SANCTIONS. Any trading for an MFS representative's or Fund representative's account which does not evidence a good faith effort to comply with these rules will be subject to review by the MFS Audit Committee or, in the case of Disinterested Trustees, by an ad hoc committee in the manner described in Section 6 above. If the Audit Committee or such ad hoc committee, as applicable, determines that a violation of this Code of Ethics or its intent has occurred, it may impose such sanctions as it deems appropriate including forfeiture of any profit from a transaction and/or termination of employment. Any violations resulting in sanctions will be reported to the Boards of Trustees/Managers of the MFS Funds and will be reflected in MFS' compliance files.

                                   APPENDIX A

                              CERTAIN DEFINED TERMS

         As used in this Code of Ethics, the following shall terms shall have the meanings set forth below, subject to revision from time to time by the MFS Audit Committee and the MFS Funds:

         PORTFOLIO MANAGERS -- employees who are authorized to make investment decisions for a mutual fund or client portfolio. Note: research analysts are deemed to be Portfolio Managers with respect to the entire portfolio of any fund managed collectively by a committee of research analysts (e.g. MFS Research Fund) except that, for purposes of the restriction on sales of securities held in a managed client account set forth in Section 3, analysts are deemed to be Portfolio Managers only with respect to portfolio securities within the industry they cover.

         INVESTMENT PERSONNEL -- all Portfolio Managers as well as research analysts, traders, other members of the Equity Trading, Fixed Income and Equity Research Departments, and other MFS representatives who have access to confidential portfolio information.

         ACCESS PERSONS -- all Fund representatives (see Section 12 for certain exceptions), Portfolio Managers, Investment Personnel and other members of the following departments or groups: Institutional Advisors; Compliance; Internal Audit; Fund Treasury; Investment Operations; Investment Communications; and Technology Services & Solutions ("TS&S") (excluding, however, TS&S employees who are employed at Lafayette Corporate Center and certain TS&S employees who may be specifically excluded by the Compliance or Legal Departments); also included are members of the MFS Management Group, the MFS Administrative Committee and the MFS Operations Committee. In certain instances, other MFS employees, non-employee consultants and other independent contractors may be deemed Access Persons and therefore be subject to some or all of the requirements set forth in this Code of Ethics.

         NON-ACCESS PERSONS -- all employees of the following departments or groups: Corporate Communications; Corporate Finance; Facilities Management; Human Resources; Legal; MFS Service Center, Inc. (other than TS&S employees who are employed at 500 Boylston Street); Retired Partners; Travel and Conference Services; the International Division; MFS International Ltd.; MFS Fund Distributors, Inc.; and MFS Retirement Services, Inc. NOTE: ANY NON-ACCESS PERSON WHO RECEIVES ANY INFORMATION ABOUT ANY PARTICULAR INVESTMENT RECOMMENDATION OR EXECUTED OR PROPOSED TRANSACTION FOR ANY MFS CLIENT IS REQUIRED TO COMPLY WITH ALL PRECLEARANCE AND OTHER REQUIREMENTS OF THIS CODE OF ETHICS APPLICABLE TO ACCESS PERSONS. ANY NON-ACCESS PERSON WHO REGULARLY RECEIVES SUCH INFORMATION WILL BE RECLASSIFIED AS AN ACCESS PERSON. IN ADDITION, TRANSACTIONS IN SHARES OF THE MFS CLOSED-END FUNDS BY ALL MFS REPRESENTATIVES ARE SUBJECT TO ALL SUCH PRECLEARANCE AND REPORTING REQUIREMENTS (SEE SECTION 4 OF THIS CODE OF ETHICS).

                         PERSONAL SECURITIES TRANSACTION
                              PRECLEARANCE REQUEST

                         [ONLY FOR USE BY MFS EMPLOYEES
                             NOT LOCATED IN BOSTON]

                      DATE:_________________________, _____

All transactions must be precleared, regardless of their size, except those in certain specific categories of securities that are exempted under the MFS Code of Ethics. If necessary, continue on the reverse side. Please note that special rules apply to the preclearance of option and futures transactions. If the transaction is to be other than a straightforward sale or purchase of securities, mark it with an asterisk and explain the nature of the transaction on the reverse side. Describe the nature of each account in which the transaction is to take place, i.e., personal, spouse, children, charitable trust, etc.


                                                        SALES

         CUSIP/TICKER                 AMOUNT OR                                          NATURE* OF
           SECURITY                 NO. OF SHARES                  BROKER                 ACCOUNT
         ------------               -------------                  ------                ----------

         ------------------------------------------------------------------------------------------------

         ------------------------------------------------------------------------------------------------

         ------------------------------------------------------------------------------------------------

                                                     PURCHASES

         ------------------------------------------------------------------------------------------------

         ------------------------------------------------------------------------------------------------

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

I represent that I am not in possession of material non-public information concerning the securities listed above or their issuer. If I am an MFS access person charged with making recommendations to MFS with respect to any of the securities listed above, I represent that I have not determined or been requested to make a recommendation in that security except as permitted by the MFS Code of Ethics.



                                         ---------------------------------------
                                         Signature and Date



                                         ---------------------------------------
                                         Name of MFS Access Person
                                         (please print)

EXPLANATORY NOTES: This form must be filed by 3:00 p.m. on the business day prior to the business day on which you wish to trade and covers all accounts in which you have an interest, direct or indirect. This includes any account in which you have "beneficial ownership" (unless you have no influence or control over it) and non-client accounts over which you act in an advisory or supervisory capacity. No trade can be effected until approval from the Compliance Department has been obtained.

-----------------

* CHECK IF YOU WISH TO CLAIM THAT THE REPORTING OF THE ACCOUNT OR THE SECURITIES TRANSACTION SHALL NOT BE CONSTRUED AS AN ADMISSION THAT YOU HAVE ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN SUCH ACCOUNT OR SECURITIES.

                                EXHIBIT 23(P)(25)
                   MORGAN STANLEY DEAN WITTER ASSET MANAGEMENT

CODE OF ETHICS



-----------------------------------
(Print Name)

MORGAN STANLEY DEAN WITTER ADVISORS INC.
MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.
MORGAN STANLEY DEAN WITTER INVESTMENT GROUP INC.
MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT LIMITED
MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT COMPANY
MORGAN STANLEY ASSET & INVESTMENT TRUST MANAGEMENT CO., LIMITED
MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT PRIVATE LIMITED
MORGAN STANLEY DEAN WITTER DISTRIBUTORS INC.
MILLER ANDERSON & SHERRERD, LLP
MORGAN STANLEY & CO. INCORPORATED
MAS FUND DISTRIBUTION, INC.
MORGAN STANLEY DEAN WITTER SERVICES COMPANY INC.

Effective January 29, 2001

I.       Introduction

MORGAN STANLEY DEAN WITTER ADVISORS INC. ("MSDW ADVISORS"), MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC. ("MSDWIM"), MORGAN STANLEY DEAN WITTER INVESTMENT GROUP INC. ("MSDWIG"), MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT LIMITED ("MSDWIM-LTD"), MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT COMPANY ("MSDWIM-SINGAPORE"), MORGAN STANLEY ASSET & INVESTMENT TRUST MANAGEMENT CO., LIMITED ("MSAITM-TOKYO"), MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT PRIVATE LIMITED ("MSDWIM-MUMBAI") AND MILLER ANDERSON & SHERRERD, LLP ("MAS") (EACH, AN "MSDW AFFILIATED ADVISER" AND COLLECTIVELY, THE "MSDW AFFILIATED ADVISERS") ARE SUBSIDIARIES OF MORGAN STANLEY DEAN WITTER & CO. ("MSDW"). EACH MSDW AFFILIATED ADVISER, EXCEPT FOR MSDWIG, IS AN INVESTMENT ADVISER OR MANAGER OF CERTAIN REGISTERED INVESTMENT COMPANIES (EACH A "FUND", AND COLLECTIVELY, THE "FUNDS"). THE MSDW AFFILIATED ADVISERS ALSO SERVE AS INVESTMENT ADVISERS TO OTHER CLIENTS, INCLUDING INSTITUTIONAL CLIENTS AND INDIVIDUALS (EACH, A "MANAGED ACCOUNT" AND COLLECTIVELY, THE "MANAGED ACCOUNTS").

This Code of Ethics (the "Code") is adopted by each MSDW Affiliated Adviser in keeping with the general principles and objectives set forth in Sections II. and
III. below, and to enforce the highest legal and ethical standards in light of their fiduciary obligations to the shareholders of the Funds and the Managed Accounts. It has also been adopted by: (i) Morgan Stanley Dean Witter Services Company Inc. ("Services"), a wholly owned subsidiary of MSDW Advisors; and (ii) Morgan Stanley Dean Witter Distributors Inc., and Morgan Stanley & Co. Incorporated, each a wholly-owned subsidiary of MSDW, and MAS Fund Distribution, Inc., a wholly-owned subsidiary of MAS (each, a "Distributor" and collectively, the "Distributors"), to apply to their directors, officers and employees who are Access Persons or Covered Employees (as those terms are defined in Section IV. below).

The directors, officers and employees of each MSDW Affiliated Adviser, Services and the Distributors are also referred to the "Morgan Stanley Dean Witter Code of Conduct - Securities and Asset Management Businesses" (the "Code of Conduct"), the requirements of which they are subject to.

II.      General Principles

         A.       Shareholder and Client Interests Come First

                  Every Employee (as defined in Section IV. below) of an MSDW Affiliated Adviser, Services and the Distributors owes a fiduciary duty to the shareholders of the Funds and to the Managed Accounts. This means that in every decision relating to investments, every Employee must recognize the needs and interests of the Fund shareholders and the Managed Accounts, and be certain that at all times the interests of the shareholders and other clients are placed ahead of any personal interest.

         B.       Avoid Actual and Potential Conflicts of Interest

                  The restrictions and requirements of this Code are designed to prevent behavior which actually or potentially conflicts, or raises the appearance of actual or potential conflict, with the interests of the Fund shareholders or the Managed Accounts. It is of the utmost importance that the Personal Securities Transactions (as defined in Section VI., sub-section A., below) of Employees of each MSDW Affiliated Adviser, Services and the Distributors be conducted in a manner consistent with both the letter and spirit of this Code, including these principles, to ensure the avoidance of any such conflict of interest, or abuse of an individual's position of trust and responsibility.

         C.       Avoid Undue Personal Benefit

                  Employees of each MSDW Affiliated Adviser, Services and the Distributors must ensure that they do not acquire undue personal benefit or advantage as a result of the performance of their duties as they relate to the Funds or the Managed Accounts.

III.     Objective

         Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for certain persons associated with investment advisers or principal underwriters of investment companies to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements or omissions of material facts, in connection with the purchase or sale of a security held or proposed to be acquired by a registered investment company. In addition, Section 204A of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), requires investment advisers to establish, maintain and enforce written policies and procedures designed to prevent misuse of material non-public information. The objective of this Code is to maintain the behavior of Employees within the general principles set forth above, as well as to prevent such persons from engaging in conduct proscribed by Rule 17j-1 under the 1940 Act and Section 204A of the Advisers Act. The designated Compliance Group for each MSDW Affiliated Adviser (each, a "Local Compliance Group") will identify all Access Persons and Covered Employees and notify them of their pre-clearance and reporting obligations at the time they become an Access Person or a Covered Employee.

IV.      Access Persons and Covered Employees

         "Access Persons" shall include all persons falling within such definition under Rule 17j-1 and, such other persons that may be so deemed by the Local Compliance Group including: (a) all directors, officers and employees of an MSDW Affiliated Adviser, Services or the Distributors (b) any employee of a company in a control (as defined in Section2(a)(9) of the 1940 Act) relationship to MSDW Affiliated Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities (as defined herein) by a Fund, or whose functions related to the making of any recommendations with respect to the purchases or sales; and (c) any natural person in a control relationship to an MSDW Affiliated Adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by the Fund. However, Individuals who meet the following criteria shall not be deemed access persons: (i) directors and officers of the Distributors that do not devote substantially all of their working time to the activities of an MSDW Affiliated Adviser or Services; (ii) directors and officers of the Distributors that do not, in connection with their regular functions and duties, participate in, obtain information with respect to, or make recommendations as to, or make the purchase and sale of securities on behalf of a Fund or Managed Account; and (iii) directors and officers of Distributors that do not have access to information regarding the day-to-day investment activities of an MSDW Affiliated Adviser; such persons are, however, subject to the Code of Conduct. In addition, any Employee of MSDWIM, MSDWIG, MSDWIM-Ltd., MSDWIM-Singapore, MSAITM-Tokyo, MSDWIM-Mumbai or MAS who is not an officer and does not in connection with their regular functions and duties, participate in, obtain information with respect to, make recommendations as to, or make the purchase and sale of securities on behalf of a Fund or Managed Account (a "Covered Employee") shall be exempt from the requirements contained in Section VI., sub-section D.2.(a) (Initial Listing of Securities Holdings and Brokerage Accounts Report), but shall otherwise remain subject to all other provisions contained herein pertaining to Access Persons. Access Persons and Covered Employees of each MSDW Affiliated Adviser, Services or the Distributors on leave of absence will not be subject to the pre-clearance and reporting provisions of the Code, provided that during the leave period the Access Person or Covered Employee does not engage in activities of the nature described in (ii) and (iii) above. Access Persons and Covered Employees will be referred to collectively as "Employees" throughout this Code to the extent they are subject to the same requirements or restrictions.

V.       Grounds for Disqualification from Employment

         Pursuant to the terms of Section 9 of the 1940 Act, no director, officer or employee of an MSDW Affiliated Adviser, Services or the Distributors may become, or continue to remain, an officer, director or employee without an exemptive order issued by the Securities and Exchange Commission if such director, officer or employee:

         A. within the past ten years has been convicted of any felony or misdemeanor (i) involving the purchase or sale of any security; or (ii) arising out of their conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or

         B. is or becomes permanently or temporarily enjoined by any court from: (i) acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

         It is your obligation to immediately report any conviction or injunction falling within the foregoing provisions to the Chief Legal Officer of MSDW Asset Management.

VI.      Personal Securities Transactions

         A.       Prohibited Conduct

                  No Employee shall buy or sell any "Covered Security" (defined as all securities, including any option to purchase or sell, and any security convertible into or exchangeable for such securities, with the exception of those described in sub-section C.3.) for his/her own account or for an account in which the individual has, or as a result of the transaction acquires, any direct or indirect "beneficial ownership" (as defined in sub-section C.4.) (referred to herein as a "Personal Securities Transaction") unless:

                  1.       pre-clearance of the transaction has been obtained;
                           and

                  2. the transaction is reported in writing to the Local Compliance Group in accordance with the requirements of sub-section D. below.

         B.       Restrictions and Limitations on Personal Securities
                  Transactions

                  Except where otherwise indicated, the following restrictions and limitations govern investments and personal securities transactions by Employees:

                  1. Covered Securities purchased may not be sold until at least 30 calendar days from the purchase trade date and may not be sold at a profit until at least 60 calendar days from the purchase trade date. Covered Securities sold may not be repurchased until at least 30 calendar days from the sale trade date. In addition, Covered Securities sold may not be purchased at a lower price until at least 60 calendar days from the sale trade date. Any violation may result in disgorgement of all profits from the transactions as well as other possible sanctions.

                  2.       No short sales are permitted.

                  3. No transactions in options or futures are permitted, except that listed options may be purchased, and covered calls written. No option may be purchased or written if the expiration date is less than 60 calendar days from the date of purchase. No option position may be closed at a profit less than 60 calendar days from the date it is established.

                  4. No Employee may acquire any security in an initial public offering (IPO) or any other public underwriting. No Employee shall purchase shares of an investment company that is managed by an MSDW Affiliated Adviser if such investment company is not generally available to the public.

                  5a. Private placements of any kind may only be acquired with special permission from the Code of Ethics Review Committee (described in Section VII. below) and, if approved, will be subject to continuous monitoring by the Local Compliance Group for possible future conflict. Any Employee wishing to request approval for private placements must complete a Private Placement Approval Request Form and submit the form to the Local Compliance Group. A copy of the Private Placement Approval Request Form, which may be revised from time to time, is attached as EXHIBIT A. Where the Code of Ethics Review Committee approves any acquisition of a private placement, its decision and reasons for supporting the decision will be documented in a written report, which is to be kept for five years by the Local Compliance Group after the end of the fiscal year in which the approval was granted.

                  5b. Any Employee who has a personal position in an issuer through a private placement must affirmatively disclose that interest if such person is involved in consideration of any subsequent investment decision by a Fund or Managed Account regarding any security of that issuer or its affiliate. In such event, the President or Chief Investment Officer of MSDW Asset Management shall independently determine the final investment decision. Written records of any such circumstance shall be sent to the Local Compliance Group and maintained for a period of five years after the end of the fiscal year in which the approval was granted.

                  6. U.S. Employees are permitted to trade only between the hours of 9:30 a.m. and 4:00 p.m. (Eastern Standard Time). Employees outside the U.S. may execute trades (i) only during the time markets in the jurisdiction in which they are located are open if the trade is being executed in that market, or another market that has overlapping trading hours or
                           (ii) in markets which open after the close of the market in which the Employee is located, by the next close of trading in that other market.

         Restriction 7a. applies only to MSDW Affiliated Advisers' portfolio managers and research analysts (and all persons reporting to portfolio managers and research analysts). Restriction 7b. applies only to personnel in the trading department of each MSDW Affiliated Adviser.

                  7a. No purchase or sale transaction may be made in any covered security or related security by any portfolio manager or research analyst (or person reporting to a portfolio manager or research analyst) for a period of seven (7) calendar days before or after that covered security or related security is bought or sold by any Fund (other than Morgan Stanley Dean Witter Value-Added Market Series, Morgan Stanley Dean Witter Select Dimensions Investment Series - Value-Added Market Portfolio, and Morgan Stanley Dean Witter index funds, or Portfolios) or any Managed Account for which such portfolio manager or research analyst (or person reporting to a portfolio manager or research analyst) serves in that capacity.

                  7b. No purchase or sale transaction may be made in any covered security or related security traded through the appropriate MSDW Affiliated Adviser's trading desk(s)

                           (as determined by the Local Compliance Group) by any person on that trading desk on the same day that any Fund (other than Morgan Stanley Dean Witter Value-Added Market Series, Morgan Stanley Dean Witter Select Dimensions Investment Series-Value-Added Market Portfolio, and Morgan Stanley Dean Witter index funds, or Portfolios) or any Managed Account has a pending purchase or sale order in that same covered security or related security.

                  7c. Any transaction by persons described in sub-sections 7a. and 7b. above within such enumerated period may be required to be reversed, if applicable, and any profits or, at the discretion of the Code of Ethics Review Committee, any differential between the sale price of the individual security transaction and the subsequent purchase or sale price by a relevant Fund or Managed Account during the enumerated period, will be subject to disgorgement; other sanctions may also be applied.

                  8. No Employee of an MSDW Affiliated Adviser shall purchase or sell any Covered Security which to their knowledge at the time of such purchase or sale: (i) is being considered for purchase or sale by a Fund or a Managed Account; or (ii) is being purchased or sold by a Fund or a Managed Account. With respect to MSDW Affiliated Advisers' portfolio managers and research analysts (and all persons reporting to portfolio managers and research analysts), no such persons may purchase shares of a closed-end investment company over which such person exercises investment discretions.

                  IMPORTANT: Regardless of the limited applicability of Restrictions 7.a., and 7.b., each MSDW Affiliated Adviser's Compliance Group monitors all transactions by its Employees in all locations in order to ascertain any pattern of conduct that may evidence actual or potential conflicts with the principles and objectives of this Code, including a pattern of frontrunning. The Compliance Group for each MSDW Affiliated Adviser, Services and each Distributor: (i) on a quarterly basis, will provide the Boards of Directors/Trustees of the Funds it manages with a written report that describes any issues that arose during the previous quarter under this Code and, if applicable, any Funds' Sub-Adviser's Code of Ethics, including but not limited to, information about material violations and sanctions imposed in response to the material violations; and (ii) on an annual basis, will certify that each MSDW Affiliated Adviser, Services and each Distributor has adopted procedures reasonably necessary to prevent its Employees from violating this Code. Also, as stated elsewhere in this Code, any violation of the foregoing restrictions may result in disgorgement of all profits from the transactions as well as other possible sanctions.

         C.       Pre-Clearance Requirement

                  1.       Procedures

                           (a)      From Whom Obtained

                                    Subject to the limitations and restrictions
                                    set forth in sub-section B. above, all
                                    Employees are required to obtain
                                    pre-clearance of a Personal Securities
                                    Transaction by: (i) confirming that no open
                                    orders exist in the same or related security
                                    with the appropriate trading desk(s) (as
                                    determined by the Local Compliance Group);
                                    and (ii) having the transaction approved by
                                    the Local Compliance Group.

                                    PORTFOLIO MANAGERS AND RESEARCH ANALYSTS (OR
                                    PERSONS REPORTING TO PORTFOLIO MANAGERS OR
                                    RESEARCH ANALYSTS) SEEKING APPROVAL FOR A
                                    PERSONAL SECURITIES TRANSACTION MUST OBTAIN
                                    AN ADDITIONAL APPROVAL SIGNATURE FROM A
                                    DESIGNATED SENIOR PORTFOLIO MANAGER. TRADING
                                    DESK PERSONNEL AT ANY MSDW AFFILIATED
                                    ADVISERSEEKING APPROVAL FOR A PERSONAL
                                    SECURITIES TRANSACTION MUST OBTAIN AN
                                    ADDITIONAL APPROVAL SIGNATURE FROM THEIR
                                    IMMEDIATE SUPERVISOR.

                                    A copy of the Personal Securities
                                    Transaction Approval Form, which may be
                                    revised from time to time, is attached as EXHIBIT B.

                                    Each Local Compliance Group has implemented procedures reasonably designed to monitor purchases and sales effected pursuant to the aforementioned pre-clearance procedures.

                           (b)      Time of Pre-clearance

                                    All approved securities transactions,
                                    whether executed through an MSDW brokerage account (as defined below) or an MSDW Online account, must take place: (i) for U.S. employees, prior to 4:00 p.m. (Eastern Standard Time) on the same day that the complete pre-clearance is obtained and (ii) for Employees located outside the U.S., as described in Section VI., sub-section B.6. If the transaction is not completed on such date, a new pre-clearance must be obtained, including one for any uncompleted portion of a transaction. Post-approval is not permitted under the Code. Any trade that is determined to have been completed before approval will be considered a violation of this Code.

                           (c)      Permitted Brokerage Accounts

                                    ALL SECURITIES TRANSACTIONS MUST BE MADE
                                    THROUGH A MORGAN STANLEY DEAN WITTER
                                    BROKERAGE ACCOUNT(11) (AN "MSDW BROKERAGE
                                    ACCOUNT") OR AN MSDW ONLINE ACCOUNT. NO
                                    OTHER BROKERAGE ACCOUNTS ARE PERMITTED
                                    UNLESS SPECIAL PERMISSION IS OBTAINED FROM
                                    THE LOCAL COMPLIANCE GROUP. If you maintain accounts outside of MSDW, you must transfer your accounts to an MSDW brokerage account or an MSDW Online account as soon as practical (generally thirty days or less). Failure to do so will be considered a significant violation of the Code. In the event permission to maintain an outside brokerage account is granted by the Local Compliance Group, it is the responsibility of the Employee to arrange for duplicate confirmations of all securities transactions and monthly brokerage statements to be sent to the Local Compliance Group.

                                    Prior to opening an MSDW brokerage account or an MSDW Online account, Employees must obtain approval from their Local Compliance Group. No Employee may open a brokerage account unless a completed and signed copy

-----------------

(11) MSDW brokerage account shall mean an account with an affiliated MSDW broker in the Employee's local jurisdiction.

                                    of an MSDW Employee Account Request Form is submitted to the Local Compliance Group for approval. No Employee may open an MSDW Online account unless a completed and signed copy of an MSDW Employee Account Request Form is submitted to the Local Compliance Group for approval. In addition, no Employee may apply electronically for an MSDW Online Account. A copy of the MSDW Employee Account Request Form, which may be revised from time to time, is attached as EXHIBIT C.

                           (d)      Personal Securities Transaction Approval
                                    Form

Pre-clearance must be obtained by completing and signing the Personal Securities Transaction Approval Form provided for that purpose and obtaining the proper pre-clearance signatures, as indicated in sub-section C.1.(a). The form must also indicate, as applicable, the name of the individual's Financial Advisor, the Branch Office Number, or whether the account is an MSDW Online Account, as well as other required information.

                                    If you have more than one account under your control, you must indicate on the approval sheet for which account the trade is intended. Additionally, unless your Local Compliance Group has informed you that it will obtain information directly from the MSDW affiliate(s) where you maintain your account or MSDW Online containing substantially the same information as trade confirms and account statements, please advise the MSDW affiliate(s) where you maintain your account or MSDW Online to have duplicate copies of your trade confirms and account statements sent to the Local Compliance Group for each account an Employee has, or as a result of the transaction acquires, any direct or indirect beneficial ownership. (as defined in sub-section C.4.)

                           (e)      Filing

                                    After all required signatures are obtained, the Personal Securities Transaction Approval Form must be filed with the Local Compliance Group by noon of the day following execution of the trade for filing in the respective individual's Code of Ethics file. The Employee should retain a copy for his/her records. (The Local Compliance Group will also retain a copy of the form if a pre-clearance request is denied.)

                  2. Factors Considered in Pre-Clearance of Personal Securities Transactions

                           In addition to the requirements set forth under sub-section C.1.(a) above, the Local Compliance Group and/or, if applicable, designated Senior Portfolio Manager/immediate trading room supervisor (as appropriate), in keeping with the general principles and objectives of this Code, may refuse to grant pre-clearance of a Personal Securities Transaction in their sole discretion without being required to specify any reason for the refusal. Generally, the following factors, among others, will be considered in determining whether or not to clear a proposed transaction:

                           (a) Whether the amount or the nature of the transaction, or the person making it, is likely to affect the price or market of security that is held by a Fund or a Managed Account.

                           (b) Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or considered on behalf of any Fund or Managed Account.

         (c) Whether the transaction is non-volitional on the part of the individual.

                  3.       Exempt Securities

                           (a)      The securities listed below are exempt from:
                                    (i) the restrictions of Section VI.,
                                    sub-sections B.1., B.7. and B.8.; (ii) the pre-clearance requirements of sub-section C.; and (iii) the initial, quarterly and annual reporting requirements of sub-section
                                    D. Accordingly, it is not necessary to
                                    obtain pre-clearance for Personal Securities
                                    Transactions in any of the following
                                    securities, nor is it necessary to report such securities in the quarterly transaction reports or the initial and annual securities holdings list:

                                    (i)      U.S. Government Securities(12)

                                    (ii)     Bank Certificates of Deposit;

                                    (iii)    Bankers' Acceptances;

                                    (iv)     Commercial Paper;

                                    (v)      High Quality Short-Term Debt
                                             Instruments (including repurchase
                                             agreements);

                                    (vi)     U.S. Government Agency
                                             Securities(2); and

                                    (vii)    Open-end investment companies
                                             (mutual funds.) (Closed-end funds
                                             must be pre-cleared and are subject
                                             to all other reporting
                                             requirements.)

                           (b) Transactions in redeemable Unit Investment Trusts and purchases under an issuer's direct stock purchase plan or automatic dividend reinvestment plan are exempt from the restrictions contained in sub-sections B.1., B.7. and B.8 and the pre-clearance requirement of sub-section C., but are subject to the initial, quarterly and annual reporting requirements of sub-section D. (All Employees wishing to utilize these types of plans must submit a memorandum to the Local Compliance Group stating the name and the amount to be invested in the plan. Any sale transactions from an automatic dividend reinvestment plan must be pre-approved.)

                           (c) Due to the fact that Morgan Stanley Dean Witter & Co. stock ("MWD") may not be purchased by any actively managed Fund (other than index-type funds) or any Managed Account, transactions in such stock (including exercise of stock option grants) are exempt from the restrictions of sub-section B.7. However, MWD stock holdings and transactions in MWD stock(13) remain subject to the quarterly and annual reporting requirements of sub-section D.

-----------------


(12) For foreign offices, the equivalent shares in fixed income securities issued by the government of their respective jurisdiction; however, such securities are subject to the initial and annual reporting requirements of sub-section D.

(13) In connection with the sale of MWD stock, periodic purchases through employer sponsored equity purchase plans shall not be looked to in calculating the 30-day holding period restriction or the 60-day short swing profit restriction, provided that stock in an amount greater than or equal to the amount being sold was held prior to the beginning of the applicable 30-day/60-day period.

                                    as well as the 30-day holding period
                                    restriction and the 60-day short swing
                                    profit restriction in Section B.1. (except in connection with the sale of MWD stock acquired through the exercise of employee stock options) and the pre-clearance requirements of sub-section C. The restrictions imposed by MSDW on Senior Management and other persons in connection with transactions in MWD stock are in addition to this Code, and must be observed to the extent applicable.

                  4.       Accounts Covered

                           An Employee must obtain pre-clearance for any Personal Securities Transaction if such Employee has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security.

         The term "beneficial ownership" shall be interpreted with reference to the definition contained in the provisions of Section 16 of the Securities Exchange Act of 1934. Generally, a person is regarded as having beneficial ownership of securities held in the name of:

                           (a)      the individual; or

                           (b)      a husband, wife or a minor child; or

                           (c)      a relative sharing the same house; or

                           (d)      other person if the Employee:

                                    (i)      obtains benefits substantially
                                             equivalent to ownership of the
                                             securities;

                                    (ii)     can obtain ownership of the
                                             securities immediately or at some
                                             future time; or

                                    (iii)    can have investment discretion or
                                             otherwise can exercise control.

         The final determination of beneficial ownership is a question to be determined in light of the facts of each particular case and the above is not an exclusive list of examples. If there are any questions as to beneficial ownership, please contact your Local Compliance Group.

                  5.       Exemption from Pre-clearance Requirement

                           Pre-clearance is not required for any account where the Employee does not have direct or indirect beneficial ownership. In case of doubt as to whether an account is covered by this Code, Employees must consult with their Local Compliance Group.

         D.       Report of Transactions

                  1.       Transactions and Accounts Covered

                           (a) All Personal Securities Transactions in Covered Securities must be reported in the next quarterly transaction report after the transaction is effected. The quarterly report shall contain the following information:

                                    (i)      The date of the transaction, the
                                             title, interest rate and maturity
                                             date (if applicable), number of
                                             shares and principal amount of each
                                             security involved;

                                    (ii)     The nature of the transaction
                                             (i.e., purchase, sale, or any other
                                             type of acquisition or
                                             disposition);

                                    (iii)    The price at which the purchase or
                                             sale was effected;

                                    (iv)     The name of the broker, dealer, or
                                             bank with, or through which, the
                                             purchase or sale was effected; and

                                    (v)      The date the report was submitted
                                             to the Local Compliance Group by
                                             such person.

                                    In addition, any new brokerage account(s) opened during the quarter without approval from the Local Compliance Group as well as the date(s) the account(s) was (were) opened must be reported. The report must contain the following information:

                                    (i)      The name of the broker, dealer, or
                                             bank with whom the account was
                                             established;

                                    (ii)     The date the account was
                                             established; and

                                    (iii)    The date the report was submitted
                                             to the Local Compliance Group.

                           (b) An Employee need not make a quarterly transaction report if he/she: (i) maintains only an MSDW brokerage account or an MSDW Online Account and the report would duplicate information contained in the broker trade confirms, system generated reports or account statements received by the Local Compliance Group; and (ii) has not opened any new brokerage accounts or mutual fund accounts with brokerage facilities without obtaining approval from their Local Compliance Group during the quarter.

                  2.       Time of Reporting

                           (a) Initial Listing of Securities Holdings and Brokerage Accounts Report

                                    Each Access Person must provide an Initial
                                    Listing of Securities Holdings and Brokerage
                                    Accounts Report to their Local Compliance
                                    Group disclosing: (i) all Covered
                                    Securities, including private placement
                                    securities, beneficially owned by the Access
                                    Person listing the title of the security, number of shares held, and principal amount of the security; (ii) the name of the broker dealer or financial institution where the Access Person maintains a personal account; and (iii) the date the report is submitted by the Access Person. New Access Persons will be required to provide a listing as of the date such person becomes an Access Person of all holdings in Covered Securities and all outside brokerage accounts and mutual fund accounts with brokerage facilities. This report must be provided no later than 10 calendar days after a person becomes an Access Person.

                           (b) Quarterly Securities Transactions and New Brokerage Account(s) Reports

                                    Quarterly Securities Transactions and New
                                    Brokerage Account(s) Reports must be
                                    submitted by Employees within 10 calendar days after the end of each calendar quarter. Any new brokerage account(s) opened during the quarter without their Local Compliance Group's prior approval, as well as the date(s) the account(s) was (were) opened, must be reported within 10 calendar days after the end of each calendar quarter.

                           (c) Annual Listing of Securities Holdings Reports and Certification of Compliance

                                    The Annual Listing of Securities Holdings
                                    Report and Certification of Compliance
                                    requires all Employees to provide an annual listing of holdings of: (i) all Covered Securities beneficially owned, listing the title of the security, number of shares held, and principal amount of the security as of December 31 of the preceding year,
                                    (ii) the name of any broker dealer or
                                    financial institution where the account(s) in which Covered Securities were maintained, as of December 31 of the preceding year; and
                                    (iii) the date the report is submitted. This report must be provided no later than 30 calendar days after December 31 each year. In the case of Employees maintaining MSDW brokerage accounts or MSDW Online Accounts for which broker trade confirms, system generated reports or account statements are already received on a quarterly basis by the Local Compliance Group, an annual certification (Certification of Compliance) that the holdings information already provided to the Local Compliance Group accurately reflects all such holdings will satisfy the aforementioned requirement.

                  3.       Form of Reporting

                           The Initial Listing of Securities Holdings and Brokerage Accounts Report, Quarterly Securities Transactions and New Brokerage Account(s) Reports, and the Annual

                           Listing of Securities Holdings Report and
                           Certification of Compliance must be completed on the appropriate forms provided by each Local Compliance Group. By not submitting a quarterly transaction report form, an Employee will be deemed to have represented, that such person has: (i) only executed reportable transactions in an account as defined in
                           Section VI., sub-section D.1. (b) above; or (ii) only traded securities exempt from the reporting requirements defined in Section VI., sub-section C.3.(a) above. Copies of the Initial Holdings Report and Brokerage Accounts Report, Quarterly Securities Transactions and New Brokerage Account(s) Reports, and the Annual Listing of Securities Holdings Report and Certification of Compliance, which may be revised from time to time, are attached as EXHIBITS D, E, AND F, respectively.

                  4.       Responsibility to Report

                           The responsibility for reporting is imposed on each individual required to make a report. Any effort by an MSDW Affiliated Adviser, Services and/or the Distributors to facilitate the reporting process does not change or alter that individual's responsibility.

                  5.       Leave of Absence

                           Employees of each MSDW Affiliated Adviser, Services or the Distributors on leave of absence may not be subject to the pre-clearance and reporting provisions of the Code, provided they meet the requirements for such exception specified in Section IV. above.

                  6.       Where to File Report

                           All reports must be filed by Employees with their Local Compliance Group.

                  7.       Responsibility to Review

         Each Local Compliance Group will review all Initial Listing of Securities Holdings and Brokerage Accounts Reports, Quarterly Securities Transactions and New Brokerage Account(s) Reports, and Annual Listing of Securities Holdings Reports and Certification of Compliance, filed by Employees, as well as broker confirmations, system generated reports, and account statements.

VII.     Review Committee

         A Code of Ethics Review Committee, consisting of the President/Chief Operating Officer, Chief Investment Officer, Chief Legal Officer, Chief Operations Officer, Chief Strategic Officer, Chief Sales and Marketing Officer, and the Chief Administrative Officer - Investments of MSDW Asset Management will review and consider any proper request of an Employee for relief or exemption from any restriction, limitation or procedure contained herein consistent with the principles and objectives outlined in Sections II. and III. of this Code. The Committee shall meet on an ad hoc basis, as it deems necessary upon written request by an Employee stating the basis for the requested relief. The Committee's decision is within its sole discretion.

VIII.    Service as a Director

         No Employee may serve on the board of any company without prior approval of the Code of Ethics Review Committee. If such approval is granted, it will be subject to the implementation of information barrier procedures to isolate any such person from making investment decisions for Funds or Managed Accounts concerning the company in question.

IX.      Gifts

         No Employee shall accept directly or indirectly anything of value, including gifts and gratuities, in excess of $100 per year from any person or entity that does business with any Fund or Managed Account, not including occasional meals or tickets to theater or sporting events or other similar entertainment.(14)

X.       Sanctions

         Upon discovering a violation of this Code, any of MSDW Affiliated Advisers, Services or the Distributors may impose such sanctions as they deem appropriate, including a reprimand (orally or in writing), demotion, suspension or termination of employment and/or other possible sanctions. The President/Chief Operating Officer of MSDW Asset Management, in his sole discretion, is authorized to determine the choice of sanctions to be imposed in specific cases, including termination of employment.

-----------------

(14)     For MSAITM-Tokyo, the receipt of gifts shall not be in excess of
(Y)20,000 per year.

XI.      Addendum for Van Kampen Investments (Effective October 15, 2001)

         EXCEPT AS PROVIDED BELOW, ALL DIRECTORS, OFFICERS, AND EMPLOYEES OF VAN KAMPEN INVESTMENTS INC. AND ITS SUBSIDIARIES (COLLECTIVELY, THE VAN KAMPEN ENTITIES) SHALL BE DEEMED TO BE "ACCESS PERSONS" SUBJECT TO ALL THE PROVISIONS SET FORTH IN THE MORGAN STANLEY ASSET MANAGEMENT CODE OF ETHICS (THE "CODE"). EACH VAN KAMPEN ENTITY SHALL BE DEEMED TO BE A "MORGAN STANLEY AFFILIATED ADVISER" AND SUBJECT TO ALL THE PROVISIONS SET FORTH IN THE CODE FOR MORGAN STANLEY AFFILIATED ADVISORS. ALL SUCH PERSONS ARE ALSO REFERRED TO THE CODE OF CONDUCT; THE REQUIREMENTS OF WHICH THEY ARE HEREBY SUBJECT TO.

         Any employee of a Van Kampen Entity who is an investor services representative or employee of Van Kampen Investor Services Inc. (the "Transfer Agent") provided such representative or employee does not, in connection with his or her regular functions or duties, make; participate in, or obtain information regarding the purchase or sale of a Covered Security by a Fund, or whose functions do not relate to the making of any recommendations with respect to the purchases or sales; and (ii) are not "natural persons" in a control relationship to the Fund or the Fund's adviser who obtains information concerning recommendations to the Fund with regard to the purchase or sale of Covered Securities by the Fund (collectively "Excluded Van Kampen Employees") ARE NOT REQUIRED TO:

         (i) File the Initial Listing of Securities Holdings and Brokerage Accounts Report, the Annual Listing of Securities Holdings Report and Certification of Compliance, or Quarterly Securities Transactions and New Brokerage Account(s) Report as set forth in of Section VI. sub-section D; or

         (ii) Adhere to the restriction to hold Covered Securities beyond 30 calendar days from purchase date as set forth in Section VI. sub-section B. 1.

         No Van Kampen Entity Access Person shall purchase or sell any Covered Security which, to their knowledge, at the time of such purchase or sale: (i) is being considered for purchase or sale by a Fund or a Managed Account; (ii) is being purchased or sold by a Fund or a Managed Account; or (iii) with respect to a UIT client, the UIT client has a pending order in that same Covered Security on the initial date of deposit.

         The definition of portfolio managers shall also extend to any person who exercises investment discretion on behalf of an adviser for a Client, including those persons who are involved in determining, or have knowledge concerning, the composition of the portfolios of UITs prior to deposit.

XII.     Employee Certification

         All Employees of each MSDW Affiliated Adviser, Services and the Distributors are required to sign a copy of this Code indicating their understanding of, and their agreement to abide by the terms of this Code.

         In addition, all Employees of each MSDW Affiliated Adviser, Services and the Distributors will be required to certify annually that: (i) they have read and understand the terms of this Code and recognize the responsibilities and obligations incurred by their being subject to this Code; and (ii) they are in compliance with the requirements of this Code, including but not limited to the reporting of all brokerage accounts, and the pre-clearance of all non-exempt Personal Securities Transactions in accordance with this Code.

                             EMPLOYEE CERTIFICATION

I HAVE READ AND UNDERSTAND THE TERMS OF THE ABOVE CODE. I RECOGNIZE THE RESPONSIBILITIES AND OBLIGATIONS, INCLUDING BUT NOT LIMITED TO MY QUARTERLY TRANSACTION, ANNUAL LISTING OF HOLDINGS, AND INITIAL HOLDINGS REPORTING OBLIGATIONS (AS APPLICABLE), INCURRED BY ME AS A RESULT OF MY BEING SUBJECT TO THIS CODE. I HEREBY AGREE TO ABIDE BY THE CODE.



-----------------------------------         -----------------------------------
(Signature)                                 (Date)



-----------------------------------
(Print name)

MORGAN STANLEY ASSET MANAGEMENT CODE OF ETHICS

Dated: January 29, 2001

ADDENDUM FOR VAN KAMPEN INVESTMENTS

Dated:  October 15, 2001
------------------------

                                Exhibit 23(p)(26)
                         Capital Guardian Trust Company
                                 Code of Conduct

All of us within the Capital organization are responsible for maintaining the very highest ethical standards when conducting business. In keeping with these standards, we must never allow our own interests to be placed ahead of our shareholders' and clients' interests.

Over the years we have earned a reputation for the highest integrity. Regardless of lesser standards that may be followed through business or community custom, we must observe exemplary standards of honesty and integrity.

REPORTING VIOLATIONS

If you know of any violation of our Code of Conduct, you have a responsibility to report it. Deviations from controls or procedures that safeguard the company, including the assets of shareholders and clients, should also be reported.

You can report confidentially to:

-        Your manager or department head

-        CGC Audit Committee:

                  Walter P. Stern - Co-Chairman
                  Thomas M. Rowland - Co-Chairman
                  Eugene D. Barron
                  James M. Brown
                  Larry P. Clemmensen
                  Roberta A. Conroy
                  Thomas J. Hamblin
                  J. Dale Harvey
                  Lee Ann Jarrell
                  Solomon M. Kamm
                  Ida Levine
                  John V. McLaughlin
                  Donald D. O'Neal
                  John Smet
                  Antonio Vegezzi
                  Catherine M. Ward
                  J. Kelly Webb
                  William Hurt - Emeritus

-        Mike Downer or any other lawyer in the CGC Legal Group

-        Don Wolfe of Deloitte & Touche LLP (CGC's auditors)

                    CGC Gifts Policy - Conflicts of Interest

         A conflict of interest occurs when the private interests of associates interfere or could potentially interfere with their responsibilities at work. Associates must not place themselves or the company in a position of actual or potential conflict. Associates may not accept gifts worth more than $100, excessive business entertainment, loans, or anything else involving personal gain from those who conduct business with the company. In addition, a business entertainment event exceeding $200 in value should not be accepted unless the associate receives permission from the Gifts Policy Committee. Finally, in soliciting political or charitable donations from various people in the business community, associates must never allow the present or anticipated business relationships of CGC or any of its affiliates to be a factor in soliciting such contributions.

                                    REPORTING

         Although the limitations on accepting gifts applies to all associates as described above, some associates will be asked to fill out quarterly reports. If you receive a reporting form, you must report any gift exceeding $50 (although it is recommended that you report all gifts received) and business entertainment in which an event exceeds $75.

GIFTS POLICY COMMITTEE

         The Gifts Policy Committee oversees administration of and compliance with the Policy.

                                 INSIDER TRADING

         Antifraud provisions of the federal securities laws generally prohibit persons while in possession of material nonpublic information from trading on or communicating the information to others. Sanctions for violations can include civil injunctions, permanent bars from the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines and jail sentences.

         While investment research analysts are most likely to come in contact with material nonpublic information, the rules (and sanctions) in this area apply to all CGC associates and extend to activities both within and outside each associate's duties.

                            PERSONAL INVESTING POLICY

         As an associate of the Capital Group companies, you may have access to confidential information. This places you in a position of special trust.

         You are associated with a group of companies that is responsible for the management of many billions of dollars belonging to mutual fund shareholders and other clients. The law, ethics and our own policy place a heavy burden on all of us to ensure that the highest standards of honesty and integrity are maintained at all times.

         There are several rules that must be followed to avoid possible conflicts of interest in personal securities transactions.

ALL ASSOCIATES

         Information regarding proposed or partially completed plans by CGC companies to buy or sell specific securities must not be divulged to outsiders. In addition, associates who receive information about recommendations to purchase or sell securities or impending fund or client account transactions should refrain from trading personally on the information. Favors or preferential treatment from stockbrokers may not be accepted.

         Associates may not subscribe to ANY initial public offering (IPO). Generally, this prohibition applies to spouses of associates and any family member residing in the same household. However, an associate may request that the Personal Investing Committee consider granting an exception under special circumstances.

COVERED PERSONS

         Associates who have access to investment information in connection with their regular duties are generally considered "covered persons." If you receive a quarterly personal securities transactions report form, you are a covered person.

         Covered persons must conduct their personal securities transactions in such a way that they do not conflict with the interests of the funds and client accounts. This policy also includes securities transactions of family members living in the covered person's household and any trust or custodianship for which the associate is trustee or custodian. A conflict may occur if you, a family member in the same household, a trust or custodianship for which you are trustee or custodian have a transaction in a security when the funds or client accounts are considering or concluding a transaction in the same security.

         Additional rules apply to "investment associates" including portfolio counselors/managers, research analysts, traders, portfolio control associates, and investment administration personnel (see below).

PRE-CLEARANCE OF SECURITIES TRANSACTIONS

         Before buying or selling securities, covered persons must check with the staff of the Personal Investing Committee. You will generally receive a response within one business day. Unless a shorter period is specified, clearance is good for two trading days (including the day you check). If you have not executed your transaction within this period, you must again pre-clear your transaction. Note that investments in private placements and venture capital partnerships must be pre-cleared and reported and are subject to special review.

         Covered persons must PROMPTLY submit quarterly reports of certain transactions. You will receive reporting forms each quarter that are due no later than 10 days after the end of the quarter. Transactions of securities (including fixed-income securities) or options must be pre-cleared as described above and reported except as outlined below:

       REPORT ONLY (NO NEED TO PRE-CLEAR):

         -        distributions of stock from the Sequoia employee partnerships

         - gifts or bequests (either receiving or giving) of securities (note that sales of securities received as a gift must be both pre-cleared and reported)

         - debt instruments rated "A" or above by at least one national rating service

         -        sales pursuant to tender offers

         -        dividend reinvestments

         -        options or futures on currencies

         - options or futures or purchases or sales of certain index funds. See attached pre-approved list (Appendix A)

       DO NOT PRE-CLEAR OR REPORT:

         -        open-end investment companies (mutual funds)

         -        money market instruments with maturities of one year or less

         -        direct obligations of the U.S. Government

         -        bankers' acceptances, CDs or other commercial paper

         -        commodities

         - transactions in accounts that you have completely turned over investment decision-making authority to a professional money manager (see "Professionally Managed Accounts" below)

       PROHIBITED TRANSACTIONS:

         -        IPO investments

         - writing puts and calls on securities that are subject to pre-clearance

         -        short sales of securities that are subject to pre-clearance

         Personal investing should be viewed as a privilege, not a right. As such, limitations may be placed on the number of pre-clearances and/or transactions as deemed appropriate by the Personal Investing Committee.

SECURITIES ACCOUNTS

1.       DISCLOSURE OF ACCOUNTS

         The following types of accounts must be disclosed:

         - accounts currently holding securities that are subject to pre-clearance or reporting

         - accounts that have the ability to hold securities that are subject to pre-clearance or reporting

         - accounts where you (or immediate family members residing with you) has completely turned over investment decision-making authority to a professional money manager

         You do not need to disclose accounts that can only hold open-end mutual funds or cash or cash equivalents.

2.       DUPLICATE ACCOUNT STATEMENTS AND TRADE CONFIRMATIONS

         Covered persons should inform their investment broker-dealers that they are employed by an investment organization. U.S. broker-dealers are subject to certain rules designed to prevent favoritism toward such accounts. Associates may not accept negotiated commission rates or any other terms that they believe may be more favorable than the broker-dealer grants to accounts with similar characteristics.

         In addition, covered persons must direct their broker-dealers to send copies of all trade confirmations and account statements for all new or existing accounts on a timely basis to: The Legal Group of The Capital Group Companies, Inc. ALL DOCUMENTS RECEIVED ARE KEPT STRICTLY CONFIDENTIAL.(15)

         Associates with securities accounts outside the U.S. where the broker is unable to provide duplicate statements and trade confirmations directly, should provide copies to the appropriate locations.

3.       PROFESSIONALLY MANAGED ACCOUNTS

         Transactions and holdings in accounts where you have COMPLETELY turned over decision making authority to a professional money manager (who is not covered by our policy) do not need to be disclosed in quarterly transaction and annual holding reporting forms. HOWEVER:

         - the existence of the account and account number must be disclosed on the Securities Account Disclosure form

         - you should have a signed "Professionally Managed Account Exception Memo" on file with the staff of the Personal Investing Committee (except PIM accounts)

         - Investment associates should still disclose securities held in professionally managed accounts when completing the quarterly disclosure form for securities held both personally and professionally and/or securities held personally within an analyst's research responsibility

ANNUAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS

         Covered persons will be required to disclose all personal securities holdings upon commencement of employment (or upon becoming a covered person) and thereafter on an annual basis. Reporting forms will be supplied for this purpose.

ANNUAL RECERTIFICATION

         All covered persons will be required to certify annually that they have read and understood the Personal Investing Policy. Further, covered persons are required to certify at least annually that they have complied with the requirements of the code of ethics and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the code.

-----------------

(15) Information about particular transactions may be provided to an associate's supervisor or appropriate human resources manager by Personal Committee staff where the transactions are in violation of the Policy, may impact the associate's job performance, or raise conflict of interest-related issues.

ADDITIONAL POLICIES FOR "INVESTMENT  ASSOCIATES"

         1.       INVESTMENT ASSOCIATES

                  Unless otherwise specified, the term "investment associates" includes portfolio managers/counselors, research analysts, traders, associates in investment administration, and associates in portfolio control.

         2.       DISCLOSURE OF PERSONAL OWNERSHIP OF RECOMMENDED SECURITIES

                  Ownership of securities that are held professionally as well as personally will be reviewed on a periodic basis by the staff of the Personal Investing Committee and may also be reviewed by the applicable Investment Sub-Committees or other appropriate CGC Committee. In addition, to the extent that disclosure has not already been made to the Personal Investing Committee (by including information on the quarterly form), any associate who is in a position to recommend the purchase or sale of securities by the fund or client accounts that s/he personally owns should first disclose such ownership either in writing (in a company write-up) or orally (when discussing the company at investment meetings) prior to making a recommendation.(16) If you have any questions, you should contact the staff of the Personal Investing Committee.

         3.       BLACKOUT PERIOD

                  Investment associates may not buy or sell a security during a period beginning seven calendar days before and ending seven calendar days after a fund or client account that is managed by the company(ies) with which the individual has investment responsibility transacts in that security. If a fund or client account transaction takes place in the seven calendar days following a pre-cleared transaction by an investment associate, the personal transaction will be reviewed by the Personal Investing Committee to determine the appropriate action, if any. For example, the Committee may recommend that the associate be subject to a price adjustment to ensure that he or she has not received a better price than the fund or client account.

         4.       BAN ON SHORT-TERM TRADING PROFITS

                  Investment associates are generally prohibited from profiting from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 days. THIS RESTRICTION APPLIES TO THE PURCHASE OF AN OPTION AND THE EXERCISE OF THE OPTION WITHIN 60 DAYS.

         5.       SERVICE AS A DIRECTOR

                  Investment associates must obtain authorization prior to serving on the boards of directors or advisory boards of public or private companies by calling CAR at x99970. In general, associates should refrain from serving on boards of public or private companies.

                  In addition, other CGC associates should notify the Legal Group prior to serving on the board of a public or private company.

-----------------

(16) Note that this disclosure requirement is consistent with both AIMR standards as well as the ICI Advisory Group Guidelines.

PERSONAL INVESTING COMMITTEE

         Any questions or hardships that result from these policies or requests for exceptions should be referred to CGC's Personal Investing Committee by calling the staff of the Personal Investing Committee.

                                   Appendix A

                             Broad-based Index Funds

SYMBOL                                                  NAME
------                                                  ----
 DIA                                                      The Dow Industrials DIAMONDS
 QQQ                                                   Nasdaq-100 Index Tracking Stock
 SPY                                             Standard & Poor's Depositary Receipts
 MDY                                  Standard & Poor's MidCap 400 Depositary Receipts
 FFF                                              The FORTUNE 500 Index Tracking Stock
 FFX                                                             The FORTUNE 500 Index
 EFA                                                      iShares MSCI EAFE Index Fund
 IJH                                                 iShares S&P MidCap 400 Index Fund
 IVV                                                        iShares S&P 500 Index Fund
 IWB                                                   iShares Russell 1000 Index Fund
 IWF                                            iShares Russell 1000 Growth Index Fund
 IWD                                             iShares Russell 1000 Value Index Fund
 IWM                                                   iShares Russell 2000 Index Fund
 IWV                                                   iShares Russell 3000 Index Fund
 IVW                                           iShares S&P 500/BARRA Growth Index Fund
 IVE                                            iShares S&P 500/BARRA Value Index Fund
 IJR                                               iShares S&P SmallCap 600 Index Fund
 IYY                                    iShares Dow Jones U.S. Total Market Index Fund
 IKC                                                     iShares S&P/TSE 60 Index Fund
 VXF                                                   Vanguard Extended Market VIPERs
 VTI                                                Vanguard Total Stock market VIPERs

                                EXHIBIT 23(P)(27)

                              PIMCO CODE OF ETHICS

                        Effective as of December 31, 2001

                                  INTRODUCTION

                               GENERAL PRINCIPLES

         This Code of Ethics is based on the principle that you, as a director, officer or other Advisory Employee of Pacific Investment Management Company ("PIMCO"), owe a fiduciary duty to, among others, the shareholders of the Funds and other clients (together with the Funds, the "Advisory Clients") for which PIMCO serves as an advisor or subadvisor. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

         At all times, you must observe the following GENERAL RULES:

         1. YOU MUST PLACE THE INTERESTS OF OUR ADVISORY CLIENTS FIRST. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You must adhere to this general fiduciary principle as well as comply with the Code's specific provisions. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of your fiduciary duties or that create an appearance of such abuse.

                  YOUR FIDUCIARY OBLIGATION APPLIES NOT ONLY TO YOUR PERSONAL TRADING ACTIVITIES BUT ALSO TO ACTIONS TAKEN ON BEHALF OF ADVISORY CLIENTS. IN PARTICULAR, YOU MAY NOT CAUSE AN ADVISORY CLIENT TO TAKE ACTION, OR NOT TO TAKE ACTION, FOR YOUR PERSONAL BENEFIT RATHER THAN THE BENEFIT OF THE ADVISORY CLIENT. FOR EXAMPLE, YOU WOULD VIOLATE THIS CODE IF YOU CAUSED AN ADVISORY CLIENT TO PURCHASE A SECURITY OR FUTURES CONTRACT YOU OWNED FOR THE PURPOSE OF INCREASING THE VALUE OF THAT SECURITY OR FUTURES CONTRACT. IF YOU ARE A PORTFOLIO MANAGER OR AN EMPLOYEE WHO PROVIDES INFORMATION OR ADVICE TO A PORTFOLIO MANAGER OR HELPS EXECUTE A PORTFOLIO MANAGER'S DECISIONS, YOU WOULD ALSO VIOLATE THIS CODE IF YOU MADE A PERSONAL INVESTMENT IN A SECURITY OR FUTURES CONTRACT THAT MIGHT BE AN APPROPRIATE INVESTMENT FOR AN ADVISORY CLIENT WITHOUT FIRST CONSIDERING THE SECURITY OR FUTURES CONTRACT AS AN INVESTMENT FOR THE ADVISORY CLIENT.

         2. YOU MUST CONDUCT ALL OF YOUR PERSONAL INVESTMENT TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE AND THE PIMCO ADVISORS L.P. INSIDER TRADING POLICY AND PROCEDURES (THE "INSIDER TRADING POLICY"), AND IN SUCH A MANNER AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF YOUR POSITION OF TRUST AND RESPONSIBILITY. PIMCO encourages you and your family to develop personal investment programs. However, those investment programs must remain within boundaries reasonably necessary to ensure that appropriate safeguards exist to protect the interests of our Advisory Clients and to avoid even the APPEARANCE of unfairness or impropriety. Accordingly, YOU MUST COMPLY WITH THE POLICIES AND PROCEDURES SET FORTH IN THIS

                  CODE UNDER THE HEADING PERSONAL INVESTMENT TRANSACTIONS. In addition, you must comply with the policies and procedures set forth in the INSIDER TRADING POLICY, which is attached to this Code as Appendix II. Doubtful situations should be resolved in favor of our Advisory Clients and against your personal trading.

         3. YOU MUST NOT TAKE INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, perquisites, gifts or gratuities from persons seeking business with PIMCO directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading GIFTS AND SERVICE AS A DIRECTOR. Doubtful situations should be resolved against your personal interest.

                         THE GENERAL SCOPE OF THE CODE'S
                 APPLICATIONS TO PERSONAL INVESTMENT ACTIVITIES

         The Code reflects the fact that PIMCO specializes in the management of fixed income portfolios. The vast majority of assets PIMCO purchases and sells on behalf of its Advisory Clients consist of corporate debt Securities, U.S. and foreign government obligations, asset-backed Securities, money market instruments, foreign currencies, and futures contracts and options with respect to those instruments. For its StocksPLUS Funds, PIMCO also purchases futures and options on the S & P 500 index and, on rare occasions, may purchase or sell baskets of the stocks represented in the S & P 500. For its Convertible Fund and other Advisory Clients, PIMCO purchases convertible securities that may be converted or exchanged into underlying shares of common stock. Other PIMCO Funds may also invest in convertible securities. The Convertible Fund and other Advisory Clients may also invest a portion of their assets in common stocks.

         Rule 17j-1 under the Investment Company Act of 1940 requires REPORTING of all personal transactions in Securities (other than certain Exempt Securities) by certain persons, whether or not they are Securities that might be purchased or sold by PIMCO on behalf of its Advisory Clients. The Code implements that reporting requirement.

         However, since the purpose of the Code is to avoid conflicts of interest arising from personal trading activities in Securities and other instruments that are held or might be acquired on behalf of our Advisory Clients, this Code only places RESTRICTIONS on personal trading activities in such investments. As a result, this Code does not place restrictions (beyond reporting) on personal trading in most individual equity Securities. Although equities are Securities, they are not purchased or sold by PIMCO on behalf of the vast majority of PIMCO's Advisory Clients and PIMCO has established special procedures to avoid conflicts of interest that might otherwise arise from personal trading in such equity securities. On the other hand, this Code does require reporting and restrict trading in certain Futures Contracts which, although they are not Securities, are instruments in which PIMCO frequently trades for many of its Advisory Clients.

         This Code applies to PIMCO's officers and directors as well as to all of its Advisory Employees. The Code recognizes that portfolio managers and the investment personnel who provide them with advice and who execute their decisions occupy more sensitive positions than other Advisory Employees and that it is appropriate to subject their personal investment activities to greater restrictions.

                          THE ORGANIZATION OF THE CODE

         The remainder of this Code is divided into three sections. The first section concerns PERSONAL INVESTMENT TRANSACTIONS. The second section describes the restrictions on GIFTS AND SERVICE AS A DIRECTOR. The third section summarizes the methods for ensuring COMPLIANCE under the Code. In addition, the following APPENDICES are also a part of this Code:

I.       Definitions of Capitalized Terms
II.      The PIMCO Advisors L.P. Insider Trading Policy and Procedures
III.     Form for Acknowledgment of Receipt of this Code
IV.      Form for Annual Certification of Compliance with this Code
V.       Form for Initial Report of Accounts
VI.      Form for Quarterly Report of Investment Transactions
VII.     Form for Annual Holdings Report
VIII.    Preclearance Request Form
IX.      Preclearance Request Form - PIMCO Closed End Funds
X.       List of PIMCO Compliance Officers

                                    QUESTIONS

         Questions regarding this Code should be addressed to a Compliance Officer listed on Appendix X. Those Compliance Officers compose the PIMCO Compliance Committee.

                        PERSONAL INVESTMENT TRANSACTIONS

                                   IN GENERAL

         Subject to the limited exceptions described below, you are required to report all Investment Transactions in SECURITIES AND FUTURES CONTRACTS made by you, a member of your Immediate Family or a trust in which you have an interest, or on behalf of any account in which you have an interest or which you direct. In addition, you must PRECLEAR certain Investment Transactions in SECURITIES AND FUTURES CONTRACTS THAT PIMCO HOLDS OR MAY ACQUIRE ON BEHALF OF AN ADVISORY CLIENT, INCLUDING CERTAIN INVESTMENT TRANSACTIONS IN RELATED SECURITIES.

         The details of these reporting and preclearance requirements are described below. This Code uses a number of capitalized terms, e.g. Advisory Employee, Beneficial Ownership, Designated Equity Security, Exempt Security, Fixed Income Security, Fund, Futures Contract, Immediate Family, Initial Public Offering, Investment Transaction, Personal Account, Portfolio Employee, Private Placement, Qualified Foreign Government, Related Account, Related Security, and Security. The definitions of these capitalized terms are set forth in Appendix
I. TO UNDERSTAND YOUR RESPONSIBILITIES UNDER THE CODE, IT IS IMPORTANT THAT YOU REVIEW AND UNDERSTAND THE DEFINITIONS IN APPENDIX I.

                              REPORTING OBLIGATIONS

         Notification Of Reporting Obligations

         As an Advisory Employee, you are required to report accounts and Investment Transactions in accordance with the requirements of this Code.

         Use Of Broker-Dealers And Futures Commission Merchants

         Unless you are an independent director, YOU MUST USE A REGISTERED BROKER-DEALER OR REGISTERED FUTURES COMMISSION MERCHANT to engage in any purchase or sale of a publicly-traded Security or Publicly-Traded Futures Contract. This requirement also applies to any purchase or sale of a publicly-traded Security or of a Publicly-Traded Futures Contract in which you have, or by reason of the Investment Transaction will acquire, a Beneficial Ownership interest. Thus, as a general matter, any Investment Transaction in publicly-traded Securities or Publicly-Traded Futures Contracts by members of your Immediate Family will need to be made through a registered broker-dealer or futures commission merchant.

         Initial Report

         Within 10 days after commencing employment or within 10 days of any event that causes you to become subject to this Code (e.g. promotion to a position that makes you an Advisory Employee), you shall supply to a Compliance Officer copies of the most recent statements for each and every Personal Account and Related Account that holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest, as well as copies of confirmations for any and all Investment Transactions subsequent to the effective date of those statements. These documents shall be supplied to the Compliance Officer by attaching them to the form appended hereto as Appendix V.

         On that same form you shall supply the name of any broker, dealer, bank or futures commission merchant and the number for any Personal Account and Related Account that holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest for which you cannot supply the most recent account statement. You shall also certify, where indicated on the form, that the contents of the form and the documents attached thereto disclose all such Personal Accounts and Related Accounts.

         In addition, you shall also supply, where indicated on the form, the following information for each Security or Futures Contract in which you have a Beneficial Ownership interest, to the extent that this information is not available from the statements attached to the form:

         1. A description of the Security or Futures Contract, including its name or title;

         2. The quantity (e.g. in terms of numbers of shares, units or contracts) and principal amount (in dollars) of the Security or Futures Contract; and

         3. The name of any broker, dealer, bank or futures commission merchant with which you maintained an account in which the Security or Futures Contract was held.

         New Accounts

         Immediately upon the opening of a NEW Personal Account or a Related Account that holds or is likely to hold a Security or a Futures Contract, you shall supply a Compliance Officer with the name of the broker, dealer, bank or futures commission merchant for that account, the identifying number for that Personal Account or Related Account, and the date the account was established.

         Timely Reporting Of Investment Transactions

         You must cause each broker, dealer, bank or futures commission merchant that maintains a Personal Account or a Related Account that holds a Security or a Futures Contract in which you have a Beneficial Ownership interest to provide to a Compliance Officer, on a timely basis, duplicate copies of trade confirmations of all Investment Transactions in that account and of periodic statements for that account ("duplicate broker reports").

         In addition, you must report to a Compliance Officer, on a timely basis, any Investment Transaction in a Security or a Futures Contract in which you have or acquired a Beneficial Ownership interest that was established without the use of a broker, dealer, bank or futures commission merchant.

         Quarterly Certifications And Reporting

         At the end of the first, second and third calendar quarters, a Compliance Officer will provide you with a list of all accounts that you have previously identified to PIMCO as a Personal Account or a Related Account that holds or is likely to hold a Security or Futures Contract. Within 10 days after the end of that calendar quarter, you shall make any necessary additions, corrections or deletions to that list and return it to a Compliance Officer with a certification that: (a) the list, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which you have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely duplicate broker reports for the calendar quarter just ended, and (b) the broker, dealer, bank or futures commission merchant for each account on the list has been instructed to send a Compliance Officer timely duplicate broker reports for that account.

         You shall provide, on a copy of the form attached hereto as Appendix VI, the following information for each Investment Transaction during the calendar quarter just ended, to the extent that the duplicate broker reports for that calendar quarter did not supply this information to PIMCO:

         1. The date of the Investment Transaction, the title, the interest rate and maturity date (if applicable), the number of shares or contracts, and the principal amount of each Security or Futures Contract involved;

         2. The nature of the Investment Transaction (i.e. purchase, sale or any other type of acquisition or disposition);

         3. The price of the Security or Futures Contract at which the transaction was effected; and

         4. The name of the broker, dealer, bank, or futures commission merchant with or through which the transaction was effected.

You shall provide similar information for the fourth calendar quarter on a copy of the form attached hereto as Appendix VII, which form shall also be used for the Annual Holdings Report described below.

         Annual Holdings Reports

         At the end of each calendar year, a Compliance Officer will provide to you promptly a list of all accounts that you have previously identified to PIMCO as a Personal Account or a Related Account that held or was likely to hold a Security or Futures Contract during that calendar year. Within 10 days after the end of that calendar year, you shall make any necessary additions, corrections or deletions to that list and return it to a Compliance Officer with a certification that: (a) the list, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that held Securities or Futures Contracts in which you had a Beneficial Ownership interest as of the end of that calendar year and for which PIMCO should have received or will receive an account statement of holdings as of the end of that calendar year, and (b) the broker, dealer, bank or futures commission merchant for each account on the list has been instructed to send a Compliance Officer such an account statement.

         You shall provide, on a copy of the form attached hereto as Appendix VII, the following information for each Security or Futures Contract in which you had a Beneficial Ownership interest, as of the end of the previous calendar year, to the extent that the previously referenced account statements have not supplied or will not supply this information to PIMCO:

         1. The title, quantity (e.g. in terms of numbers of shares, units or contracts) and principal amount of each Security or Futures Contract in which you had any Beneficial Ownership interest; and

         2. The name of any broker, dealer, bank or futures commission merchant with which you maintain an account in which any such Securities or Futures Contracts have been held or are held for your benefit.

In addition, you shall also provide, on that same form, Investment Transaction information for the fourth quarter of the calendar year just ended. This information shall be of the type and in the form required for the quarterly reports described above.

         Related Accounts

         The reporting and certification obligations described above also apply to any Related Account (as defined in Appendix I) and to any Investment Transaction in a Related Account.

         It is important for you to recognize that the definitions of "Related Account" and "Beneficial Ownership" in Appendix I may require you to provide, or to arrange for the broker, dealer, bank or futures commission merchant to furnish, copies of reports for any account used by or for a member of your Immediate Family or a trust in which you or a member of your Immediate Family has any vested interest, as well as for any other accounts in which you may have the opportunity, directly or indirectly, to profit or share in the profit derived from any Investment Transaction in that account.

         Exemptions From Reporting

         You need not report Investment Transactions in any account over which neither you nor an Immediate Family Member has or had any direct or indirect influence or control.

         You also need not report Investment Transactions in Exempt Securities (as defined in Appendix I) nor need you furnish, or require a broker, dealer, bank or futures commission merchant to furnish, copies of confirmations or periodic statements for accounts that hold only Exempt Securities. This includes accounts that only hold U.S. Government Securities, money market interests, or shares in open-end mutual funds. This exemption from reporting shall end immediately, however, at such time as there is an Investment Transaction in that account in a Futures Contract or in a Security that is not an Exempt Security.

                       PROHIBITED INVESTMENT TRANSACTIONS

         Initial Public Offerings of Equity Securities

         If you are a Portfolio Employee (as defined in Appendix I), you may not acquire Beneficial Ownership of any equity Security in an Initial Public Offering.

         Private Placements and Initial Public Offering of Debt Securities

         If you are a Portfolio Employee, you may not acquire a Beneficial Ownership interest in any Security through a Private Placement (or subsequently sell it), or acquire a Beneficial Ownership interest in any debt Security in an Initial Public Offering unless you have received the prior written approval of the Chief Executive Officer of PIMCO or of a Compliance Officer listed on Appendix X. Approval will not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you by virtue of your position with PIMCO.

         If, after receiving the necessary approval, you have acquired a Beneficial Ownership interest in Securities through a Private Placement, you must DISCLOSE that investment when you play a part in any consideration of any investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be INDEPENDENTLY REVIEWED by a portfolio manager who does not have a Beneficial Ownership interest in any Securities of the issuer.

         Allianz AG

         You may not engage in any Investment Transaction in securities of Allianz AG, except during the trading windows applicable to such transactions.

                                  PRECLEARANCE

         All Investment Transactions in Securities and Futures Contracts in a Personal Account or Related Account, or in which you otherwise have or will acquire a Beneficial Ownership interest, must be precleared by a Compliance Officer unless an Investment Transaction, Security or Futures Contract falls into one of the following categories that are identified as "exempt from preclearance."

         Preclearance Procedure

         Preclearance shall be requested by completing and submitting a copy of the applicable preclearance request form attached hereto as Appendix VIII or IX to a Compliance Officer. No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of the transaction by a Compliance Officer. The authorization and the date of authorization will be reflected on the preclearance request form. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of: (a) the close of business on the day the authorization is given, or (b) until you discover that the information on the preclearance request form is no longer accurate.

         The Compliance Officer from whom authorization is sought may undertake such investigation as he or she considers necessary to determine that the Investment Transaction for which preclearance has been sought complies with the terms of this Code and is consistent with the general principles described at the beginning of the Code.

         Before deciding whether to authorize an Investment Transaction in a particular Security or Futures Contract, the Compliance Officer shall determine and consider, based upon the information reported or known to that Compliance Officer, whether within the most recent 15 days: (a) the Security, the Futures Contract or any Related Security is or has been held by an Advisory Client, or
(b) is being or has been considered for purchase by an Advisory Client. The Compliance Officer shall also determine whether there is a pending BUY or SELL order in the same Security or Futures Contract, or in a Related Security, on behalf of an Advisory Client. If such an order exists, authorization of the personal

Investment Transaction shall not be given until the Advisory Client's order is executed or withdrawn. This prohibition may be waived by a Compliance Officer if he or she is convinced that: (a) your personal Investment Transaction is necessary, (b) your personal Investment Transaction will not adversely affect the pending order of the Advisory Client, and (c) provision can be made for the Advisory Client trade to take precedence (in terms of price) over your personal Investment Transaction.

         Exemptions From Preclearance

         Preclearance shall NOT be required for the following Investment Transactions, Securities and Futures Contracts. They are exempt only from the Code's preclearance requirement, and, unless otherwise indicated, remain subject to the Code's other requirements, including its reporting requirements.

                  Investment Transactions Exempt From Preclearance

         Preclearance shall NOT be required for any of the following Investment
Transactions:

         1. Any transaction in a Security or Futures Contract in an account that is managed or held by a broker, dealer, bank, futures commission merchant, investment adviser, commodity trading advisor or trustee and over which you do not exercise investment discretion, have notice of transactions prior to execution, or otherwise have any direct or indirect influence or control. There is a presumption that you can influence or control accounts held by members of your Immediate Family sharing the same household. This presumption may be rebutted only by convincing evidence.

         2.       Purchases of Securities under dividend reinvestment plans.

         3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities in which you have a Beneficial Ownership interest.

         4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities in which you have a Beneficial Ownership interest.

                  Securities Exempt From Preclearance
                  Regardless Of Transaction Size

         Preclearance shall NOT be required for an Investment Transaction in the following Securities or Related Securities, regardless of the size of that transaction:

         1. All "Exempt Securities" defined in Appendix I, i.e. U.S. Government Securities, shares in open-end mutual funds, and high quality short-term debt instruments.

         2. All closed-end mutual funds (other than any fund for which PIMCO serves as the investment advisor or sub-advisor), and rights distributed to shareholders in closed-end mutual funds.

         3.       All options on any index of equity Securities.

         4. All Fixed Income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

         5. All options on foreign currencies or baskets of foreign currencies (whether or not traded on an exchange or board of trade).

         6. EXCEPT FOR DESIGNATED EQUITY SECURITIES (as defined in Appendix I and discussed below), all equity Securities or options, warrants or other rights to equity Securities.

                  Securities Exempt from Preclearance
                  Depending On Transaction Size

         Preclearance shall NOT be required for an Investment Transaction in the following Securities or Related Securities if they do not exceed the specified transaction size thresholds (which thresholds may be increased or decreased by PIMCO upon written notification to employees in the future depending on the depth and liquidity of Fixed Income Securities or Tax-Exempt Municipal Bonds market):

         1. Purchases or sales of up to $1,000,000 (in market value or face amount whichever is greater) per calendar month per issuer of Fixed Income Securities issued by a Qualified Foreign Government.

         2. Purchases or sales of the following dollar values (measured in market value or face amount, whichever is greater) of corporate debt Securities, mortgage-backed and other asset-backed Securities, Tax-Exempt Municipal Bonds, taxable state, local and municipal Fixed Income Securities, structured notes and loan participations, and foreign government debt Securities issued by non-qualified foreign governments (hereinafter collectively referred to as "Relevant Debt Securities"):

                  a. Purchases or sales of up to $100,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was less than $50 million;

                  b. Purchases or sales of up to $500,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was at least $50 million but less than $100 million; or

                  c. Purchases or sales of up to $1,000,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was at least $100 million.

         Preclearance of Designated Equity Securities

         If a Compliance Officer receives notification from a Portfolio Employee that an equity Security or an option, warrant or other right to an equity Security is being considered for purchase or sale by PIMCO on behalf of one of its Advisory Clients, the Compliance Officer will send you an e-mail message or similar transmission notifying you that this equity Security or option, warrant or other right to an equity Security is now a "Designated Equity Security." A current list of Designated Equity Securities (if any) will also be available on the PIMCO intranet site. You must preclear any Investment Transaction in a Designated Equity Security or a Related Security during the period when that designation is in effect.

                  Futures Contracts Exempt From Preclearance
                  Regardless Of Transaction Size

         Preclearance shall NOT be required for an Investment Transaction in the following Futures Contracts, regardless of the size of that transaction (as indicated in Appendix I, for these purposes a "Futures Contract" includes a futures option):

         1.       Currency Futures Contracts.

         2.       U.S. Treasury Futures Contracts.

         3.       Eurodollar Futures Contracts.

         4.       Futures Contracts an any index of equity Securities.

         5. Futures Contracts on physical commodities or indices thereof (e.g. contracts for future delivery of grain, livestock, fiber or metals whether for physical delivery or cash).

         6.       Privately-Traded Contracts.

                  Futures Contracts Exempt From Preclearance
                  Depending On Transaction Size

         Preclearance shall NOT be required for an Investment Transaction in the following Futures Contracts if the total number of contracts purchased or sold during a calendar month does not exceed the specified limitations:

         1. Purchases or sales of up to 50 PUBLICLY-TRADED FUTURES CONTRACTS to acquire Fixed Income Securities issued by a particular Qualified Foreign Government.

         2. Purchases or sales of up to 10 OF EACH OTHER INDIVIDUAL PUBLICLY-TRADED FUTURES CONTRACT if the open market interest for such Futures Contract as reported in The Wall Street Journal on the date of your Investment Transaction (for the previous trading day) is at least 1,000 contracts. Examples of Futures Contracts for which this exemption would be available include a Futures Contract on a foreign government debt Security issued by a non-qualified foreign government as well as a 30-day federal funds Futures Contract.

For purposes of these limitations, a Futures Contract is defined by its expiration month. For example, you need not obtain preclearance to purchase 50 December Futures Contracts on German Government Bonds and 50 March Futures Contracts on German Government Bonds. Similarly, you may roll over 10 September Fed Funds Futures Contracts by selling those 10 contracts and purchasing 10 October Fed Funds Futures Contracts since the contracts being sold and those being purchased have different expiration months. On the other hand, you could not purchase 10 January Fed Funds Future Contracts if the open interest for those contracts was less than 1,000 contracts, even if the total open interest for all Fed Funds Futures Contracts was greater than 1,000 contracts.

                  Additional Exemptions From Preclearance

         The Compliance Committee may exempt other classes of Investment Transactions, Securities or

Futures Contracts from the Code's preclearance requirement upon a determination that they do not involve a realistic possibility of violating the general principles described at the beginning of the Code.

                  Preclearance Required

         Given the exemptions described above, preclearance shall be required for Investment Transactions in:

         1.       Designated Equity Securities.

         2. Relevant Debt Securities (as defined under the section "Securities Exempt from Preclearance Depending on Transaction Size, paragraph 2") in excess of the per calendar month per issuer thresholds specified for purchases or sales of those Securities.

         3. More than $1,000,000 per calendar month in debt Securities of a Qualified Foreign Government.

         4. Related Securities that are exchangeable for or convertible into one of the Securities requiring preclearance under (1),
                  (2), or (3) above.

         5. More than 50 Publicly-Traded Futures Contracts per calendar month to acquire Fixed Income Securities issued by a particular Qualified Foreign Government.

         6. More than 10 of any other individual Publicly-Traded Futures Contract or any Publicly-Traded Futures Contract for which the open market interest as reported in The Wall Street Journal on the date of your Investment Transaction (for the previous trading day) is less than 1,000 contracts, unless the Futures Contract is exempt from preclearance regardless of transaction size.

         7. Any other Security or Publicly-Traded Futures Contract that is not within the "exempt" categories listed above.

         8. Any closed end fund for which PIMCO serves as the investment advisor or sub-advisor (i.e. PIMCO Commercial Mortgage Securities Trust, Inc., PIMCO Municipal Income Fund, PIMCO California Municipal Income Fund, PIMCO New York Municipal Income Fund, PIMCO Corporate Income Fund or any other closed end fund which PIMCO may advise from time to time).

                           SHORT-TERM TRADING PROFITS

         You may not profit from the purchase and sale, or the sale and purchase, within 60 calendar days, of FIXED INCOME SECURITIES, TAX-EXEMPT MUNICIPAL BONDS OR RELATED SECURITIES. You may not profit from the purchase and sale, or sale and purchase, within 6 months, of any closed end fund for which PIMCO serves as investment advisor or sub-advisor. Portfolio Employees may not profit from the purchase and sale, or the sale and purchase, within 60 calendar days, of DESIGNATED EQUITY SECURITIES. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization.

         This ban does NOT apply to Investment Transactions in U.S. Government Securities, most equity Securities, mutual fund shares, index options or Futures Contracts. This ban also does not apply to a purchase or sale in connection with one of the four categories of Investment Transactions Exempt From Preclearance described on pages 9-10, above.

         You are considered to profit from a short-term trade if Securities in which you have a Beneficial Ownership interest are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

                                BLACKOUT PERIODS

         You MAY NOT purchase or sell a Security, a Related Security or a Futures Contract at a time when you intend or know of another's intention to purchase or sell that Security or Futures Contract on behalf of any Advisory Client.

         As noted previously in the description of the Preclearance Process, a Compliance Officer may not preclear an Investment Transaction in a Security or a Futures Contract at a time when there is a pending BUY OR SELL order in the same Security or Futures Contract, or a Related Security, until that order is executed or withdrawn.

         These prohibitions do not apply to Investment Transactions in any Futures Contracts that are exempt from preclearance regardless of transaction size.

                         GIFTS AND SERVICE AS A DIRECTOR

                                      GIFTS

         You MAY NOT accept any investment opportunity, gift, gratuity or other thing of more than nominal value from any person or entity that does business, or desires to do business, with PIMCO directly or on behalf of an Advisory Client (a "Giver"). You MAY, however, accept gifts from a single Giver so long as their aggregate annual value does not exceed $500, and you MAY attend business meals, sporting events and other entertainment events at the expense of a Giver (without regard to their aggregate annual value), so long as the expense is reasonable and both you and the Giver are present.


If you are a registered representative of PIMCO Funds Distributors LLC (PFD), the aggregate annual gift value from a single Giver shall not exceed $100.00. As a PFD representative, you are required to maintain a record of each gift, gratuity, investment opportunity or similar item, and make such record available to the Compliance Department upon request.

                              SERVICE AS A DIRECTOR

         If you are an Advisory Employee, you may not serve on the board of directors or other governing board of a publicly traded entity, other than of a Fund for which PIMCO is an advisor or subadvisor, unless you have received the prior written approval of the Chief Executive Officer and the Chief Legal Officer of PIMCO. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be ISOLATED from those Advisory Employees who make investment decisions with respect to the Securities of that entity, through a "Chinese Wall" or other procedures.

                                   COMPLIANCE

                                 CERTIFICATIONS

         Upon Receipt Of This Code

         Upon commencement of your employment or the effective date of this Code, whichever occurs later, you shall be required to acknowledge receipt of your copy of this Code by completing and returning a copy of the form attached hereto as Appendix III. By that acknowledgment, you will also agree:

         1. To read the Code, to make a reasonable effort to understand its provisions, and to ask questions about those provisions you find confusing or difficult to understand.

         2. To comply with the Code, including its general principles, its reporting requirements, its preclearance requirements, and its provisions regarding gifts and service as a director.

         3. To advise the members of your Immediate Family about the existence of the Code, its applicability to their personal trading activity, and your responsibility to assure that their personal trading activity complies with the Code.

         4. To cooperate fully with any investigation or inquiry by or on behalf of a Compliance Officer to determine your compliance with the provisions of the Code.

In addition, your acknowledgment will recognize that any failure to comply with the Code and to honor the commitments made by your acknowledgment may result in disciplinary action, including dismissal.

         Annual Certificate Of Compliance

         You are required to certify on an annual basis, on a copy of the form attached hereto as Appendix IV, that you have complied with each provision of your initial acknowledgment (see above). In particular, your annual certification will require that you certify that you have read and that you understand the Code, that you recognize you are subject to its provisions, that you complied with the requirements of the Code during the year just ended and that you have disclosed, reported, or caused to be reported all Investment Transactions required to be disclosed or reported pursuant to the requirements of the Code.

                              POST-TRADE MONITORING

         The Compliance Officers will review the duplicate broker reports and other information supplied to them concerning your personal Investment Transactions so that they can detect and prevent potential violations of the Code. The Compliance Officers will perform such investigation and make such inquiries as they consider necessary to perform this function. You agree to cooperate with any such investigation and to respond to any such inquiry. You should expect that, as a matter of course, the Compliance Officers will make inquiries regarding any personal Investment Transaction in a Security or Futures Contract that occurs on the same day as a transaction in the same Security or Futures Contract on behalf of an Advisory Client.

                                REMEDIAL ACTIONS

         If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a fine, censure, demotion, suspension or dismissal. As part of any sanction, you may be required to reverse an Investment Transaction and to forfeit any profit or to absorb any loss from the transaction.

         The Compliance Committee shall have the ultimate authority to determine whether you have violated the Code and, if so, the remedial actions it considers appropriate. In making its determination, the Compliance Committee shall consider, among other factors, the gravity of your violation, the frequency of your violations, whether any violation caused harm or the potential of harm to any Advisory Client, your efforts to cooperate with their investigation, and your efforts to correct any conduct that led to a violation.

                        REPORTS TO DIRECTORS AND TRUSTEES

         Reports Of Significant Remedial Actions

         The General Counsel of PIMCO Advisors L.P. and the directors or trustees of any affected Fund that is an Advisory Client will be informed on a timely basis of each SIGNIFICANT REMEDIAL ACTION taken in response to a violation of this Code. For this purpose, a significant remedial action will include any action that has a significant financial effect on the violator.

         Reports of Material Changes To The Code

         PIMCO will promptly advise the directors or trustees of any Fund that is an Advisory Client if PIMCO makes any material change to this Code.

         Annual Reports

         PIMCO's management will furnish a written report annually to the General Counsel of PIMCO Advisors L.P. and to the directors or trustees of each Fund that is an Advisory Client. Each report, at a minimum, will:

         1. Describe any significant issues arising under the Code, or under procedures implemented by PIMCO to prevent violations of the Code, since management's last report, including, but not limited to, information about material violations of the Code or those procedures and sanctions imposed in response to material violations; and

         2. Certify that PIMCO has adopted procedures reasonably necessary to prevent Advisory Employees from violating the Code.

                                  RECORDKEEPING

         Beginning on the effective date of this Code, PIMCO will maintain, at its principal place of business, the following records, which shall be available to the Securities and Exchange Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

         1. PIMCO's Chief Compliance Officer shall maintain, in any easily accessible place:

                  (a) a copy of PIMCO's current Code and of each predecessor of that Code that was in effect at any time within the previous five (5) years;

                  (b) a record of any violation of the Code, and of any action taken as a result of the violation, for at least five (5) years after the end of the fiscal year in which the violation occurred;

                  (c) a copy of each report made by an Advisory Employee pursuant to this Code, including any duplicate broker report submitted on behalf of that Advisory Employee, for at least two (2) years after the end of the fiscal year in which that report was made or that information was provided;

                  (d) a record of all persons, currently or within the past five (5) years, who are or were required to make reports pursuant to this Code or who are or were responsible for reviewing such reports; and

                  (e) a copy of each report to the General Counsel of PIMCO Advisors L.P. or to the directors or trustees of each Fund that is an Advisory Client for at least two (2) years after the end of the fiscal year in which that report was made.

         2.       PIMCO shall also maintain the following additional records:

                  (a) a copy of each report made by an Advisory Employee pursuant to this Code, including any duplicate broker report submitted on behalf of that Advisory Employee, for at least five (5) years after the end of the fiscal year in which that report was made or that information was provided;

                  (b) a copy of each report to the General Counsel of PIMCO Advisors L.P. or to the directors or trustees of each Fund that is an Advisory Client for at least five (5) years after the end of the fiscal year in which that report was made; and

                  (c) a record of any decision, and the reasons supporting the decision, to approve the acquisition by a Portfolio Employee of a Beneficial Ownership interest in any Security in an Initial Public Offering or in a Private Placement for at least five (5) years after the end of the fiscal year in which such approval was granted.

                                   APPENDIX I

                        DEFINITIONS OF CAPITALIZED TERMS

         The following definitions apply to the capitalized terms used in the
Code:

ADVISORY EMPLOYEE

         The term "Advisory Employee" means: (1) a director, officer, general partner or employee of PIMCO who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security or Futures Contract by PIMCO on behalf of an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or (2) or a natural person in a control relationship to PIMCO, or an employee of any company in a control relationship to PIMCO, who: (a) makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund that is an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or (b) obtains information concerning recommendations to a Fund with regard to the purchase or sale of a Security by the Fund.

BENEFICIAL OWNERSHIP

         As a GENERAL MATTER, you are considered to have a "Beneficial Ownership" interest in a Security or a Futures Contract if you have the opportunity, directly or indirectly, to profit or share in any profit derived from an Investment Transaction in that Security or Futures Contract. YOU ARE PRESUMED TO HAVE A BENEFICIAL OWNERSHIP INTEREST IN ANY SECURITY OR FUTURES CONTRACT HELD, INDIVIDUALLY OR JOINTLY, BY YOU OR A MEMBER OF YOUR IMMEDIATE FAMILY (AS DEFINED BELOW). In addition, unless specifically excepted by a Compliance Officer based on a showing that your interest in a Security or Futures Contract is sufficiently attenuated to avoid the possibility of conflict, you will be considered to have a Beneficial Ownership interest in a Security or Futures Contract held by: (1) a JOINT ACCOUNT to which you are a party, (2) a PARTNERSHIP in which you are a general partner, (3) a LIMITED LIABILITY COMPANY in which you are a manager-member, or (4) a TRUST in which you or a member of your Immediate Family has a vested interest.

         As a TECHNICAL MATTER, the term "Beneficial Ownership" for purposes of this Code shall be interpreted in the same manner as it would be under SEC Rule 16a-1(a)(2) (17 C.F.R. ss.240.16a-1(a)(2)) in determining whether a person has a beneficial ownership interest in a Security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

DESIGNATED EQUITY SECURITY

         The term "Designated Equity Security" shall mean any equity Security, option, warrant or other right to an equity Security designated as such by a Compliance Officer, after receiving notification from a Portfolio Employee that said Security is being considered for purchase or sale by PIMCO on behalf of one of its Advisory Clients.

EXEMPT SECURITY

         The term "Exempt Security" shall mean any Security not included within the definition of

Covered Security in SEC Rule 17j-l(a)(4) (17 C.F.R. ss. 17j-1(a)(4)), including:

         1.       Direct obligations of the Government of the United States;

         2.       Shares issued by open-end Funds; and

         3. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements. For these purposes, a "high quality short-term debt instrument" means any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

FIXED INCOME SECURITY

         For purposes of this Code, the term "Fixed Income Security" shall mean a fixed income Security issued by an agency or instrumentality of, or unconditionally guaranteed by, the Government of the United States, a corporate debt Security, a mortgage-backed or other asset-backed Security, a taxable fixed income Security issued by a state or local government or a political subdivision thereof, a structured note or loan participation, a foreign government debt Security, or a debt Security of an international agency or a supranational agency. For purposes of this Code, the term "Fixed Income Security" shall not be interpreted to include a U.S. Government Security or any other Exempt Security (as defined above) nor shall it be interpreted to include a Tax-Exempt Municipal Bond (as defined below).

FUND

         The term "Fund" means an investment company registered under the Investment Company Act.

FUTURES CONTRACT

         The term "Futures Contract" includes (a) a futures contract and an option on a futures contract traded on a United States or foreign board of trade, such as the Chicago Board of Trade, the Chicago Mercantile Exchange, the London International Financial Futures Exchange or the New York Mercantile Exchange (a "Publicly-Traded Futures Contract"), as well as (b) a forward contract, a swap, a cap, a collar, a floor and an over-the-counter option (other than an option on a foreign currency, an option on a basket of currencies, an option on a Security or an option on an index of Securities) (a "Privately-Traded Contract"). Consult with a Compliance Officer prior to entering into a transaction in case of any doubt. For purposes of this definition, a Publicly-Traded Futures Contract is defined by its expiration month, i.e. a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in June is treated as a separate Publicly-Traded Futures Contract, when compared to a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in July.

IMMEDIATE FAMILY

         The term "Immediate Family" means any of the following persons who RESIDE IN YOUR HOUSEHOLD OR DEPEND ON YOU FOR BASIC LIVING SUPPORT: your spouse, any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including any adoptive relationships.

INITIAL PUBLIC OFFERING

         The term "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (15 U.S.C. ss. 77a), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. ss. 78m or ss. 78o(d)).

INVESTMENT TRANSACTION

         For purposes of this Code, the term "Investment Transaction" means any transaction in a Security or Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial Ownership interest, and includes, among other things, the writing of an option to purchase or sell a Security.

PERSONAL ACCOUNT

         The term "Personal Account" means the following accounts that hold or are likely to hold a Security (as defined below) or a Futures Contract (as defined above) in which you have a Beneficial Ownership interest: any account in your individual name; any joint or tenant-in-common account in which you have an interest or are a participant; any account for which you act as trustee, executor, or custodian; any account over which you have investment discretion or otherwise can exercise control (other than non-related clients' accounts over which you have investment discretion), including the accounts of entities controlled directly or indirectly by you; and any other account in which you have a Beneficial Ownership interest (other than such accounts over which you have no investment discretion and cannot otherwise exercise control).

PORTFOLIO EMPLOYEE

         The term "Portfolio Employee" means: (1) a portfolio manager or any employee of PIMCO (or of any company in a control relationship with PIMCO) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund, or (2) any natural person who controls PIMCO and who obtains information concerning recommendations made to a Fund that is an Advisory Client regarding the purchase or sale of Securities by the Fund. For these purposes, "control" has the same meaning as in Section 2(a)(9) of the Investment Company Act (15 U.S.C. ss. 80a-2(a)(9)).

PRIVATE PLACEMENT

         The term "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) (15 U.S.C. ss. 77d(2) or ss. 77d(6)) or pursuant to SEC Rules 504, 505 or 506 (17 C.F.R. ss.ss. 230.504, 230.505, or 230.506) under the Securities
Act of 1933.

QUALIFIED FOREIGN GOVERNMENT

         The term "Qualified Foreign Government" means a national government of a developed foreign country with outstanding Fixed Income Securities in excess of fifty billion dollars. A list of Qualified Foreign Governments will be prepared as of the last business day of each calendar quarter, will be available from the Chief Compliance Officer, and will be effective for the following calendar quarter.

RELATED ACCOUNT

         The term "Related Account" means any account, other than a Personal Account, that holds a Security or Futures Contract in which you have a Beneficial Ownership interest.

RELATED SECURITY

         The term "Related Security" shall mean any option to purchase or sell, and any Security convertible into or exchangeable for, a Security that is or has been held by PIMCO on behalf of one of its Advisory Clients or any Security that is being or has been considered for purchase by PIMCO on behalf of one of its Advisory Clients.

SECURITY

         As a GENERAL MATTER, the term "Security" shall mean any stock, note, bond, debenture or other evidence of indebtedness (including any loan participation or assignment), limited partnership interest or investment contract OTHER THAN AN EXEMPT SECURITY (as defined above). The term "Security" includes an option on a Security, on an index of Securities, on a currency or on a basket of currencies, including such an option traded on the Chicago Board of Options Exchange or on the New York, American, Pacific or Philadelphia Stock Exchanges, as well as such an option traded in the over-the-counter market. The term "Security" shall not include a Futures Contract or a physical commodity (such as foreign exchange or a precious metal).

         As a TECHNICAL MATTER, the term "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940 (15 U.S.C. ss. 80a-2(a)(36)), which defines a Security to mean:

         Any note, stock, treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate of subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, warrant or right to subscribe to or purchase, any of the foregoing, except that the term "Security" shall not include any Security that is an Exempt Security (as defined above), a Futures Contract or a physical commodity (such as foreign exchange or precious metal).

TAX-EXEMPT MUNICIPAL BOND

         The term "Tax-Exempt Municipal Bond" shall mean any Fixed Income Security exempt from federal income tax that is issued by a state or local government or a political subdivision thereof.

                                   APPENDIX II

                                 PIMCO ADVISORS

                      INSIDER TRADING POLICY AND PROCEDURES

                             Effective July 1, 2001

SECTION I.  POLICY STATEMENT ON INSIDER TRADING

A.       POLICY STATEMENT ON INSIDER TRADING

PIMCO Advisors L.P. ("PIMCO Advisors"), its affiliates, PIMCO Partners, G.P., Cadence Capital Management, NFJ Investment Group, Oppenheimer Capital, and PIMCO Equity Advisors (collectively the "Company" or "PIMCO Advisors") forbid any of their officers, directors or employees from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by PIMCO Advisors), on the basis of material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". This is a group wide policy.

    THE TERM "INSIDER TRADING" IS NOT DEFINED IN THE FEDERAL SECURITIES LAWS,
      BUT GENERALLY IS USED TO REFER TO THE SITUATION WHEN A PERSON TRADES WHILE AWARE OF MATERIAL NON-PUBLIC INFORMATION OR TO COMMUNICATIONS
      OF MATERIAL NON-PUBLIC INFORMATION TO OTHERS IN BREACH OF A DUTY OF
                              TRUST OR CONFIDENCE.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

(1)      trading by an insider, while aware of material, non-public information;
         or

(2) trading by a non-insider, while aware of material, non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

(3) communicating material, non-public information to others in breach of a duty of trust or confidence.

This policy applies to every such officer, director and employee and extends to activities within and outside their duties at the Company. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to a Compliance Officer of PIMCO Advisors.

The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

1.       TO WHOM DOES THIS POLICY APPLY?

This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated in by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

         the Covered Person's spouse;

         the Covered Person's minor children;
         any other relatives living in the Covered Person's household;
         a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;
         a trust as to which the Covered Person is a trustee;
         a revocable trust as to which the Covered Person is a settlor;
         a corporation of which the Covered Person is an officer, director or
           10% or greater stockholder; or
         a partnership of which the Covered Person is a partner (including most investment clubs) unless the Covered Person has no direct or indirect control over the partnership.

2.       WHAT IS MATERIAL INFORMATION?

Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

         dividend or earnings expectations;
         write-downs or write-offs of assets;
         additions to reserves for bad debts or contingent liabilities; expansion or curtailment of company or major division operations; proposals or agreements involving a joint venture, merger, acquisition, divestiture, or leveraged buy-out;
         new products or services;
         exploratory, discovery or research developments;
         criminal indictments, civil litigation or government investigations; disputes with major suppliers or customers or significant changes in the relationships with such parties;
         labor disputes including strikes or lockouts;
         substantial changes in accounting methods;
         major litigation developments;
         major personnel changes;
         debt service or liquidity problems;
         bankruptcy or insolvency;
         extraordinary management developments;
         public offerings or private sales of debt or equity securities; calls, redemptions or purchases of a company's own stock;
         issuer tender offers; or
         recapitalizations.

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.       WHAT IS NON-PUBLIC INFORMATION?

In order for issues concerning insider trading to arise, information must not only be "material", it must be "non-public". "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal, The New York Times or Financial Times), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

INFORMATION PROVIDED IN CONFIDENCE. It is possible that one or more directors, officers, or employees of PIMCO Advisors may become temporary "insiders" because of a duty of trust or confidence. A duty of trust or confidence can arise: (1) whenever a person agrees to maintain information in confidence; (2) when two people have a history, pattern, or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the material non-public information expects that the recipient will maintain its confidentiality; or (3) whenever a person receives or obtains material non-public information from certain close family members such as spouses, parents, children and siblings. For example, personnel at PIMCO Advisors may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by PIMCO Advisors, discloses material, non-public information to PIMCO Advisors' portfolio managers or analysts with the expectation that the information will remain confidential.

As an "insider", PIMCO Advisors has a duty not to breach the trust of the party that has communicated the "material, non-public" information by misusing that information. This duty may arise because PIMCO Advisors has entered or has been invited to enter into a commercial relationship with the company, client or prospective client and has been given access to confidential information solely for the corporate purposes of that company, client or prospective client. This duty remains whether or not PIMCO Advisors ultimately participates in the transaction.

INFORMATION DISCLOSED IN BREACH OF A DUTY. Analysts and portfolio managers at PIMCO Advisors must be especially wary of "material, non-public" information disclosed in breach of corporate insider's duty of trust or confidence that he or she owes the corporation and shareholders. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of a duty of trust and confidence that he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.

A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

4.       IDENTIFYING MATERIAL INFORMATION

Before trading for yourself or others, including investment companies or private accounts managed by the Company, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Financial Times, Reuters, The Wall Street Journal or other publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which you the Company and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

i. Report the matter immediately to a Compliance Officer or the General Counsel of PIMCO Advisors;

ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by PIMCO Advisors; and

iii. Do not communicate the information inside or outside the Company, other than to a Compliance Officer or the General Counsel of PIMCO Advisors.

After the Compliance Officer or General Counsel has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5.       PENALTIES FOR INSIDER TRADING

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

         civil injunctions
         treble damages
         disgorgement of profits
         jail sentences
         fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.


SECTION II.       PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

A.       PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

The following procedures have been established to aid the officers, directors and employees of PIMCO Advisors in avoiding insider trading, and to aid PIMCO Advisors in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of PIMCO Advisors must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

1. No employee, officer or director of the Company who is aware of material non-public information relating to the Company or any of its affiliates or subsidiaries, including Allianz AG, may buy or sell any securities of the Company, including Allianz AG, or engage in any other action to take advantage of, or pass on to others, such material non-public information.

2. No employee, officer or director of the Company who is aware of material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

3. No employee, officer or director of PIMCO Advisors shall engage in a securities transaction with respect to the securities of Allianz AG, except in accordance with the specific procedures published from time to time by PIMCO Advisors.

4. No employee shall engage in a securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in PIMCO Advisors' Code of Ethics.

5. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

6. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, officers, directors and employees of PIMCO Advisors should not discuss any potentially material non-public information concerning PIMCO Advisors or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties

B.       CHINESE WALL PROCEDURES

The Insider Trading and Securities Fraud Enforcement Act in the US requires the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information(17). Accordingly, you should not discuss material non-public information about PIMCO Advisors or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

C.       RESOLVING ISSUES CONCERNING INSIDER TRADING

The federal securities laws, including the US laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact your Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should not trade in the securities or disclose this information to anyone.

-----------------
(17) The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets. In addition, the Insider trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

                                  APPENDIX III

                            ACKNOWLEDGMENT OF RECEIPT

                                     OF THE
                                 CODE OF ETHICS
                                     AND THE
                    INSIDER TRADING POLICY AND PROCEDURES OF

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

         I hereby certify that I have received the attached Code of Ethics and Insider Trading Policy and Procedures. I hereby agree to read the Code, to make a reasonable effort to understand its provisions and to ask questions about those provisions I find confusing or difficult to understand. I also agree to comply with the Code, including its general principles, its reporting requirements, its preclearance requirements, and its provisions regarding gifts and service as a director. I also agree to advise members of my Immediate Family about the existence of the Code of Ethics, its applicability to their personal trading activity, and my responsibility to assure that their personal trading activity complies with the Code of Ethics. Finally, I agree to cooperate fully with any investigation or inquiry by or on behalf of a Compliance Officer to determine my compliance with the provisions of the Code. I recognize that any failure to comply in all aspects with the Code and to honor the commitments made by this acknowledgment may result in disciplinary action, including dismissal.



Date:
     --------------------------------          ---------------------------------
                                               Signature



                                               ---------------------------------
                                               Print Name

                                   APPENDIX IV

                       ANNUAL CERTIFICATION OF COMPLIANCE

                                    WITH THE
                                CODE OF ETHICS OF

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

         I hereby certify that I have complied with the requirements of the Code of Ethics and Insider Trading Policy and Procedures that have applied to me during the year ended December 31, 200_. In addition, I hereby certify that I have read the Code and understand its provisions. I also certify that I recognize that I am subject to the provisions of the Code and that I have disclosed, reported, or caused to be reported all transactions required to be disclosed or reported pursuant to the requirements of the Code. I recognize that any failure to comply in all aspects with the Code and that any false statement in this certification may result in disciplinary action, including dismissal.



Date:
     --------------------------------          ---------------------------------
                                               Signature



                                               ---------------------------------
                                               Print Name

                                   APPENDIX V

                           INITIAL REPORT OF ACCOUNTS

                                 PURSUANT TO THE
                                CODE OF ETHICS OF

                      PACIFIC INVESTMENT MANAGEMENT COMPANY

         In accordance with the Code of Ethics, I have attached to this form copies of the most recent statements for each and every Personal Account and Related Account that holds or is likely to hold a Security or Futures Contract in which I have a Beneficial Ownership interest, as well as copies of confirmations for any and all Investment Transactions subsequent to the effective dates of those statements.(18)

         In addition, I hereby supply the following information for each and every Personal Account and Related Account in which I have a Beneficial Ownership interest for which I cannot supply the most recent account statement:

(1)  Name of employee:
                                                   --------------------------------------------
(2)  If different than #1, name of the person
     in whose name the account is held:
                                                   --------------------------------------------
(3)  Relationship of (2) to (1):
                                                   --------------------------------------------
(4)  Firm(s) at which Account is maintained:
                                                   --------------------------------------------

                                                   --------------------------------------------

                                                   --------------------------------------------

                                                   --------------------------------------------
(5)  Account Number(s):
                                                   --------------------------------------------

                                                   --------------------------------------------

                                                   --------------------------------------------

                                                   --------------------------------------------
(6)  Phone number(s) of Broker or Representative:
                                                   --------------------------------------------

                                                   --------------------------------------------

                                                   --------------------------------------------

                                                   --------------------------------------------

------------------
(18) The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

(7)      Account holdings:

         Name of Security            Quantity              Principal Amount      Custodian
1.
         -------------------         --------------        ---------------       -------------------
2.
         -------------------         --------------        ---------------       -------------------
3.
         -------------------         --------------        ---------------       -------------------
4.
         -------------------         --------------        ---------------       -------------------
5.
         -------------------         --------------        ---------------       -------------------

(Attach additional sheets if necessary)

         I also supply the following information for each and every Security or Futures Contract in which I have a Beneficial Ownership interest, to the extent this information is not available elsewhere on this form or from the statements and confirmations attached to this form. This includes Securities or Futures Contracts held at home, in safe deposit boxes, or by an issuer.

             Person Who               Description
          Owns the Security         of the Security
         Or Futures Contract      Or Futures Contract           Quantity             Principal Amount           Custodian
         -------------------      -------------------      -------------------     -------------------       ----------------
1.
         -------------------      -------------------      -------------------     --------------------      ----------------
2.
         -------------------      -------------------      -------------------     --------------------      ----------------
3.
         -------------------      -------------------      -------------------     --------------------      ----------------
4.
         -------------------      -------------------      -------------------     --------------------      ----------------
5.
         -------------------      -------------------      -------------------     --------------------      ----------------

(Attach additional sheets if necessary.)


         I hereby certify that this form and the attachments (if any) identify all of the Personal Accounts, Related Accounts, Securities and Futures Contracts in which I have a Beneficial Ownership interest as of this date.



                                               ---------------------------------
                                               Signature



                                               ---------------------------------
                                               Print Name


Date:
      ---------------------------

Attachments

                                   APPENDIX VI

                    PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

                          PIMCO FUNDS DISTRIBUTORS LLC

                   QUARTERLY REPORT OF INVESTMENT TRANSACTIONS

                     FOR THE QUARTER ENDED DECEMBER 31, 2001

================================================================================

Please mark one of the following:

         [ ] No reportable Investment Transactions have occurred.

         [ ] Except as indicated below, all reportable Investment Transactions were made through Personal Accounts and Related Accounts identified on the attached list, which, except as indicated, represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which I have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely duplicate broker reports for the calendar quarter just ended.(19) I hereby certify that the broker, dealer, bank or futures commission merchant for each such account has been instructed to send a Compliance Officer timely duplicate broker reports for that account.

The following information for Investment Transactions during the calendar quarter just ended does not appear on the duplicate broker reports referenced above.

Transaction  Title, Interest Rate and Maturity    Number of Shares or Contracts  Nature of Transaction  Transaction  Broker, Dealer,
  Date       Date of Security or Futures Contract    And Principal Amount          (i.e., Buy or Sell)      Price       Bank or FCM
-----------  ------------------------------------ -----------------------------  ---------------------  -----------  ---------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

SPECIAL NOTE TO PIMCO FUNDS DISTRIBUTORS LLC REGISTERED REPS AND ACCESS PERSONS:
You will not have to fill out an extra form for each quarter for PIMCO Funds Distributors LLC.

                                        SIGNED:
                                                 -------------------------------

                                        PRINT NAME:
                                                    ----------------------------

DATE:
      ----------------------------------

---------------------
(1) The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

1. Please see the CODE OF ETHICS for a full description of the Investment Transactions that must be reported.

2. TRANSACTION DATE. In the case of a market transaction, state the trade date (not the settlement date).

3. TITLE OF SECURITY OR FUTURES CONTRACT. State the name of the issuer and the class of the Security (e.g., common stock, preferred stock or designated issue of debt securities). For Fixed Income Securities, please provide the Security's interest rate and maturity date. For a Futures Contract, state the title of any Security subject to the Futures Contract and the expiration date of the Futures Contract.

4. NUMBER OF SHARES OR CONTRACTS AND PRINCIPAL AMOUNT. State the number of shares of Securities, the face amount of Fixed Income Securities or the units of other securities. For options, state the amount of securities subject to the option. Provide the principal amount of each Security or Futures Contract. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire quantity of Securities or Futures Contracts involved in the transaction. You may indicate, if you wish, the extent of your interest in the transaction.

5. NATURE OF TRANSACTION. Identify the nature of the transaction (e.g., purchase, sale or other type of acquisition or disposition).

6. TRANSACTION PRICE. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

7. BROKER, DEALER, BANK OR FCM EFFECTING TRANSACTION. State the name of the broker, dealer, bank or FCM with or through which the transaction was effected.

8.       SIGNATURE. Sign and date the report in the spaces provided.

9. FILING OF REPORT. A report should be filed NOT LATER THAN 10 CALENDAR DAYS after the end of each calendar quarter with:

                  PIMCO
                  ATTN:  Compliance Officer
                  840 Newport Center Drive
                  Suite 300
                  Newport Beach, CA  92660

10. DUPLICATE BROKER REPORTS. Please remember that duplicates of all trade confirmations, purchase and sale reports, and periodic statements must be sent to the firm by your broker. You should use the address above.

                                  APPENDIX VII

                    PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

                          PIMCO FUNDS DISTRIBUTORS LLC

                           ANNUAL HOLDINGS REPORT AND
                FOURTH QUARTER REPORT OF INVESTMENT TRANSACTIONS

================================================================================

                FOR THE YEAR AND QUARTER ENDED DECEMBER 31, 2001

================================================================================

         I hereby certify that, except as indicated below, all Securities or Futures Contracts in which I had a Beneficial Ownership interest at the end of the 2001 calendar year were held in Personal Accounts or Related Accounts identified on the attached list, for which PIMCO should have received or will receive an account statement of holdings as of the end of that calendar year.(20) I hereby certify that the broker, dealer, bank or futures commission merchant for each such account has been instructed to send a Compliance Officer timely duplicate broker reports, including a statement of holdings in that account as of the end of the calendar year.

The following information describes other Securities or Futures Contracts in which I had a Beneficial Ownership interest as of the end of the 2001 calendar year:

        Title, Interest Rate and Maturity                   Number of Shares or Contracts                  Broker, Dealer,
       Date of Security or Futures Contract                     And Principal Amount                         Bank or FCM

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

---------------------
(1) The Code of Ethics uses vzrious capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

      Except as indicated below, all reportable Investment Transactions during the quarter ended December 31, 2001, were made through Personal Accounts and Related Accounts identified on the attached list, which, except as indicated, represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which I have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely duplicate broker reports for the calendar quarter just ended.

The following information for Investment Transactions during the calendar quarter just ended does not appear on the duplicate broker reports referenced above.

Transaction  Title, Interest Rate and Maturity    Number of Shares or Contracts  Nature of Transaction  Transaction  Broker, Dealer,
  Date       Date of Security or Futures Contract    And Principal Amount          (i.e., Buy or Sell)      Price       Bank or FCM
-----------  ------------------------------------ -----------------------------  ---------------------  -----------  ---------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

SPECIAL NOTE TO PIMCO FUNDS DISTRIBUTORS LLC REGISTERED REPS AND ACCESS PERSONS:
You will not have to fill out an extra form for each year for PIMCO Funds Distributors LLC.

                                        SIGNED:
                                                 -------------------------------

                                        PRINT NAME:
                                                    ----------------------------

                                        DATE:
                                              ----------------------------------

1. Please see the CODE OF ETHICS for a full description of the Investment Transactions that must be reported.

2. TRANSACTION DATE. In the case of a market transaction, state the trade date (not the settlement date).

3. TITLE OF SECURITY OR FUTURES CONTRACT. State the name of the issuer and the class of the Security (e.g., common stock, preferred stock or designated issue of debt securities). For Fixed Income Securities, please provide the Security's interest rate and maturity date. For a Futures Contract, state the title of any Security subject to the Futures Contract and the expiration date of the Futures Contract.

4. NUMBER OF SHARES OR CONTRACTS AND PRINCIPAL AMOUNT. State the number of shares of Securities, the face amount of Fixed Income Securities or the units of other securities. For options, state the amount of securities subject to the option. Provide the principal amount of each Security or Futures Contract. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire quantity of Securities or Futures Contracts involved in the transaction. You may indicate, if you wish, the extent of your interest in the transaction.

5. NATURE OF TRANSACTION. Identify the nature of the transaction (e.g., purchase, sale or other type of acquisition or disposition).

6. TRANSACTION PRICE. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

7. BROKER, DEALER, BANK OR FCM EFFECTING TRANSACTION. State the name of the broker, dealer, bank or FCM with or through which the transaction was effected.

8.       SIGNATURE. Sign and date the report in the spaces provided.

9. FILING OF REPORT. A report should be filed NOT LATER THAN 10 CALENDAR DAYS after the end of each calendar quarter with:

                  PIMCO
                  ATTN:  Compliance Officer
                  840 Newport Center Drive
                  Suite 300
                  Newport Beach, CA  92660

10. DUPLICATE BROKER REPORTS. Please remember that duplicates of all trade confirmations, purchase and sale reports, and periodic statements must be sent to the firm by your broker. You should use the address above.

                                 APPENDIX VIII

                           PRECLEARANCE REQUEST FORM

         This form must be submitted to a Compliance Officer before executing any Investment Transaction for which preclearance is required under the PIMCO Code of Ethics. Before completing this form, you should review the PIMCO Code, including the terms defined in that Code. The capitalized terms used in this form are governed by those definitions. In addition, the Code provides information regarding your preclearance obligations under the Code, and information regarding the Transactions, Securities and Futures Contracts that are exempt from the Code's preclearance requirement.(21)

         No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of that Investment Transaction by a Compliance Officer. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of (a) the close of business on the date authorization is given, or (b) until you discover that information on this preclearance request form is no longer accurate.

(1) Your Name:                                                 _________________

(2) If the Investment Transaction will be in someone else's
    name or in the name of a trust, the name of that
    person or trust:                                           _________________

    The relationship of that person or trust to you:           _________________

(3) Name of the firm (e.g., broker, dealer, bank, futures
    commission merchant) through which the Investment
    Transaction will be executed:                              _________________

    The relevant account number at that firm:                  _________________

(4) Issuer of the Security or identity of the Futures
    Contract for which preclearance is requested:              _________________

    The relevant CUSIP number or call symbol:                  _________________

(5) The maximum number of shares, units or contracts for which preclearance is requested, or the market value or face
    amount of the Fixed Income Securities for which
    preclearance is requested:                                 _________________

(6) The type of Investment
    Transaction for which
    preclearance is requested
    (check all that apply):      ____ Purchase   ___ Sale      ____ Market Order
                                 ____ Limit Order (Price Of Limit Order:_______)


 PLEASE ANSWER THE FOLLOWING QUESTIONS TO THE BEST OF YOUR KNOWLEDGE AND BELIEF:

(a) Do you possess material nonpublic information regarding the Security or

(21) Preclearance is required for any Investment Transaction in Securities, Related Securities or Futures Contracts in a Personal Account or a Related Account in which you have or will acquire a Beneficial ownership interest.

         Futures Contract identified above or regarding the
         issuer of that Security?                               ___ Yes   ___ No

(b)      Is the Security or Futures Contract identified above
         held by any PIMCO Advisory Client or is it a Related
         Security (as defined in the PIMCO Code)?               ___ Yes   ___ No

(c)      Is there a pending buy or sell order on behalf of a
         PIMCO Advisory Client for the Security or Futures
         Contract identified above or for a Security for
         which the Security identified above is a Related
         Security?                                              ___ Yes   ___ No

(d)      Do you intend or do you know of another's intention
         to purchase or sell the Security or Futures Contract
         identified above, or a Security for which the
         Security identified above is a Related Security, on
         behalf of a PIMCO Advisory Client?                     ___ Yes   ___ No

(e)      Has the Security or Futures Contract identified above
         or a Related Security been considered for purchase
         by a PIMCO Advisory Client within the most recent
         15 days? (Note: rejection of any opportunity to
         purchase the Security or Futures Contract for an
         Advisory Client would require an affirmative
         response to this question.)                            ___ Yes   ___ No

(f)      If you are a Portfolio Employee, is the Security
         being acquired in an Initial Public Offering? (22)     ___ Yes   ___ No

(g)      If you are a Portfolio Employee, are you acquiring
         or did you acquire Beneficial Ownership of the
         Security in a Private Placement? (23)                  ___ Yes   ___ No

(h)      If you are seeking preclearance of a purchase or
         sale of Securities, have you purchased or sold the
         same or similar Securities, or have you acquired or
         disposed of a Beneficial Ownership interest in the
         same or similar Securities, within the past 60
         calendar days? (24)                                    ___ Yes   ___ No

BY EXECUTING THIS FORM, YOU HEREBY CERTIFY THAT YOU HAVE REVIEWED THE PIMCO CODE OF ETHICS AND BELIEVE THAT THE INVESTMENT TRANSACTION FOR WHICH YOU ARE REQUESTING PRECLEARANCE COMPLIES WITH THE GENERAL PRINCIPLES AND THE SPECIFIC REQUIREMENTS OF THE PIMCO CODE.

-------------------
         (22) Under the PIMCO Code, Portfolio Employees generally are not permitted to acquire Securities in an Initial Public Offering.
         (23) The PIMCO Code applies special rules to the acquisition of Securities through a Private Placement and to the disposition of Securities acquired through a Private Placement.
         (24) Under the PIMCO Code, you may not profit from short-term trades in Fixed Income Securities. A Portfolio Employee may not profit from short-term trades in Designated Equities Securities and a Municipal Bond Portfolio Employee may not profit from short-term trades in Tax-Exempt Municipal Bonds. This rule does not apply to transactions in U.S. Government Securities, mutual fund shares, index options or Futures Contracts.

                                                              Employee Signature



                                       -----------------------------------------
                                                              Print or Type name



                                       -----------------------------------------
                                                                  Date Submitted

You are authorized to execute the
Investment Transaction described above.
Unless indicated otherwise below, this
authorization remains effective, unless
revoked, until: (a) the close of business today, or (b) until you discover that the information on this request form is no longer accurate.



-----------------------------------------
           Compliance Officer



-----------------------------------------
         Date of Authorization

                                  APPENDIX IX

                           PRECLEARANCE REQUEST FORM

                                      for

                            PIMCO'S CLOSED END FUNDS

(1)      Name of employee requesting authorization:
                                                        ________________________

(2)      If different from #1, name of account where the

           trade will occur:                            ________________________

(3)      Relationship of (2) to (1):                    ________________________

(4)      Name of Firm at which the account is held:     ________________________

(5)      Name of the PIMCO Closed End Fund:             ________________________

(6)      Maximum number of shares to be purchased or sold:
                                                        ________________________

(7)      Check those that are applicable:

         ____ Purchase   ____ Sale   ____ Market Order
         ____ Limit Order (Price of Limit Order: _______)

Prior to trading, you must consult with your Compliance Officer for authority to trade.

(8)      Do you possess material nonpublic information regarding the PIMCO
         Closed End Fund(25)                             ____ Yes     ____ No

(9) Have you or any Related Account covered by the authorization provisions of the Code purchased or sold shares of the
         PIMCO Closed End Fund within the past 6 months?  ____ Yes    ____ No


---------------

(25) Please note that employees are not permitted to acquire or sell securities when they possess material nonpublic information regarding the security or the issuers of the security.

I have read the Code of Ethics for PIMCO dated December 31, 2001, within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.



                                       -----------------------------------------
                                       Employee Signature



                                       -----------------------------------------
                                       Print Name



                                       -----------------------------------------
                                       Date Submitted



Authorized By:
              ---------------------
Authorization Date:
                   ----------------

THIS TRADE MUST BE EXECUTED BY THE CLOSE OF BUSINESS ON THE AUTHORIZATION DATE.

                                   APPENDIX X

                              COMPLIANCE OFFICERS

                   PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

           PIMCO's Compliance Officers, as of December 31, 2001, are:

                                Denise C. Seliga
                           (Chief Compliance Officer)

                               Bradley W. Paulson

                              Mohan V. Phansalkar

                                Richard M. Weil

                               Exhibit 23(p)(28)
                            CLARION - CRA SECURITIES

                                 CODE OF ETHICS

Clarion CRA Securities, L.P. ("CRA") is confident that its officers, Directors, and Access Employees act with integrity and good faith. CRA recognizes, however, that personal interests may conflict with CRA's clients' interests (to include the interests of shareholders of registered investment companies which CRA manages or sub-advises) where Access Employees:

-        Know about present or future portfolio transactions; or
-        Have the power to influence portfolio transactions; and
-        Engage in securities transactions for their personal account(s)

   IN AN EFFORT TO PREVENT ANY CONFLICTS FROM ARISING AND IN ACCORDANCE WITH RULE 17J-1 (THE "RULE") UNDER THE INVESTMENT COMPANY ACT OF 1940, CRA HAS ADOPTED THIS CODE OF ETHICS (THE "CODE") TO ADDRESS TRANSACTIONS THAT MAY
      CREATE (OR APPEAR TO CREATE) CONFLICTS OF INTEREST AND TO ESTABLISH REPORTING REQUIREMENTS AND ENFORCEMENT PROCEDURES. (DEFINITIONS OF
                 CAPITALIZED TERMS ARE INCLUDED IN EXHIBIT A).

                        STATEMENT OF GENERAL PRINCIPLES

         In recognition of the trust and confidence placed in CRA, and because CRA believes that its operations should benefit its clients, CRA has adopted the following universally applicable principles:

         A. The interests of its clients are paramount. Access Employees must place client interests before their own.

         B. Access Employees must accomplish all personal securities transactions in a manner that avoids any conflict (or the appearance of a conflict) between their personal interests and those of its clients.

         C. Access Employees must avoid actions or activities that bring into question their independence or judgment.

                             REPORTING REQUIREMENTS

         A.       The Compliance Officer's Duties and Responsibilities

1. The Compliance Officer shall notify each person who becomes an Access Employee of CRA and who is required to report under this Code of Ethics their reporting requirements no later than ten days before the first quarter in which such person is required to begin reporting.

2. Confidentiality: All reports and other information submitted to the Compliance Officer pursuant to this Code will be treated as confidential.

         B.       Initial Holding Reports

                  Access Employees must submit a listing of all Securities Beneficially Owned, as well as all of their securities accounts, as of the date they are first subject to this Code's reporting requirements. Such reports need not show transactions effected for, or securities held in, personal securities accounts over which the Access Employee has no direct or indirect influence or control, securities of registered open-end investment companies and other Exempted Securities under the Code. Access Employees must submit this list to the Compliance Officer within ten days of the date first subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as Exhibit B.

         C.       Annual Holdings Reports

                  Within 30 days of the end of the calendar year, Access Employees must submit to the Compliance Officer a listing of all Covered Securities Beneficially Owned, as well as all of their securities accounts in which said securities are held. The list must be current as of the end of the calendar year. Such reports need not show transactions effected for, or securities held in, personal securities accounts over which the Access Employee has no direct or indirect influence or control ("Excluded Accounts"). An Annual Holdings Report Form is attached as Exhibit C.

         D.       Quarterly Transaction Reports

                  1. Each quarter, Access Employees must report all of their Covered Securities transactions effected, as well as any Covered Securities Accounts established during the quarter. They must submit their report to the Compliance Officer no later than ten days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Exhibit D.

                  2. If Access Employees had no reportable transactions and did not open any Non-Exempted Securities Accounts during the quarter, they are still required to submit a transaction report, noting that there were no reportable items during the quarter. It should be signed and dated before submission.

         E.       Pre-Approval of Investments in IPOs and Limited Offerings

                  Access Employees must obtain approval from the Compliance Officer before directly or indirectly acquiring Beneficial Ownership of any Security offered in connection with an IPO or Limited Offering.

III.     ISSUES ARISING FROM DISCLOSURES

   A. THE COMPLIANCE OFFICER WILL, ON A QUARTERLY BASIS, COMPARE ALL REPORTED PERSONAL SECURITIES TRANSACTIONS WITH THE CLIENT'S COMPLETED ACCOUNT
      TRANSACTIONS AND A LIST OF SECURITIES THAT WERE BEING CONSIDERED FOR
        PURCHASE OR SALE BY CRA DURING THE PERIOD TO DETERMINE WHETHER A
                       CODE VIOLATION MAY HAVE OCCURRED.

  B. IF THE COMPLIANCE OFFICER FINDS THAT A CODE VIOLATION MAY HAVE OCCURRED, OR BELIEVES THAT A CODE VIOLATION MAY HAVE OCCURRED, THE COMPLIANCE
         OFFICER MUST OBTAIN A CONFIDENTIAL REPORT AND ANY EXPLANATORY MATERIAL FROM THE ACCESS EMPLOYEE. THE COMPLIANCE OFFICER WILL DETERMINE
                WHETHER THE ACCESS EMPLOYEE VIOLATED THE CODE.

    C. NO ACCESS EMPLOYEE IS REQUIRED TO PARTICIPATE IN A DETERMINATION OF WHETHER HE OR SHE HAS COMMITTED A CODE VIOLATION OR DISCUSS THE IMPOSITION
                  OF ANY SANCTION AGAINST HIMSELF OR HERSELF.

    D. IF THE COMPLIANCE OFFICER FINDS THAT AN ACCESS EMPLOYEE HAS VIOLATED THE CODE, THE COMPLIANCE OFFICER WILL APPROVE A PROPOSED RESOLUTION
      OF THE SITUATION OR, IF APPROPRIATE, IMPOSE UPON THE ACCESS EMPLOYEE
        SANCTIONS THAT THE COMPLIANCE OFFICER DEEMS APPROPRIATE AND WILL
            REPORT THE VIOLATION AND THE RESOLUTION AND/OR SANCTION
 IMPOSED TO THE CRA EXECUTIVE COMMITTEE OR BOARD OF ANY REGISTERED INVESTMENT
   COMPANIES FOR WHICH CRA ACTS AS AN ADVISER UNLESS, IN THE SOLE DISCRETION
      OF THE COMPLIANCE OFFICER, CIRCUMSTANCES WARRANT AN EARLIER REPORT.

IV.      RECORDKEEPING

         CRA will maintain records as set forth below. These records will be maintained in accordance with Rule 204-2 and Rule 17j-1 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

         A. A copy of this Code and any other code adopted by CRA, which is, or at any time within the past five years has been, in effect, will be preserved in an easily accessible place.

         B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

         C. A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code will be preserved for a period of at least five years from the end of the fiscal year in which it is made, including for the first two years in an easily accessible, confidential and secured place.

         D. A record of all Access Employees, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

         E. A copy of each annual report of issues arising under this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

         F. CRA must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or Limited Offering, for at least five years after the end of the fiscal year in which the approval is granted.

V.       ANNUAL WRITTEN REPORT FOR MUTUAL FUND CLIENTS

         At least once a year, CRA will provide to the Board of any registered investment companies for which it acts as an Adviser ("Board") a written report that includes:

         A. Issues arising under the Code for registered investment companies. The reports must describe any issue(s) that arose during the previous year under the Codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s);

         B. The Compliance Officer may report to the Board more frequently as the Compliance Officer deems necessary or appropriate and shall do so as requested by the Board; and

         C. Certification. Each report must be accompanied by a certification to the Board that CRA has adopted procedures reasonably necessary to prevent its Access Employees from violating its Code of Ethics.

                                   EXHIBIT A

                                  DEFINITIONS

                                 GENERAL NOTE:

         The definitions and terms used in this Code of Ethics are intended to mean the same as they do under the 1940 Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in this Code is not defined, you should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable:

ACCESS EMPLOYEES:

Any officer of the investment adviser;
Any advisory person of CRA who, with respect to any clients or registered investment companies, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by CRA to any account.

COVERED SECURITIES:

A security as defined in Section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)] except that it does not include Exempted Securities.

EXEMPTED SECURITIES:

Direct obligations of the U.S. Government or its agencies; bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, money market funds including repurchase agreements; or shares issued by registered, open-end investment companies.

BENEFICIALLY OWNED:

Any securities in which the Access Employee has a direct or indirect pecuniary interest. This includes securities held by the Access Employee's spouse, his/her minor children, a relative who shares his/her home, or other persons by reason of any contract, arrangement, understanding or relationship that provide the Access Employee with sole or shared voting or investment power.

EXCLUDED ACCOUNTS:

Transactions effected in any account over which neither the investment adviser nor any Access Employee of the investment adviser has any direct or indirect influence or control.

INITIAL PUBLIC OFFERING ("IPO"):

Offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of section 13 or section 15(d) of the Securities Exchange Act of 1934.

LIMITED OFFERING:

An offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504 or Rule 506 (e.g. any private offering of securities, including private placements, venture capital activities, and business deals with family or relatives).

                                    EXHIBIT E

                           ACCESS PERSONS AND OFFICERS

The following named individuals are determined to be persons covered by the Code of Ethics of Clarion CRA Securities, L.P.:

ACCESS PERSONS:          Steven D. Burton
                         Kenneth D. Campbell
                         Curtis G. Cooper
                         Marilyn C. Driesen
                         T. Ritson Ferguson
                         Asad A. Kazim
                         Lynn S. Kehoe
                         Jarrett B. Kling
                         Lori A. Pachelli
                         Sherry L. Rexroad
                         Joseph P. Smith
                         Heather A. Trudel
                         Diane L. Wade

OFFICERS:                Steven D. Burton
                         Kenneth D. Campbell
                         T. Ritson Ferguson
                         Jarrett B. Kling
                         Sherry L. Rexroad

COMPLIANCE OFFICER: Kenneth D. Campbell

ASSISTANT COMPLIANCE OFFICER: Heather A. Trudel

                                Exhibit 23(p)(29)
                        GATEWAY INVESTMENT ADVISERS, L.P.

                                 CODE OF ETHICS
                               (FEBRUARY 28, 2000)

This Code of Ethics is based on the principle that every director, officer, and employee of Gateway Investment Advisers, L.P. should place the interests of each client of the Adviser before his own personal interests at all times. Each director, officer, and employee of the Adviser should avoid any actual or potential conflicts of interest with any client of the Adviser in all personal securities transactions. Each director, officer, and employee of the Adviser should comply with the provisions of the Code of Ethics in all his personal securities transactions.

A.       DEFINITIONS

1. "Adviser" means Gateway Investment Advisers, L.P., and Ohio corporation registered under the Investment Advisers Act of 1940.

2. "Client" means any person or entity for which the Adviser acts as an investment adviser.

3. "Access person" means any director or officer of the Adviser or any "advisory person" of a client.

4.       "Advisory person" of a means:

         (a) any employee of an Adviser (or of any company in a control relationship to an Adviser) who, in connection with his regular functions or duties, obtains information regarding the purchase or sale of a security by the
         (b) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to the client with regard to the purchase or sale of a security
         (c)      any "investment representative" of a client.

5.       "Investment representative" of a client means:

         (a)      any portfolio manager of the client
         (b) any employee of an Adviser (or of any company in a control relationship to an Adviser) who, in connection with his regular functions or duties, makes participates in, or executes the purchase or sale of a security by the client
         (c) any employee of an Adviser (or of any company in a control relationship to an Adviser) whose functions relate to the making of any recommendations with respect to the purchase or sale of a security by the client.

6. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. Serious consideration includes the act of writing a trade ticket, entering an order with a broker, and time stamping the trade ticket.

7. "Beneficial ownership" will be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires. For purposes of this Code, "Beneficial ownership" includes, but is not limited to, securities held by members of a person's immediate family sharing the same household and securities over which a person has discretionary authority outside his ordinary course of business.

8. "Control" has the same meaning as set forth in Section 2(a)(19) of the Investment Company Act.

9. "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

10. "Security" has the same meaning as set forth in Section 2(a)(36) of the Investment Company Act, except that it does not include the following securities (the "Excluded Securities"):

         (a)      shares of registered open-end investment companies
         (b)      securities issued by the United States government
         (c) short-term debt securities that are "government securities" within meaning of Section 2(a)(16) of the Investment Company Act
         (d)      banker's acceptances
         (e)      bank certificates of deposits
         (f)      commercial paper
         (g) such other money market instruments as designated by the Adviser's Board of Directors

A person does not become an "advisory person" or an "investment representative" simply by virtue of the following activities:

         (a) normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading: or

         (b) a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently or inadvertently obtaining such knowledge.

B.       PROHIBITED PURCHASES AND SALES OF SECURITIES

1.       Prohibited Transactions of Investment Representatives

         (a) An investment representative of a client may not purchase or sell, directly or indirectly, any security (in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership) if the client has a pending buy or sell order in the same security until the client's order is executed or withdrawn.

         (b) An investment representative of a client may not purchase or sell, directly or indirectly, any security (in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership) if such security is being considered for purchase or sale by the client.

         (c) An investment representative of a client may not purchase or sell, directly or indirectly, any security (in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership) within seven calendar days before or after the execution of a trade in the same security by the client.

         (d) An investment representative of a Fund may not purchase or sell, directly or indirectly, any index option contract (in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership).

2.       Prohibited Transactions of Access Persons

         (a) An access person may not purchase or sell, directly or indirectly, any security (in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership) if, to his actual knowledge, any client has a pending buy or sell order in the same security until the client's order is executed or withdrawn.

         (b) An access person may not purchase or sell, directly or indirectly, any security (in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership) if, to his actual knowledge, such security is being considered for purchase or sale by any client.

3.       Prohibited Transactions of Employees of the Adviser

         An employee of the Adviser may not purchase or sell, directly or indirectly, any index option contract.

C.       PRECLEARANCE OF SECURITIES TRANSACTIONS

Each access person must obtain approval from a designated compliance officer for the Adviser prior to purchasing or selling any security, the purchase or sale of which is not prohibited pursuant to Section B of this Code. Approval will be valid for two trading days.

D.       EXEMPTED TRANSACTIONS

The prohibitions described in Section B of this Code and the preclearance requirements set forth in Section C of this Code do not apply to the following transactions:

         (a)      purchases or sales of Excluded Securities
         (b) purchases or sales of securities involving less than 2,000 shares of a security included in the Standard & Poor's 500 Index
         (c) purchases or sales of securities involving less than 2,000 shares of a security of a company with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares
         (d) purchases or sales of option contracts involving less than 20 contracts on a security included in the Standard & Poor's 500 Index
         (e) purchases or sales of option contracts involving less than 20 contracts on a security of a company with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares
         (f) purchases or sales of securities effected in any account over which the access person has no direct or indirect influence or control
         (g) purchases or sales of securities by an access person that are not eligible for purchase or sale by any client
         (h) purchases or sales of securities that are nonvolitional on the part of either the client or the access person
         (i) purchases of securities that are part of an automatic dividend reinvestment plan
         (j) purchase of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, or sales of such rights.

E.       RESTRICTIONS ON INVESTMENTS IN AN INITIAL PUBLIC OFFERINGS

An investment representative may not acquire any securities in an initial public offering without express prior approval from the Adviser.

F.       RESTRICTIONS ON PRIVATE PLACEMENT TRANSACTIONS

An investment representative may not acquire any security of any issuer in a private placement without express prior approval from the Adviser. An investment representative of a client must disclose his investment in such security if he takes part in the Adviser's subsequent decision to recommend or purchase any security of the issuer for the client.

G.       RESTICTIONS ON SHORT TERM TRADES

An investment representative may not profit from the purchases and sale, or sale and purchase, of the same or equivalent securities within 60 calendar days ("short-term trade"). This restriction does not apply to the following short-term trades:

         (a)      a short-term trade involving Excluded Securities
         (b) a shot-term trade for which express or prior approval has been received from the Adviser by the investment representative
         (c) a short-term trade involving no more than 100 shares of a security included in the Standard & Poor's 500 Index
         (d) a short-term trade involving no more than 100 shares of a security of a company with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares
         (e) a short-term trade involving no more than two option contracts on a security included in the Standard & Poor's 500 Index
         (f) a short-term trade involving no more than two option contracts on a security of a company with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares
         (g) a short-term trade in any account over which the investment representative has no direct or indirect influence or control
         (h) a short-term trade that is nonvolitional on the part of the investment representative
         (i) a short-term trade resulting from an automatic dividend reinvestment plan.

H.       RESTRICTIONS ON SERVING ON BOARD OF DIRECTORS

An investment representative may not serve on the Board of Directors of a publicly traded company without express prior approval from the Adviser.

I.       RESTRICTIONS ON ACCEPTANCE OF GIFTS

Neither an access person not an employee of an Adviser may accept in any calendar year gifts with a value of more than $100 from any person ("donor") that does business with or on behalf of the Adviser. Neither an access person nor an employee of an

Adviser may accept in any calendar year gifts with a value of more than $100 from any donor if, to his actual knowledge, the donor does business with or on behalf any client. These restrictions do not apply to the gifts in the form of an occasional meal, a ticket to a sporting event, theater or comparable entertainment, or an invitation to golf or participate in similar sporting activities for such person and his guests so long as (1) such gifts are neither no frequent nor so extensive as to raise any question of propriety and (2) such gifts are not preconditioned on the donor obtaining or maintaining a specified level of business with the Adviser or any client.

J.       REPORTING

1.       Reports of Access Persons and Employees of Adviser

Each person (other than a member of the Board of Directors who is not employed by the Adviser) and each employee of an Adviser must report to the Adviser the information described in paragraph 2 below for each transaction in any security including Excluded Securities (in which he has, or by reason of such transaction, acquires, any direct or indirect beneficial ownership in the security). This reporting requirement does not apply to access persons and employee transactions listed in Items D(a), (f) and (g) under Exempted Transactions.

2.       Form of Reports

Every report must contain the following information

(a)      the date of the transaction
(b) the title and number of shares (or the principal amount) of the security
(c) the nature of the transaction (purchase, sale or other type of acquisition or disposition)
(d)      the price at which the transaction was effected
(e) the name of the broker, dealer, bank or other entity through or with whom the transaction was effected.

3.       Submission of Reports

Every report must be submitted to the Adviser not later than ten days after the end of each calendar quarter. The report must include the information with respect to any transaction in a security effected during the calendar quarter.

4.       Disclaimer of Ownership

A report may contain a statement that it shall not be construed as an admission by the person making the report that he has any direct or indirect beneficial ownership in the reported security.

5.       Submission of Duplicate Confirmations and Periodic Statements

Each access person must arrange for duplicate copies of trade confirmations and periodic statements of his brokerage accounts to be sent to the designated compliance officer for the Adviser. This requirement applies to any brokerage account of a client over which the access person exercises trading authority in his capacity as an employee of the Adviser.

K.       CERTIFICATIONS

1.       Certification of Access Persons and Employees of Adviser

Each access person (other than a member of the Board of Directors who is not employed by the Adviser) and each employee of an Adviser will certify annually that:

         (a) he has read and understood the Code of Ethics and recognizes he is subject to its provisions
         (b) he has complied with the applicable provisions of the Code of Ethics and has reported all personal securities transactions required to be reported under Section J of the Code.

2.       Certification of Access Persons

In addition to the certification described in paragraph 1 above, each access person (other than a member of the Board of Directors who is not employed by the Adviser) will submit to the adviser no later than ten days after he becomes an access person and annually thereafter:

         (a) a certified list of the title, number of shares and principal amount of all securities in which he/she has any direct or indirect beneficial ownership, and
         (b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person.

L.       SANCTIONS

The Board of Directors of the Adviser may impose sanctions it deems appropriate upon any person who violates the Code of Ethics. In addition, the Board of Directors of the Adviser may impose sanctions it deems appropriate upon any person who has engaged in a course of conduct that, although in technical compliance with the Code of Ethics, is part of a plan or scheme to evade the provisions of the Code of Ethics. Sanctions may include a letter of censure, suspension of employment, termination of employment, fines, and disgorgement of profits from prohibited or restricted transactions.

                                Exhibit 23(p)(30)


                             JENNISON ASSOCIATES LLC

                                 CODE OF ETHICS,

                            POLICY ON INSIDER TRADING

                                       AND

                             PERSONAL TRADING POLICY


                           AS AMENDED DECEMBER 6, 1999

                                    SECTION I

                                 CODE OF ETHICS

                                       FOR

                             JENNISON ASSOCIATES LLC

         This Code sets forth rules, regulations and standards of conduct for the employees of Jennison Associates LLC. It bears the approval of the Corporation's Board of Directors and applies to Jennison Associates and all subsidiaries.

         The Code incorporates The Prudential Insurance Company of America's ethics policies as well as additional policies specific to Jennison Associates LLC. Prudential's Code of Ethics, "Making the Right Choices", may be found as Exhibit Q in Jennison Associates' Compliance Manual.

         The prescribed guidelines assure that the high ethical standards long maintained by Jennison continue to be applied. The purpose of the Code is to preclude circumstances which may lead to or give the appearance of conflicts of interest, insider trading, or unethical business conduct. The rules prohibit certain activities and personal financial interests as well as require disclosure of personal investments and related business activities of all directors, officers and employees.

     ERISA AND THE FEDERAL SECURITIES LAWS DEFINE AN INVESTMENT ADVISOR AS A FIDUCIARY WHO OWES HIS CLIENTS A DUTY OF UNDIVIDED LOYALTY, WHO SHALL NOT
    ENGAGE IN ANY ACTIVITY IN CONFLICT WITH THE INTERESTS OF THE CLIENT. AS
     A FIDUCIARY, OUR PERSONAL AND CORPORATE ETHICS MUST BE ABOVE REPROACH. ACTIONS WHICH EXPOSE ANY OF US OR THE ORGANIZATION TO EVEN THE APPEARANCE
                         OF IMPROPRIETY MUST NOT OCCUR.

         The excellent name of our firm continues to be a direct reflection of the conduct of each of us in everything we do.

         Being fully aware of and strictly adhering to the Code of Ethics is the responsibility of each Jennison Associates employee.

                            CONFIDENTIAL INFORMATION

         Employees may become privy to confidential information (information not generally available to the public) concerning the affairs and business transactions of Jennison, companies researched by us for investment, our present and prospective clients, suppliers, officers and other staff members. Confidential information also includes trade secrets and other proprietary information of the Corporation such as business or product plans, systems, methods, software, manuals and client lists. Safeguarding confidential information is essential to the conduct of our business. Caution and discretion are required in the use of such information and in sharing it only with those who have a legitimate need to know.

         A) PERSONAL USE: Confidential information obtained or developed as a result of employment with the Corporation is not to be used or disclosed for the purpose of furthering any private interest or as a means of making any personal gain. Use or disclosure of such information could result in civil or criminal penalties against the Corporation or the individual responsible for disclosing such information.

         Further guidelines pertaining to confidential information are contained in the "Policy Statement on Insider Trading." (Set forth on page 8 in the section dedicated specifically to Insider Trading.)

         B) RELEASE OF CLIENT INFORMATION: Information concerning a client which has been requested by third persons, organizations or governmental bodies may only be released with the consent of the client involved. All requests for information concerning a client (other than routine credit inquiries), including requests pursuant to the legal process (such as subpoenas or court orders) must be promptly referred to Karen E. Kohler. No information may be released, nor should the client involved be contacted, until so directed by Karen E. Kohler.

         In order to preserve the rights of our clients and to limit the firm's liability concerning the release of client proprietary information, care must be taken to:

         * Limit use and discussion of information obtained on the job to normal business activities.

         * Request and use only information which is related to our business needs.

         * Restrict access to records to those with proper authorization and legitimate business needs.

         * Include only pertinent and accurate data in files which are used as a basis for taking action or making decisions.

                              CONFLICTS OF INTEREST

         You should avoid actual or apparent conflicts of interest - that is, any personal interest outside the Company which could be placed ahead of your obligations to our clients, Jennison Associates or The Prudential Insurance Company of America. Conflicts may exist even when no wrong is done. The opportunity to act improperly may be enough to create the appearance of a conflict.

         We recognize and respect an employee's right of privacy concerning personal affairs, but we must require a full and timely disclosure of any situation which could result in a conflict of interest or even the appearance of a conflict. Whether or not a conflict exists will be determined by the Company, not by the employee involved.

         To reinforce our commitment to the avoidance of potential conflicts of interest, the following rules have been adopted:

         1) YOU MAY NOT, without first having secured prior approval from the Board of Directors, serve as a director, officer, employee, partner or trustee - nor hold any other position of substantial interest - in any outside business enterprise. You do not need prior approval, however, if the following three conditions are met: one, the enterprise is a family firm owned principally by other members of your family; two, the family business is not doing business with Jennison or The Prudential; and three, the services required will not interfere with your duties or your independence of judgment. Significant involvement by employees in outside business activity is generally unacceptable. In addition to securing prior approval for outside business activities, you will be required to disclose all relationships with outside enterprises annually.

         * Note - The above deals only with positions in business enterprises. It does not effect Jennison's practice of permitting employees to be associated with governmental, educational, charitable, religious or other civic organizations. These activities may be entered into without prior consent, but must still be disclosed on an annual basis.

         2) YOU MAY NOT act on behalf of Jennison in connection with any transaction in which you have a personal interest. This rule does not apply to any personal interest resulting from your participation in any Jennison or Prudential plan in the nature of incentive compensation, or in the case of a plan which provides for direct participation in specific transactions by Jennison's Board of Directors.

         3) YOU MAY NOT, without prior approval from the Board of Directors, have a substantial interest in any outside business which, to your knowledge, is involved currently in a business transaction with Jennison or The Prudential, or is engaged in businesses similar to any business engaged in by Jennison. A substantial interest includes any investment in the outside business involving an amount greater than 10 percent of your gross assets, or $10,000 if that amount is larger, or involving an ownership interest greater than 2 percent of the outstanding equity interests. You do not need approval to invest in open-ended registered investment companies such as investments in mutual funds and similar enterprises which are publicly owned.

         4) YOU MAY NOT, without prior approval of the Board of Directors, engage in any transaction involving the purchase of products and/or services from Jennison, except on the same terms and conditions as they are offered to the public. Plans offering services to employees approved by the Board of Directors are exempt from this rule.

         5.) YOU MAY NOT purchase an equity interest in any competitor. Employees and their immediate families are also prohibited from investing in securities of a client or supplier with whom the staff member regularly deals even if the securities are widely traded.

                            OTHER BUSINESS ACTIVITIES

         ISSUES REGARDING THE RETENTION OF SUPPLIERS: The choice of our suppliers must be based on quality, reliability, price, service, and technical advantages.

         GIFTS: Jennison employees and their immediate families should not solicit, accept, retain or provide any gifts or favors which might influence decisions you or the recipient must make in business transactions involving Jennison or which others might reasonably believe could influence those decisions. Even a nominal gift should not be accepted if, to a reasonable observer, it might appear that the gift would influence your business decisions.

         Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Examples of such gifts are those received as normal business courtesies (i.e. meals or golf games); non-cash gifts of nominal value (such as received at Holiday time); gifts received because of kinship, marriage or social relationships entirely beyond and apart from an organization in which membership or an official position is held as approved by the Corporation. Entertainment which satisfies these requirements and conforms to generally accepted business practices also is permissible. Please reference the Gifts and Entertainment section of Jennison Associates' Compliance Manual for a more detailed explanation of Jennison's policy towards gifts and entertainment.

         IMPROPER PAYMENTS - KICKBACKS: In the conduct of the Corporation's business, no bribes, kickbacks, or similar remuneration or consideration of any kind are to be given or offered to any individual or organization or to any intermediaries such as agents, attorneys or other consultants, for the purpose of influencing such individual or organization in obtaining or retaining business for, or directing business to, the Corporation.

         BOOKS, RECORDS AND ACCOUNTS: The integrity of the accounting records of the Corporation is essential. All receipts and expenditures, including personal expense statements must be supported by documents that accurately and properly describe such expenses. Staff members responsible for approving expenditures or for keeping books, records and accounts for the Corporation are required to approve and record all expenditures and other entries based upon proper supporting documents so that the accounting records of the Corporation are maintained in reasonable detail, reflecting accurately and fairly all transactions of the Corporation including the disposition of its assets and liabilities. The falsification of any book, record or account of the Corporation, the submission of any false personal expense statement, claim for reimbursement of a non-business personal expense, or false claim for an employee benefit plan payment are prohibited. Disciplinary action will be taken against employees who violate these rules, which may result in dismissal.

         LAWS AND REGULATIONS: The activities of the Corporation must always be in full compliance with applicable laws and regulations. It is the Company's policy to be in strict compliance with all laws and regulations applied to our business. We recognize, however, that some laws and regulations may be ambiguous and difficult to interpret. Good faith efforts to follow the spirit and intent of all laws is expected. To ensure compliance, the Corporation intends to educate its employees on laws related to Jennison's activities which may include periodically issuing bulletins, manuals and memoranda. Staff members are expected to read all such materials and be familiar with their content.

         OUTSIDE ACTIVITIES & POLITICAL AFFILIATIONS: Jennison Associates does not contribute financial or other support to political parties or candidates for public office except where lawfully permitted and approved in advance in accordance with procedures adopted by Jennison's Board of Directors. Employees may, of course, make political contributions, but only on their own behalf; they will not be reimbursed by the Company for such contributions.

         Legislation generally prohibits the Corporation or anyone acting on its behalf from making an expenditure or contribution of cash or anything else of monetary value which directly or indirectly is in connection with an election to political office; as, for example granting loans at preferential rates or providing non-financial support to a political candidate or party by donating office facilities. Otherwise, individual participation in political and civic activities conducted outside of normal business hours is encouraged, including the making of personal contributions to political candidates or activities.

         Employees are free to seek and hold an elective or appointive public office, provided you do not do so as a representative of the Company. However, you must conduct campaign activities and perform the duties of the office in a manner that does not interfere with your responsibilities to the firm.

              COMPLIANCE WITH THE CODE & CONSEQUENCES IF VIOLATION
                              OF THE CODE OCCURS:

         Each year all employees will be required to complete a form certifying that they have read this booklet, understand their responsibilities, and are in compliance with the requirements set forth in this statement.

         This process should remind us of the Company's concern with ethical issues and its desire to avoid conflicts of interest or their appearance. It should also prompt us to examine our personal circumstances in light of the Company's philosophy and policies regarding ethics.

       CERTAIN KEY EMPLOYEES WILL BE REQUIRED TO COMPLETE A FORM VERIFYING
          THAT THEY HAVE COMPLIED WITH ALL COMPANY PROCEDURES AND FILED DISCLOSURES OF SIGNIFICANT PERSONAL HOLDINGS AND CORPORATE AFFILIATIONS.

         If any staff member has reason to believe that any situation may have resulted in a violation of any provision of the Code of Ethics, whether by that staff member or by another, the matter must be reported promptly to Karen E. Kohler.

         Violation of any provision of the Code of Ethics by any staff member may constitute grounds for disciplinary action, including dismissal.

                                   SECTION II

                                 INSIDER TRADING

         As a result of recent legislative events, particularly the enactment of the Insider Trading and Securities Fraud Enforcement Act of 1988, the Securities Exchange Acts and the Investment Advisors Act of 1940 require that all investment advisors establish, maintain and enforce policies and supervisory procedures designed to prevent the misuse of material, non-public information by such investment advisor, and any associated person.

         This section of the Code sets forth Jennison Associates' policy statement on insider trading. It explains some of the terms and concepts associated with insider trading, as well as the civil and criminal penalties for insider trading violations. In addition, it sets forth the necessary procedures required to implement Jennison Associates' Insider Trading Policy Statement.

         This policy applies to all Jennison Associates' employees, as well as the employees of all affiliated companies.

                      JENNISON ASSOCIATES' POLICY STATEMENT
                             AGAINST INSIDER TRADING

         When contemplating a transaction for your personal account, or an account in which you may have a direct or indirect personal or family interest, we must be certain that such transaction is not in conflict with the interests of our clients. Specific rules in this area are difficult, and in the final analysis, each of us must make our own determination as to whether a transaction is in conflict with client interests. Although it is not possible to anticipate all potential conflicts of interest, we have tried to set a standard that protects the firm's clients, yet is also practical for our employees. The Company recognizes the desirability of giving its corporate personnel reasonable freedom with respect to their investment activities, on behalf of themselves, their families, and in some cases non-client accounts (i.e. charitable or educational organizations on whose boards of directors corporate personnel serve). However, personal investment activity may conflict with the interests of the Company's clients. In order to avoid such conflicts -- or even the appearance of conflicts -- the Company has adopted the following policy:

         Jennison Associates LLC forbids any director, officer or employee from trading, either personally or on behalf of clients or others, on material, non-public information or communicating material, non-public information to others in violation of the law. Said conduct is deemed to be "insider trading." Such policy applies to every director, officer and employee and extends to activities within and outside their duties at Jennison Associates.

         Every director, officer, and employee is required to read and retain this policy statement. Questions regarding Jennison Associates' Insider Trading policy and procedures should be referred to Karen E. Kohler or John H. Hobbs.

                   EXPLANATION OF RELEVANT TERMS AND CONCEPTS

         Although insider trading is illegal, Congress has not defined "insider", "material" or "non-public information". Instead the courts have developed definitions of these terms. Set forth below are very general descriptions of these terms. However, it is usually not easily determined whether information is "material" or "non-public" and, therefore, whenever you have any questions as to whether information is material or non-public, consult with Karen E. Kohler. Do not make this decision yourself.

         1) WHO IS AN INSIDER?

         The concept of an "insider" is broad. It includes officers, directors and employees of a company. A person may be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. Examples of temporary insiders are the company's attorneys, accountants, consultants and bank lending officers, as well as the employees of such organizations. Jennison Associates and its employees may become "temporary insiders" of a company in which we invest, in which we advise, or for which we perform any other service. An outside individual may be considered an insider, according to the Supreme Court, if the company expects the outsider to keep the disclosed non-public information confidential or if the relationship suggests such a duty of confidentiality.

         2) WHAT IS MATERIAL INFORMATION?

         Trading on inside information is not a basis for liability unless the information is material. Material Information is defined, as:

         * Information, for which there is a substantial likelihood, that a reasonable investor would consider important in making his or her investment decisions, or

         * Information that is reasonably certain to have a substantial effect on the price of a company's securities.

         Information that directors, officers and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, a significant increase or decline in orders, significant new products or discoveries, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         In addition, knowledge about Jennison Associates' trading information and patterns may be deemed material.

         3) WHAT IS NON-PUBLIC INFORMATION?

         Information is "non-public" until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally available to the public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economics Services, The Wall Street Journal or other publications of general circulation would be considered public.

         4) MISAPPROPRIATION THEORY

         Under the "misappropriation" theory liability is established when trading occurs on material non-public information that is stolen or misappropriated from any other person. In U.S. v. Carpenter, a columnist defrauded The Wall Street Journal by stealing non-public information from the Journal and using it for trading in the securities markets. Note that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

         5) WHO IS A CONTROLLING PERSON?

         "Controlling persons" include not only employers, but any person with power to influence or control the direction of the management, policies or activities of another person. Controlling persons may include not only the Company, but its directors and officers.

                    PENALTIES FOR INSIDER TRADING VIOLATIONS

         Penalties for trading on or communicating material non-public information are more severe than ever. The individuals involved in such unlawful conduct may be subject to both civil and criminal penalties. A controlling person may be subject to civil or criminal penalties for failing to establish, maintain and enforce Jennison Associates' Policy Statement against Insider Trading and/or if such failure permitted or substantially contributed to an insider trading violation.

         Individuals can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

                  a. CIVIL INJUNCTIONS

                  b. TREBLE DAMAGES

                  c. DISGORGEMENT OF PROFITS

                  d. JAIL SENTENCES - Under the new laws, the maximum jail sentences for criminal securities law violations increased from 5 years to 10 years.

                  e. CIVIL FINES - Persons who committed the violation may pay up to three times the profit gained or loss avoided, whether or not the person actually benefited.

                  f. CRIMINAL FINES - The employer or other "controlling persons" may pay up to $2,500,000.

                  g. Violators will be barred from the securities industry.

                                   SECTION III

                       IMPLEMENTATION PROCEDURES & POLICY

         The following procedures have been established to assist the officers, directors and employees of Jennison Associates in preventing and detecting insider trading as well as to impose sanctions against insider trading. Every officer, director and employee must follow these procedures or risk serious sanctions, including possible dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures you should consult Karen E. Kohler or John H. Hobbs.

         1) IDENTIFYING INSIDE INFORMATION

         Before trading for yourself or others, including client accounts managed by Jennison Associates, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

                  i. IS THE INFORMATION MATERIAL? *Would an investor consider this information important in making his or her investment decisions? ** Would this information substantially effect the market price of the securities if generally disclosed?

                  ii. IS THE INFORMATION NON-PUBLIC? * To whom has this information been provided? ** Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal, or other publications of general circulation?

         If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

                  i. Report the matter immediately to Karen E. Kohler or John H. Hobbs. If neither are available you should contact Mr. Louis Begley, our attorney at Debevoise and Plimpton ((212)909-6000).

                  ii. Do not repurchase or sell the securities on behalf of yourself or others, including client accounts managed by Jennison Associates.

                  iii. Do not communicate the information inside or outside Jennison Associates, other than to Karen E. Kohler, John H. Hobbs, or Mr. Begley our outside counsel.

                  iv. After Karen E. Kohler, John H. Hobbs, or Mr. Begley has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

         2) RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION

         Information that you identify as material and non-public may not be communicated to anyone, including persons within Jennison Associates LLC, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be locked; access to computer files containing non-public information should be restricted.

         Jennison employees have no obligation to the clients of Jennison Associates to trade or recommend trading on the basis of material, non-public (inside) information in their possession. Jennison's fiduciary responsibility to its clients requires that the firm and its employees regard the limitations imposed by Federal securities laws.

         3) ALLOCATION OF BROKERAGE

         To supplement its own research and analysis, to corroborate data compiled by its staff, and to consider the views and information of others in arriving at its investment decisions, Jennison Associates, consistent with its efforts to secure best price and execution, allocates brokerage business to those broker-dealers in a position to provide such services.

         It is the firm's policy not to allocate brokerage in consideration of the attempted furnishing of material non-public (inside) information. Employees, in recommending the allocation of brokerage to broker-dealers, should not give consideration to the provision of any material non-public (inside) information. The policy of Jennison Associates as set forth in this statement should be brought to the attention of such broker-dealer.

         4) RESOLVING ISSUES CONCERNING INSIDER TRADING

         If doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures and standards, or as to the propriety of any action, it must be discussed with Karen E. Kohler or John H. Hobbs before trading or communicating the information to anyone.

         This code will be distributed to all Jennison Associates personnel. Periodically or upon request, Karen E. Kohler will meet with such personnel to review this statement of policy, including any developments in the law and to answer any questions of interpretation or application of this policy.

         From time to time this statement of policy will be revised in the light of developments in the law, questions of interpretation and application, and practical experience with the procedures contemplated by the statement.

                                   SECTION IV

                   JENNISON ASSOCIATES PERSONAL TRADING POLICY

1. GENERAL POLICY AND PROCEDURES

         The management of Jennison Associates is fully aware of and in no way wishes to deter the security investments of its individual employees. The securities markets, whether equity, fixed income, international or domestic, offer individuals alternative methods of enhancing their personal investments.

         Due to the nature of our business and our fiduciary responsibility to our client funds, we must protect the firm and its employees from the possibilities of both conflicts of interest and illegal insider trading in regard to their personal security transactions.

         We have adopted the following policies and procedures on employee personal trading to insure against violations of the law. These policies and procedures are in addition to those set forth in the Code of Ethics and the Policy Statement Against Insider Trading.

2. RECORDKEEPING REQUIREMENTS

         Jennison Associates, as an investment advisor, is required by Rule 204-2 of the under the Investment Advisers Act of 1940, to keep records of every transaction in securities in which any of its personnel has any direct or indirect beneficial ownership, except transactions effected in any account over which neither the investment adviser nor any advisory representative of the investment adviser has any direct or indirect influence or control and transactions in securities which are direct obligations of the United States, mutual funds and high-quality short-term instruments. This includes transactions for the personal accounts of an employee, as well as, transactions for the accounts of other members of their immediate family (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control and trusts of which they are trustees or other accounts in which they have any direct or indirect beneficial interest or direct or indirect influence or control, unless the investment decisions for the account are made by an independent investment manager in a fully discretionary account. Jennison recognizes that some of its employees may, due to their living arrangements, be uncertain as to their obligations under this Personal Trading Policy. If an employee has any question or doubt as to whether they have direct or indirect influence or control over an account, he or she must consult with the Compliance Department as to their status and obligations with respect to the account in question.

                  In addition, Jennison, as a subadviser to investment companies registered under the Investment Company Act of 1940 (e.g., mutual funds), is required by Rule 17j-1 under the Investment Company Act to review and keep records of personal investment activities of "access persons" of these funds, unless the access person does not have direct or indirect influence or control of the accounts. An "access person" is defined as any director, officer, general partner or Advisory Person of a Fund or Fund's Investment Adviser. "Advisory Person" is defined as any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of investments by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales. Therefore, Jennison's "access persons" and "advisory persons" include the following: portfolio managers, investment analysts, traders, officers and directors.

1) ACCESS PERSONS: PORTFOLIO MANAGERS, INVESTMENT ANALYSTS, TRADERS, AND OTHER JENNISON OFFICERS AND DIRECTORS

Access Persons are required to provide the Compliance Department with the following:

         A)       INITIAL HOLDINGS REPORTS:
         Within 10 days of commencement of employment, an initial holdings report detailing all personal investments (including private placements, and index futures contracts and options thereon, but excluding US Treasury securities, mutual fund shares, and short-term high quality debt instruments). The report should contain the following information:

                  1. the title, number of shares and principal amount of each investment in which the Access Person had any direct or indirect beneficial ownership;
                  2. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and
                  3.       The date that the report is submitted by the Access
                           Person.

         B)       QUARTERLY REPORTS:
                  1. TRANSACTION REPORTING: Within 10 days after the end of a calendar quarter, with respect to any transaction during the quarter in investments in which the Access Person had any direct or indirect beneficial ownership:

                           a. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each investment involved;
                           b. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
                           c. The price of the investment at which the transaction was effected;
                           d. The name of the broker, dealer or bank with or through which the transaction was effected; and
                           e. The date that the report is submitted by the Access Person.

                  2. PERSONAL SECURITIES ACCOUNT REPORTING:Within 10 days after the end of a calendar quarter, with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                           a. The name of the broker, dealer or bank with whom the Access Person established the account;
                           b.       The date the account was established; and
                           c. The date that the report is submitted by the Access Person.

         To facilitate compliance with this reporting requirement, Jennison Associates requires that a duplicate copy of all trade confirmations and brokerage statements be supplied directly to Jennison Associates' Compliance Department and to the Prudential's Corporate Compliance Department. In addition, the Compliance Department must also be notified immediately upon the creation of any new personal investment accounts.

         C)       ANNUAL HOLDINGS REPORTS

                  Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                  1. The title, number of shares and principal amount of each investment in which the Access Person had any direct or indirect beneficial ownership;
                  2. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and
                  3.       The date that the report is submitted by the Access
                           Person.

         D) A copy of all discretionary investment advisory contracts or agreements between the officer, director or employee and his investment advisors.

         E) A copy of Schedule B, Schedule D, and Schedule E from federal income tax returns on an annual basis.

2)       ALL OTHER EMPLOYEES OF JENNISON ASSOCIATES

                  In order to ensure compliance with these regulations, all other employees of Jennison Associates shall submit to the Compliance Department:

                  A.) Upon commencement of employment and no less than annually thereafter, a report of all personal securities holdings and a report of every personal brokerage account in which they have any direct or indirect beneficial interest. The Compliance Department must also be notified immediately upon the creation of any new personal investment accounts.

                           The report must disclose the following material:

                           * Name and type of account - single, joint, trust, partnership, etc.
                           * A statement disclosing the general purpose of the account (e.g., as a trustee of XYZ College, I have agreed in accordance with the school's Board of Directors to invest funds on behalf of XYZ for the benefit of its annual scholarship fund).
                           * The institution, bank, or otherwise, where the account is maintained.

                  B.) A report, including confirmation and quarter-end brokerage statements, of every security transaction in which they, their immediate families (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control), and trusts of which they are trustees or any other account in which they have a beneficial interest and have participated or direct or indirect influence or control.

                           To facilitate this aspect of employee securities trading, Jennison Associates requires that a duplicate copy of all trade confirmations and brokerage statements be supplied directly to Jennison Associates' Compliance Department and to the Prudential's Corporate Compliance Department.

                  C.) A copy of all discretionary investment advisory contracts or agreements between the officer, director or employee and his investment advisors.

                  D.) A copy of Schedule B, Schedule D, and Schedule E from federal income tax returns on an annual basis.

3)       NON-EMPLOYEE DIRECTORS

               A.) Jennison recognizes that a director not employed by Jennison (i.e., directors designated by The Prudential Insurance Company of America to sit on Jennison's Board of Directors) is subject to his or her employer's own code of ethics, a copy of which and any amendments thereto shall have been made available to Jennison's Compliance Department. The Compliance Department of the non-employee director's employer must represent quarterly to the Jennison Compliance Department that the non-employee director has complied with the recordkeeping and other procedures of its code of ethics during the most recent calendar quarter. Such representation shall also state that such policies and procedures shall be deemed adequate for compliance with both Prudential's and Jennison's Codes of Ethics. If there have been any violations of the employer's code of ethics by such non-employee director, the employer's Compliance Department must submit a detailed report of such violations and what remedial action, if any was taken.

                  B.) Non-employee directors shall be exempt from supplying a copy of Schedule B, D, and Schedule E from their federal income tax returns.

                  C.) Additionally, all non-employee directors shall be exempt from the pre-clearance procedures as described below.

3. PRE-CLEARANCE PROCEDURES

         All directors, officers, and employees of Jennison Associates may need to obtain clearance from the Personal Investment Committee prior to effecting any securities transaction in which they or their immediate families (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control, have a beneficial interest on behalf of a trust of which they are trustee, or for any other account in which they have a beneficial interest or direct or indirect influence or control. Determination as to whether or not a particular transaction requires pre-approval should be made by consulting the "Compliance and Reporting of Personal Transactions Matrix" found on Exhibit A.

         Please note, voluntary tender offers are a recent addition to the "Compliance and Reporting of Personal Transactions" matrix. They are both a reportable transaction and one that requires pre-approval. Approval of tendering shares into a tender offer shall be determined on a case-by-case basis by the Personal Investment Committee.

         The Personal Investment Committee will make its decision of whether to clear a proposed trade on the basis of the personal trading restrictions set forth -below. A member of the Compliance Department shall promptly notify the officer, director, or employee of approval or denial to trade the requested security. Notification of approval or denial to trade may be verbally given as soon as possible; however, it shall be confirmed in writing within 24 hours of the verbal notification. Please note that the approval granted will be valid ONLY for that day in which the approval has been obtained; provided, however, that approved orders for securities traded in certain foreign markets may be executed within 2 business days from the date pre-clearance is granted, depending on the time at which approval is granted and the hours of the markets on which the security is traded are open. In other words, if a trade was not effected on the day for which approval was originally sought, a new approval form must be re-submitted on each subsequent day in which trading may occur. Or, if the security for which approval has been granted is traded on foreign markets, approval is valid for an additional day (i.e., the day for which approval was granted and the day following the day for which approval was granted).

         Only transactions where the investment decisions for the account are made by an independent investment manager in a fully discretionary account will be exempt from the pre-clearance procedures. Copies of the agreement of such discretionary accounts, as well as transaction statements or another comparable portfolio report, must be submitted on a quarterly basis to the Compliance Department for review and record retention.

         Written notice of your intended securities activities must be filed for approval prior to effecting any transaction for which prior approval is required. The name of the security, the date, the nature of the transaction (purchase or sale), the price, the name and relationship to you of the account holder (self, son, daughter, spouse, father, etc.), and the name of the broker-dealer or bank involved in the transaction must be disclosed in such written notice. Such written notice should be submitted on the Pre-Clearance Transaction Request Forms (Equity/Fixed Income) which can be obtained from the Compliance Department. If proper procedures are not complied with, action will be taken against the employee. All violations shall go before the Personal Investment Committee and Jennison's Compliance Committee. The violators may be asked to reverse the transaction and/or transfer the security or profits gained over to the accounts of Jennison Associates. In addition, penalties for personal trading violations shall be determined in accordance with the penalties schedule set forth in Section 5, "Penalties for Violating Jennison Associates' Personal Trading Policies." Each situation and its relevance will be given due weight. If non-compliance with the pre-clearance procedure becomes repetitive, dismissal, by the Board of Directors, of the employee can result.

4. PERSONAL TRADING POLICY

         The following rules, regulations and restrictions have been set forth by the Board of Directors and apply to the personal security transactions of all employees. These rules will govern whether clearance for a proposed transaction will be granted. These rules also apply to the sale of securities once the purchase of a security has been pre-approved and completed.

         No director, officer or employee of the Company may effect for himself, an immediate family member (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control, or any trust of which they are trustee, or any other account in which they have a beneficial interest or direct or indirect influence or control any transaction in a security, or recommend any such transaction in a security, of which, to his/her knowledge, the Company has effected the same for any of its clients, if such transaction would in any way conflict with, or be detrimental to, the interests of such client, or if such transaction was effected with prior knowledge of material, non-public information.

         Except in particular cases in which the Personal Investment Committee has determined in advance that proposed transactions would not conflict with the foregoing policy, the following rules shall govern all transactions (and recommendations) by all corporate personnel for their own accounts, for their immediate family's accounts (including accounts of the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control, and any trust of which they are trustee, or any other account in which they have a beneficial interest or direct or indirect influence or control. The provisions of the following paragraphs do not necessarily imply that the Personal Investment Committee will conclude that the transactions or recommendations to which they relate are in violation of the foregoing policy, but rather are designed to indicate the transactions for which prior approval should be obtained to ensure that no conflict occurs.

         A.       PERSONAL TRADING BY ALL EMPLOYEE DIRECTORS, OFFICERS, AND
                  EMPLOYEES

                  (1.) Neither any security recommended, or proposed to be recommended to any client for purchase, nor any security purchased or proposed to be purchased for any client may be purchased by any corporate personnel if such purchase will interfere in any way with the orderly purchase of such security by any client.

                  (2.) Neither any security recommended, or proposed to be recommended to any client for sale, nor any security sold, or proposed to be sold, for any client may be sold by any corporate personnel if such sale will interfere in any way with the orderly sale of such security by any client.

                  (3.) No security may be sold after being recommended to any client for purchase or after being purchased for any client, and no security may be purchased after being recommended to any client for sale or after being sold for any client, if the sale or purchase is effected with a view to making a profit on the anticipated market action of the security resulting from such recommendation, purchase or sale.

                  (4.) In order to prevent even the appearance of a violation of this rule or a conflict of interest with a client account, you should refrain from trading in the SEVEN (7) CALENDAR DAYS BEFORE AND AFTER Jennison trades in that security.

                           If an employee trades during a blackout period, disgorgement may be required. For example, if an Employee's trade is pre-approved and executed and subsequently, within seven days of the transaction, the Firm trades on behalf of Jennison's clients, the Jennison Personal Investment Committee shall review the personal trade in light of firm trading activity and determine on a case by case basis the appropriate action. If the Personal Investment Committee finds that a client is disadvantaged by the personal trade, the trader may be required to reverse the trade and disgorge to the firm any difference due to any incremental price advantage over the client's transaction.

         B.       SHORT-TERM TRADING PROFITS

                  All directors (both employees and non-employees), officers, and employees of Jennison Associates are prohibited from profiting in their own accounts and the accounts of their immediate families (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control or any trust of which they are a trustee, or for any other account in which they have a beneficial interest or direct or indirect influence or control from the purchase and sale, or the sale and purchase of the same or equivalent securities within 60 calendar days . Any profits realized from the purchase and sale or the sale and purchase of the same (or equivalent) securities within the 60 day restriction period shall be disgorged to the firm, net of taxes.

                           "Profits realized" shall be calculated consistent
                  with interpretations under section 16(b) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, which require matching any purchase and sale that occur with in a 60 calendar day period across all accounts over which a Jennison director, officer or employee has a direct or indirect beneficial interest (including accounts that hold securities held by members of a person's immediate family sharing the same household) over which the person has direct or indirect control or influence without regard to the order of the purchase or the sale during the period. As such, a person who sold a security and then repurchased the same (or equivalent) security would need to disgorge a profit if matching the purchase and the sale would result in a profit. Conversely, if matching the purchase and sale would result in a loss, profits would not be disgorged.

                           The prohibition on short-term trading profits shall
                  not apply to trading of index options and index futures contracts and options on index futures contracts on broad based indices. However, such transactions remain subject to the pre-clearance procedures and other applicable procedures. A list of broad-based indices is provided on Exhibit B.

         C. No purchase of a security by any of the corporate personnel shall be made if the purchase would deprive any of Jennison's clients of an investment opportunity, after taking into account (in determining whether such purchase would constitute an investment opportunity) the client's investments and investment objectives and whether the opportunity is being offered to corporate personnel by virtue of his or her position at Jennison.

         D. None of the corporate personnel may purchase NEW ISSUES OF EITHER COMMON STOCK or CONVERTIBLE SECURITIES except in accordance with item E below. This prohibition does not apply to new issues of shares of open-end investment companies. All corporate personnel shall also obtain prior written approval of the Personal Investment Committee in the form of a completed "Request to Buy or Sell Securities" form before effecting any purchase of securities on a `PRIVATE PLACEMENT' basis. Such approval will take into account, among other factors, whether the investment opportunity should be reserved for Jennison's clients and whether the opportunity is being offered to corporate personnel by virtue of his or her position at Jennison.

         E. Subject to the pre-clearance and reporting procedures, corporate personnel may purchase securities on the date of issuance, provided that such securities are acquired in the secondary market. Upon requesting approval of such transactions, employees must acknowledge that he or she is aware that such request for approval may not be submitted until AFTER the security has been issued to the public and is trading at prevailing market prices in the secondary market. Requests for approval of such transactions must be accompanied by a copy of the final prospectus. Additionally, trade confirmations of executions of such transaction must be received by the Compliance Department NO LATER THAN THE CLOSE OF BUSINESS ON THE DAY FOLLOWING EXECUTION OF SUCH TRADE. If such trade confirmation is not received, the employee may be requested to reverse (subject to pre-approval) the trade, and any profits or losses avoided must be disgorged to the firm.

         F. Subject to the preclearance and reporting procedures, corporate personnel may effect purchases upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from such issuer, and sales of such rights so acquired. In the event that approval to exercise such rights is denied, subject to preclearance and reporting procedures, corporate personnel may obtain permission to sell such rights on the last day that such rights may be traded.

         G. Any transactions in index futures contracts and index options, including those effected on a broad-based index, are subject to the preclearance and reporting requirements.

         H. No director, officer, or employee of Jennison Associates may profit in their personal securities accounts or the accounts of their immediate families (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control or any trust of which they are a trustee, or for any other account in which they have a beneficial interest or direct or indirect influence or control by short selling or purchasing put options on securities that represent a position in any portfolios managed by Jennison on behalf of its clients. Any profits realized from such transactions shall be disgorged to the Firm, net of taxes. Put options, short sales and short sales against the box are subject to the preclearance rules.

         I. No employee, director, or officer of Jennison Associates may participate in investment clubs.

         J. While participation in employee stock purchase plans and employee stock option plans need not be pre-approved, copies of the terms of the plans should be provided to the Compliance Department as soon as possible so that the application of the various provisions of the Personal Trading Policy may be determined (e.g., pre-approval, reporting, short-term trading profits ban). Corporate personnel must obtain pre-approval for any discretionary disposition of securities or discretionary exercise of options acquired pursuant to participation in an employee stock purchase or employee stock option plan. Nondiscretionary dispositions of securities or exercise are not subject to pre-approval. Additionally, corporate personnel should report holdings of such securities and options on an annual basis.

         K. Subject to pre-clearance, long-term investing through direct stock purchase plans is permitted. The terms of the plan, the initial investment, and any purchases through automatic debit must be provided to and approved by the Personal Investment Committee. Any changes to the original terms of approval, e.g., increasing, decreasing, or termination of participation in the plan, as well as any sales or discretionary purchase of securities in the plan must be submitted for pre-clearance. Provided that the automatic monthly purchases have been approved by the Personal Investment Committee, each automatic monthly purchase need not be submitted for pre-approval. "Profits realized" for purposes of applying the ban on short-term trading profits will be determined by matching the proposed discretionary purchase or sale transaction against the most recent discretionary purchase or sale, as applicable, not the most recent automatic purchase or sale (if applicable). Additionally, holdings should be disclosed quarterly.

EXCEPTIONS TO THE PERSONAL TRADING POLICY

         Notwithstanding the foregoing restrictions, exceptions to certain provisions (e.g., blackout period, pre-clearance procedures, and short-term trading profits) of the Personal Trading Policy may be granted on a case by case basis when no abuse is involved and the equities of the situation strongly support an exception to the rule.

         Investments in the following instruments are not bound to the rules and restrictions as set forth above and may be made without the approval of the Investment Compliance Committee: governments, agencies, money markets, repurchase orders, reverse repurchase orders and open-ended registered investment companies.

         All employees, on a quarterly basis, must sign a statement that they, during said period, have been in full compliance with all personal and insider trading rules and regulations set forth within Jennison Associates' Code of Ethics, Policy Statement on Insider Trading and Personal Trading Policy.

5.       PENALTIES FOR VIOLATIONS OF JENNISON ASSOCIATES' PERSONAL TRADING
         POLICIES

         Violations of Jennison's Personal Trading Policy and Procedures, while in most cases may be inadvertent, must not occur. It is important that every employee abide by the policies established by the Board of Directors. Penalties will be assessed in accordance with the schedules set forth below. THESE, HOWEVER, ARE MINIMUM PENALTIES. THE FIRM RESERVES THE RIGHT TO TAKE ANY OTHER APPROPRIATE ACTION, INCLUDING TERMINATION.

         All violations and penalties imposed will be reported to Jennison's Compliance Committee on a monthly basis. In addition, the Compliance Committee will provide the Board of Directors with an annual report which at minimum:

                  (1) summarizes existing procedures concerning personal investing and any changes in procedures made during the preceding year;
                  (2) identifies any violations requiring significant remedial action during the preceding year; and
                  (3) identifies any recommended changes in existing restrictions or procedures based upon Jennison's experience under its policies and procedures, evolving industry practices, or developments in applicable laws and regulations.

TYPE OF VIOLATION

A.       PENALTIES FOR FAILURE TO SECURE PRE-APPROVAL

         THE MINIMUM PENALTIES FOR FAILURE TO PRE-CLEAR PERSONAL SECURITIES TRANSACTIONS INCLUDE possible reversal of the trade, possible disgorgement of profits, as well as the imposition of additional cash penalties. PLEASE NOTE THAT SUBSECTIONS 2 AND 3 HAVE BEEN APPLIED RETROACTIVELY FROM ITS EFFECTIVE DATE.

         1.       FAILURE TO PRE-CLEAR PURCHASE

                  Depending on the circumstances of the violation, the individual may be asked to reverse the trade (i.e., the securities must be sold). Any profits realized from the subsequent sale, net of taxes must be turned over to the firm. PLEASE NOTE: The sale or reversal of such trade must be submitted for pre-approval.

         2.       FAILURE TO PRE-CLEAR SALES THAT RESULT IN LONG-TERM CAPITAL
                  GAINS

                  Depending on the circumstances of the violation, the firm may require that profits realized from the sale of securities that are defined as "long-term capital gains" by Internal Revenue Code (the "IRC") section 1222 and the rules thereunder, as amended, to be turned over to the firm, subject to the following maximum amounts:

                        JALLC POSITION                                           DISGORGEMENT PENALTY
                        --------------                                           --------------------
         SENIOR VICE PRESIDENTS AND ABOVE                               Realized long-term capital gain, net of
                                                                        taxes, up to $10,000.00

         VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS                  Realized long-term capital gain, net of
                                                                        taxes, up to $5,000.00

         ALL OTHER JALLC PERSONNEL                                      25% of the realized long-term gain,
                                                                        irrespective of taxes, up to $3,000.00

         3.       FAILURE TO PRE-CLEAR SALES THAT RESULT IN SHORT-TERM CAPITAL
                  GAINS

                  Depending on the nature of the violation, the firm may require that all profits realized from sales that result in profits that are defined as "short-term capital gains" by IRC section 1222 and the rules thereunder, as amended, be disgorged irrespective of taxes. Please note, however, any profits that result from violating the ban on short-term trading profits are addressed in section 5.C. "Penalties for Violation of Short-Term Trading Profit Rule."

         4.       ADDITIONAL CASH PENALTIES

                             VP'S AND ABOVE                               OTHER JALLC PERSONNEL
                             --------------                               ---------------------
FIRST OFFENSE                None/Warning                                 None/Warning
SECOND OFFENSE               $1000                                        $200
THIRD OFFENSE                $2000                                        $300
FOURTH OFFENSE               $3000                                        $400
FIFTH OFFENSE                $4000 & Automatic Notification of the        $500 & Automatic Notification of the Board
                             Board of Directors                           of Directors

NOTWITHSTANDING THE FOREGOING, JENNISON RESERVES THE RIGHT TO NOTIFY THE BOARD OF DIRECTORS FOR ANY VIOLATION.

  PENALTIES SHALL BE ASSESSED OVER A ROLLING THREE YEAR PERIOD. FOR EXAMPLE, IF
       OVER A THREE YEAR PERIOD (YEAR 1 THROUGH YEAR 3), A PERSON HAD FOUR VIOLATIONS, TWO IN YEAR 1, AND ONE IN EACH OF THE FOLLOWING YEARS, THE LAST
    VIOLATION IN YEAR 3 WOULD BE CONSIDERED A FOURTH OFFENSE. HOWEVER, IF IN THE SUBSEQUENT YEAR (YEAR 4), THE PERSON ONLY HAD ONE VIOLATION OF THE POLICY,
  THIS VIOLATION WOULD BE PENALIZED AT THE THIRD OFFENSE LEVEL BECAUSE OVER THE
   SUBSEQUENT THREE YEAR PERIOD (FROM YEAR 2 THROUGH YEAR 4), THERE WERE ONLY THREE VIOLATIONS. THUS, IF A PERSON HAD NO VIOLATIONS OVER A THREE YEAR PERIOD
   A SUBSEQUENT OFFENSE WOULD BE CONSIDERED A FIRST OFFENSE, NOTWITHSTANDING THE FACT THAT THE PERSON MAY HAVE VIOLATED THE POLICY PRIOR TO THE
                               THREE YEAR PERIOD.

B.       FAILURE TO COMPLY WITH RECORDKEEPING REQUIREMENTS

Such violations occur if Jennison does not receive a broker confirmation within ten (10) business days following the end of the quarter in which a transaction occurs or if JACC does not routinely receive brokerage statements. Evidence of written notices to brokers of Jennison's requirement and assistance in resolving problems will be taken into consideration in determining the appropriateness of penalties.

                                         VP'S AND ABOVE                         OTHER JALLC PERSONNEL
                                         --------------                         ---------------------
FIRST OFFENSE                            None/Warning                           None/Warning
SECOND OFFENSE                           $200                                   $50
THIRD OFFENSE                            $500                                   $100
FOURTH OFFENSE                           $600                                   $200
FIFTH OFFENSE                            $700 & Automatic Notification of the   $300 & Automatic Notification of the
                                         Board                                  Board

NOTWITHSTANDING THE FOREGOING, JENNISON RESERVES THE RIGHT TO NOTIFY THE BOARD OF DIRECTORS FOR ANY VIOLATION.

C.       PENALTY FOR VIOLATION OF SHORT-TERM TRADING PROFIT RULE

                  Any profits realized from the purchase and sale or the sale and purchase of the same (or equivalent) securities within 60 calendar days shall be disgorged to the firm, net of taxes. "Profits realized" shall be calculated consistent with interpretations under section 16(b) of the Securities Exchange Act of 1934, as amended, which requires matching any purchase and sale that occur with in a 60 calendar day period without regard to the order of the purchase or the sale during the period. As such, a person who sold a security and then repurchased the same (or equivalent) security would need to disgorge a profit if matching the purchase and the sale would result in a profit. Conversely, if matching the purchase and sale would result in a loss, profits would not be disgorged.

D. OTHER POLICY INFRINGEMENTS WILL BE DEALT WITH ON A CASE BY CASE BASIS. PENALTIES WILL BE COMMENSURATE WITH THE SEVERITY OF THE VIOLATION.

         Serious violations would include:

                  A. Failure to abide by the determination of the Personal Committee.
                  B. Failure to submit pre-approval for securities in which Jennison actively trades.

E.       DISGORGED PROFITS

         Profits disgorged to the firm shall be donated to a charitable organization selected by the firm in the name of the firm. Such funds may be donated to such organization at such time as the firm determines.

                                    EXHIBIT A

            COMPLIANCE AND REPORTING OF PERSONAL TRANSACTIONS MATRIX

Investment                            Sub-Category                                  Required     Reportable    If
Category/Method                       ------------                                 Pre-Approval   (Y/N)    reportable,
---------------                                                                      (Y/N)        -----      minimum
                                                                                     -----                  reporting
                                                                                                            frequency
                                                                                                            ----------
BONDS                                 Treasury Bills, Notes, Bonds                      N           N          N/A
                                      Agency                                            N           Y       Quarterly
                                      Corporates                                        Y           Y       Quarterly
                                      MBS                                               N           Y       Quarterly
                                      ABS                                               N           Y       Quarterly
                                      CMO's                                             Y           Y       Quarterly
                                      Municipals                                        N           Y       Quarterly
                                      Convertibles                                      Y           Y       Quarterly

STOCKS                                Common                                            Y           Y       Quarterly
                                      Preferred                                         Y           Y       Quarterly
                                      Rights                                            Y           Y       Quarterly
                                      Warrants                                          Y           Y       Quarterly
                                      Automatic Dividend Reinvestments                  N           N          N/A
                                      Optional Dividend Reinvestments                   Y           Y       Quarterly
                                      Direct Stock Purchase Plans with automatic        Y           Y       Quarterly
                                      investments
                                      Employee Stock Purchase/Option Plan              Y*           Y           *

OPEN-END MUTUAL FUNDS
                                      Affiliated Investments:                           N           N          N/A
                                      Non-Affiliated Funds                              N           N          N/A

CLOSED END FUNDS & UNIT INVESTMENT
TRUSTS
                                      All Affiliated & Non-Affiliated Funds             N           Y       Quarterly
                                          US Funds (including SPDRs, NASDAQ 100         N           Y       Quarterly
                                          Index Tracking Shares)
                                          Foreign Funds                                 N           Y       Quarterly

DERIVATIVES                           Any exchange traded, NASDAQ, or OTC
                                          option or futures contract,
                                          including, but not limited to:
                                          Financial Futures                            **           Y       Quarterly
                                          Commodity Futures                             N           Y       Quarterly
                                          Options on Futures                           **           Y       Quarterly
                                          Options on Securities                        **           Y       Quarterly
                                          Non-Broad Based Index Options                 Y           Y       Quarterly
                                          Non Broad Based Index Futures                 Y           Y       Quarterly
                                          Contracts and Options on Non-Broad
                                          Based Index Futures Contracts
                                          Broad Based Index Options                     N           Y       Quarterly
                                          Broad Based Index Futures Contracts           N           Y       Quarterly
                                          and Options on Broad Based Index
                                          Futures Contracts
LIMITED PARTNERSHIPS, PRIVATE
PLACEMENTS, & PRIVATE INVESTMENTS                                                       Y           Y       Quarterly

VOLUNTARY TENDER OFFERS                                                                 Y           Y       Quarterly

* Pre-approval of sales of securities or exercises of options acquired through employee stock purchase or employee stock option plans are required. Holdings are required to be reported annually; transactions subject to pre-approval are required to be reported quarterly. Pre-approval is not required to participate in such plans.
** Pre-approval of a personal derivative securities transaction is required if the underlying security requires pre-approval.

                                    EXHIBIT B

                               BROAD-BASED INDICES

Nikkei 300 Index CI/Euro
S&P 100 Close/Amer Index
S&P 100 Close/Amer Index
S&P 100 Close/Amer Index
S&P 500 Index
S&P 500 Open/Euro Index
S&P 500 Open/Euro Index
S&P 500 (Wrap)
S&P 500 Open/Euro Index
Russell 2000 Open/Euro Index
Russell 2000 Open/Euro Index
S&P Midcap 400 Open/Euro Index
NASDAQ-100 Open/Euro Index
NASDAQ-100 Open/Euro Index
NASDAQ-100 Open/Euro Index
NASDAQ-100 Open/Euro Index
NASDAQ-100 Open/Euro Index
S&P Small Cap 600
U.S. TOP 100 SECTOR
S&P 500 Long-Term Close
Russell 2000 L-T Open./Euro
Russell 2000 Long-Term Index

                                Exhibit 23(p)(31)

           Code of Ethics for Banc One Investment Advisor Corporation
                                     To Come

                               Exhibit 23(p)(31)

           Code of Ethics for Banc One Investment Advisor Corporation

4.05 PERSONAL TRADING                                           REVISED 04/15/02

I. GENERAL PRINCIPLES

It is the policy of Banc One Investment Advisors Corporation ("Investment Advisors") that all employees must (1) at all times place the interest of the accounts which are managed by Investment Advisors first; (2) conduct all personal securities transactions in a manner that is consistent with the Personal Trading Policy of Investment Advisors and the individual employee's position of trust and responsibility; and (3) adhere to the fundamental standard that Investment Advisors employees must not take inappropriate advantage of their position.

Trading while in possession of material, non-public information, which may or may not be obtained through Investment Advisors analyst's research function is prohibited. The disclosure of any such material, non-public information to any person is also prohibited.

This Personal Trading Policy does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Investment Advisor personnel from liability for personal trading or other conduct that violates the employee's fiduciary duty to clients and/or Fund shareholders.

II. GOVERNING STANDARDS

This Personal Trading Policy is designed to comply with Rule 17j-1 of the Investment Company Act of 1940, Rule 204-2(a)(12) of the Investment Advisers Act of 1940 and the Investment Company Institute's ("ICI") Guidelines on Personal Investing issued in 1994.

This Personal Trading Policy, unless otherwise specifically stated, shall apply to all employees of Investment Advisors. This policy will also apply to members of the Board of Directors of Investment Advisors. This Personal Trading Policy will apply to an employee of Investment Advisors who is also an Executive Officer of Bank One Corporation and who is deemed to be a Sensitive Employee under Bank One Corporation's Corporate Insider Trading Policy. However, compliance with Bank One Corporation's Corporate Insider Trading Policy shall be deemed to constitute compliance with this Personal Trading Policy to the extent that compliance with, and reporting under, the Corporate Insider Trading Policy satisfies the compliance and reporting requirements of this Personal Trading Policy.

III. DEFINITIONS

A. Beneficial ownership of a security is determined in the following manner: an employee should consider themselves the beneficial owner of securities held by their spouse, their minor children, another person who is a member of their immediate family who shares their home or other persons if by reason of any contact, understanding, relationship agreement or other arrangement they obtain such ownership. The employee should also consider themselves the beneficial owner of securities if they can invest or revest title in themselves now or in the future.

B. Both the Investment Company Act of 1940 and the Investment Advisers Act of 1940 define a security as: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security, (including a certificate of deposit) or on any group or index of securities including any interest therein (or based on the value thereof) or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

C. Covered Security means a security (as defined above) except that it does not include exempted securities. (as defined below).

D. Exempted Securities include:

i. direct obligations of the Government of the United States

ii. banker's acceptance, bank certificates of deposit, commercial paper and high quality short term debt instruments, including repurchase agreements

iii. shares issued by open-end registered investment companies

IV. MUNICIPAL FUND SECURITIES ISSUED PURSUANT TO A STATE SPONSORED QUALIFIED TUITION PLAN.

E. Registered Investment Companies that are not open-end are covered securities. Registered Investment Companies that are not open-end include: closed-end mutual funds, Unit Investment Trusts (UITs), and Exchange Traded Funds such as QQQ, Diamonds, Spiders, etc.

F. Any questions regarding these definitions should be directed to the Compliance Department.

IV. RESTRICTIONS ON PERSONAL TRADING ACTIVITIES

A. INITIAL PUBLIC OFFERINGS

All employees of Investment Advisors are prohibited from acquiring any security in an initial public offering. There are three (3) exceptions. They are: 1) mutual savings bank conversions where an employee maintains an account with the converting savings bank; 2) insurance company offering where an employee is a policy holder of the insurance company; and, 3) an offering that is made to an employee's spouse by the spouse's employer. In all cases, the employee must provide documentation of the offering.

B. PRIVATE PLACEMENTS

All employees must, when purchasing securities in a private placement:

a. obtain the prior written approval of Investment Advisors Corporate Legal Counsel prior to obtaining pre-clearance, and

b. disclose the investment, in writing, when they are involved in any subsequent decision to invest in the issuer on behalf of an account (i.e., mutual fund, clones, common/collective funds, personal trust and institutional accounts) which they manage and refer the decision to purchase securities of the issuer for the account to the Senior Managing Director of Equity Securities or Senior Managing Director of Fixed Income Securities. A copy of the written disclosure must be provided to the appropriate Senior Managing Director listed above in order for the appropriate Senior Managing Director to make a decision on the purchase of the securities.

C. BLACKOUT PERIODS

1. SAME DAY

All employees are prohibited from executing a securities transaction (buy or sell) on a day when a mutual fund, investment trust portfolio or clone account of the mutual fund (i.e., institutional clones or common/collective trust funds) has a pending "buy" or "sell" order in the same or equivalent (i.e., any option to purchase or sell and any security convertible into or exchangeable for that security) security until that mutual fund, investment trust portfolio or clone account order is executed or withdrawn. An exception will be granted for trades pending ONLY in one of the following funds: Equity Index, Market Expansion Index or International Equity Index. Any personal trades executed within the proscribed blackout periods will be considered a violation of the Policy and subject to the sanctions contained within the Penalties section of the Policy.

2. SEVEN DAY

All mutual fund team members including portfolio managers, research analysts and traders, are prohibited from buying or selling a security within at least seven
(7) calendar days before and after the mutual fund, investment trust portfolio or clone fund (i.e., institutional clones or common/collective trust funds) that their team manages trades in the same or equivalent (i.e., any option to purchase or sell and any security convertible into or exchangeable for that security) security. Any personal trades executed by any employee listed above, within the proscribed blackout period, will be considered a violation of the Policy and subject to the sanctions contained within the Penalties section of the Policy. Please see the Personal Securities Transactions section of this Policy for information regarding pre-clearance and post-clearance of personal securities transactions.

D. BAN ON SHORT-TERM TRADING PROFITS

All employees are prohibited from profiting in the purchase and sale, or the sale and purchase of the same (or equivalent) securities within sixty (60) calendar days. Any personal trades executed within the banned period will be considered a violation of the Policy and subject to the sanctions contained within the Penalties section of the Policy. This prohibition does not apply to:
1.) Transactions in exempted securities; 2.) transactions in registered investment companies; 3.) transactions in Bank One Corporation stock (ONE); 4) incentive compensation stock option transactions; and, 5) transactions which do not result in a gain.

E. GIFTS

All employees must follow the guidelines of the Bank One Corporation Code of Conduct, incorporated herein by reference, when receiving any gift or other thing of value.

F. SERVICE AS A DIRECTOR

All employees must follow the guidelines of the Bank One Corporation Code of Conduct, incorporated herein by reference, regarding their ability to serve as a corporate director.

G. INTERNAL RESEARCH REPORTS

Trading in an employee account is prohibited for 48 hours (two (2) trading days) after a research report regarding a particular security is distributed. Trading of a security in an employee account is also not permitted for 48 hours (two (2) trading days) after the addition or deletion of the security to or from an Approved List (INCLUDING THE APPROVED, RESEARCH AND MASTER LISTS) or Model Portfolio. IN ADDITION, TRADING IN A SECURITY IN AN EMPLOYEE ACCOUNT IS PROHIBITED FOR 48 HOURS (TWO (2) TRADING DAYS) AFTER A CODING CHANGE OF THAT SECURITY ON AN APPROVED LIST (INCLUDING THE APPROVED, RESEARCH AND MASTER LISTS). No employee is permitted to trade securities in a manner contrary to recommendations by Investment Advisors without written permission from a Compliance Officer.

H. BANK ONE SECURITIES

The Bank One Corporation Code of Conduct (Section 4 and 8.2) states:

You may not buy or sell Bank One securities if you possess inside information about Bank One or its securities.

                  All employees must adhere to the additional rules in the Bank One Corporation Code of Conduct, incorporated herein by reference, with regard to all personal transactions in Bank One stock. Included in those rules, all employees are prohibited from selling Bank One stock which they do not own ("selling short") and purchasing or selling options on shares of Bank One stock (except for the exercise of stock options granted under a Bank One incentive compensation or similar Bank One plan). This prohibition also applies to a Bank One announced acquisition target, a Bank One supplier or candidate for entering into a joint venture or other significant business relationship with Bank One.

I. INVESTMENT CLUBS

All employees of Investment Advisors are prohibited from participating in an investment club.

V. PERSONAL SECURITIES TRANSACTIONS

A. PRE-CLEARANCE

1. All employees, which for purposes of this Policy includes the employee's spouse and immediate family members living in the same household as the employee, are required to preclear all securities transactions (both buys and sells) in which the employee has, or by reason of the transaction acquires, any direct or indirect beneficial ownership, with the Senior Managing Director of Equity Securities, or in their absence the Manager of the Equity Trading Desk (or some other designee), for all transactions in equity securities and the Senior Managing Director of Fixed Income Securities, or in their absence the Managing Director of Fixed Income Risk Management/Research for all transactions in fixed income securities; or, the Managing Director of the Fixed Income Taxable Bond Team (or some other designee) for taxable bond securities transactions or the Managing Director of Fixed Income Tax-Exempt Bond Team (or some other designee) for tax-exempt securities transactions. Those individuals listed above must receive preclearance from the Chief Compliance Officer.

2. Preclearance is good only for the business day on which it is granted and for the following business day. For example, if the employee received clearance to trade a security on Monday, the employee may trade that security on Monday or Tuesday. If the employee decides they do not want to place the trade on Monday or Tuesday and want to place the trade on Wednesday instead, the employee must obtain new preclearance for Wednesday. Trades placed on the second business day of the preclearance window must be executed during trading hours. Employees must obtain a separate preclearance for each buy and sell transaction.

3. The employee may receive preclearance orally from one of the above-referenced individuals (or other designee) which must then be followed up in writing by the individual granting preclearance (or other designee) within 24 hours after clearance is granted. A copy of the preclearance approval must be sent to the employee as well as to the Chief Compliance Officer. Any trade for which a preclearance approval in writing is not received will be considered a violation of this Personal Trading Policy.

4. It is not necessary to receive preclearance for the following securities: (1) exempted securities; (2) shares of registered investment companies; (3) HOLDRS; and, (4) ONE.

B. POST-CLEARANCE

1. In addition to pre-clearance, all mutual fund team members, including portfolio managers, research analysts and traders, are required to post-clear all personal securities transactions (both buys and sells) on the 8th calendar day following the date of the trade. Failure to post-clear a trade on the 8th calendar day following the date of the trade will be considered a breach of the Policy and subject to the sanctions contained within the Penalties section of the Policy.

2. If a trade (buy or sell) has been executed in a mutual fund, investment trust portfolio or clone account which the employee's team manages within the 7 (seven) calendar days following the date of the employee's trade, the following action must be taken by the employee:

A. If the trade is part of a program trade (Program Trade):

I. If the employee is designated as "Level 2", the employee must reverse the non-qualifying trade, after obtaining the necessary preclearance, and disgorge any profit, to a charity of their choice, within 10 (ten) business days of notification. The employee must provide a copy of the letter to the charity and the check made payable to the charity for the amount of the disgorgement to the Compliance Department. In addition, the employee must provide a copy of the canceled check once it is available. After the third non-qualifying trade, the employee will be restricted to trading in exempted securities and registered investment companies for a period of 6 (six) months. If an employee is restricted from trading 3 (three) times, the employee will then be restricted to only trading in exempted securities and registered investment companies for the remainder of their tenure at Investment Advisors.

II. If the employee is designated as "Level 3", the employee must reverse the non-qualifying trade, after obtaining the necessary preclearance, and pay a penalty of 25% of the market value of the original transaction within 10 business days of notification. The penalty shall be paid to a charity that the employee chooses. The employee must provide a copy of a letter and check made payable to the charity for the amount of the penalty to the Compliance Department. In addition, the employee must provide a copy of the canceled check once it is available. After the second non-qualifying trade, the employee will be restricted to trading in exempted securities and registered investment companies for a period of 6 (six) months. If an employee is restricted from trading 2 (two) times, the employee will then be restricted to only trading in exempted securities and registered investment companies for the remainder of their tenure at Investment Advisors.

B. If the trade is not a Program Trade (Non-Program Trade) this will be considered a violation of the Policy and subject to the sanctions contained within the Penalties section of the Policy.

3. Definitions - Post-clearance

A. Program Trade is defined as: (i) cash being added to an account which causes securities to be bought in a manner that maintains the accounts existing allocation or (ii) cash being withdrawn from an account which causes securities to be sold in a manner that maintains the account's current securities allocation.

B. Non-Program Trade is defined, as any trade that is not a Program Trade as defined above.

C. "Level 2" designation is an employee of Investment Advisors who is a member of a mutual fund team but does not authorize trades.

D. "Level 3" designation is an employee of Investment Advisors who is a member of a mutual fund team and who does authorize trades.

E. Authorize Trades is defined as the authority to place the trade and the responsibility for its generation.

4.The designation of Level 2 and Level 3 employees is the responsibility of the Senior Managing Director of Equity Securities and the Senior Managing Director of Fixed Income Securities. The initial reporting of these designations must be made to the Preclearance Group and the Compliance Department upon the effective date of this policy. In addition, it will be their responsibility to notify the Compliance Department and the Preclearance Group of any changes in designations immediately upon their effectiveness. Failure to provide the Preclearance Group and the Compliance Department of any changes in Level designations may have adverse consequences on an employee's personal trading.

VI. DISCLOSURE AND REPORTING REQUIREMENTS

A. RECORDS OF SECURITIES TRANSACTIONS

All employees are required to direct, in writing with a copy to the Chief Compliance Officer, their brokers to provide the Chief Compliance Officer with duplicate copies of confirmations of all reportable personal securities transactions and copies of all statements for all securities accounts that hold covered securities. Reportable transactions do not include transactions in exempted securities.

B. DISCLOSURE OF PERSONAL HOLDINGS AND ACCOUNTS

All employees are required to disclose all personal securities holdings of covered securities and all accounts which hold any security, including accounts that hold exempted securities, in writing to the Chief Compliance Officer upon commencement of employment and thereafter on an annual basis. Reports must be received within ten (10) calendar days of employment and within ten (10) calendar days of each year-end (i.e., January 10).

C. CERTIFICATION OF COMPLIANCE WITH THE PERSONAL TRADING POLICY

All employees are required to certify upon commencement of employment and annually in writing to the Chief Compliance Officer that they have read and understand the Personal Trading Policy. Each employee must further certify that they have complied with the requirements of the Personal Trading Policy and that they have disclosed or reported all personal securities transactions and accounts required to be disclosed or reported.

VII. COMPLIANCE PROCEDURES

In order to provide information to determine with reasonable assurance whether all employees are observing the provisions of the Personal Trading Policy:

A. The Chief Compliance Officer shall notify each employee of the reporting requirements of the Personal Trading Policy and deliver a copy of the Policy to each employee. A notice will be sent to employees via electronic mail when there are changes to the Policy. Changes to the Policy will be made on the Intranet. Employees who do not have access to the Intranet must contact the Compliance Department.

B. Each employee and director to whom this policy applies must submit to the Chief Compliance Officer on an annual basis, an Annual Certification of Compliance with the Personal Trading Policy as prescribed in the attached Exhibit A. The annual certification must be filed with the Chief Compliance Officer within ten (10) calendar days after year-end.

C. Each employee and director to whom this policy applies must submit to the Chief Compliance Officer upon commencement of employment and thereafter on an annual basis, reports in the form prescribed in the attached Exhibit B, Personal Securities Holdings and Accounts. The annual report must be filed with the Chief Compliance Officer within ten (10) calendar days after year-end.

D. Each employee and director, to whom this policy applies, must submit to the Chief Compliance Officer on a quarterly basis, reports in the form prescribed in the attached Exhibit C, Personal Securities Transactions and Accounts. The quarterly report must be filed with the Chief Compliance Officer within ten (10) calendar days after each quarter-end. If an employee is on an approved leave of absence (i.e.: military, maternity, etc.) over a quarter end, the Chief Compliance Officer may waive the requirement of quarterly reporting for the employee. Circumstances that will be considered in granting a reporting waiver include: past trading history, current brokerage arrangements and any other relevant factors.

E. The individual granting the preclearance must document decisions regarding the preclearance of all reportable personal securities transactions in writing. The written preclearance authorization must document that the trade does not violate any terms of the Personal Trading Policy.

F. The Compliance Department will review all trades for violations of the ban on short-term trading profits.

G. All employees are required to direct, in writing with a copy to the Chief Compliance Officer, their brokers to provide the Chief Compliance Officer with duplicate copies of confirmations of all reportable personal securities transactions and copies of all statements for all securities accounts that hold covered securities. The Compliance Department will verify on a quarterly basis that all statements for accounts reported are received.

H. The Personal Trading Violations Committee, made up of senior management of the firm, will review each violation of the Policy that has occurred. Quarterly, the Chief Compliance Officer must report, to Senior Management of Investment Advisors, to Investment Advisors' Board of Directors and to the Trustees of One Group the results of each quarterly review of employee personal trading files, status of the quarterly report of securities transactions and the annual report of holdings, all violations of the Policy, the results of the Committee meetings and all exceptions.

I. The Personal Trading Policy, a copy of each Personal Securities Holdings and Accounts Report and Personal Securities Transactions and Accounts Report, any written report prepared by the Chief Compliance Officer and lists of all persons required to make reports will be preserved by the Chief Compliance Officer for the period required by the Investment Company Act of 1940 and The Investment Advisers Act of 1940.

VIII. PENALTIES FOR VIOLATIONS OF THE POLICY

The following sanctions will be imposed for violations of the Policy:

A. PERSONAL SECURITY TRANSACTION VIOLATIONS

1. Employees will be required to break or unwind the transaction (e.g. if the trade is a buy, the employee must sell the security or if the trade is a sell, the employee must buy back the security) and pay a penalty of 25% of the market value of the transaction. The penalty will be paid to a charity that the employee chooses. The employee must provide a copy of a letter and check made payable to the charity for the amount of the penalty to the Compliance Department. In addition, the employee must provide a copy of the canceled check once it is available.

2. This penalty will be imposed for failure to preclear a Transaction, failure to post-clear a Transaction on the 8th calendar day following the date of a personal trade (if required), violations of the Same Day Blackout Period, violation of the Seven Day Blackout Period for Non-Program Trades, and violations of the Ban on Short-Term Trading Profits.

3. Non-investment employees of Investment Advisors will be granted one "grace trade" exception from the penalty section of the Policy. A "grace trade" exception is a violation of the Policy; however, the sanctions in the Policy will not be imposed. A second violation will result in the sanctions being imposed.

4. This exception will not be granted to employees of Investment Advisors who are investment personnel (i.e., all employees, except for support staff, of any division of the Fixed Income Department or Equity Department, OR the Portfolio Management Group (PMG)). Any violation of this Policy will result in the sanctions being imposed.

5. A third violation by any employee of Investment Advisors of this Policy will result in termination.

B. FAILURE TO PROVIDE BROKERAGE STATEMENTS FOR REPORTABLE ACCOUNTS

Each employee will be required to pay a $100.00 fine for every missing brokerage statement for a reportable account. Missing statements will be identified during quarterly reviews of all personal trading files. The fine will be paid to a charity chosen by the employee. The employee must provide to the Compliance Department a copy of a letter and check made payable to the charity for the amount of the penalty. In addition, the employee must provide a copy of the cancelled check once it is available. This fine may be waived, at the discretion of the Chief Compliance Officer, if it is determined that the employee was not responsible for non-receipt of account statement(s).

C. FAILURE TO DISCLOSE A REPORTABLE BROKERAGE ACCOUNT OPENED DURING THE CALENDAR YEAR

Any employee who opens a new brokerage account and fails to report the new brokerage account on

Exhibit C at the end of the quarter in which the account was opened will be required to pay a $100.00 fine. The fine will be paid to a charity chosen by the employee. The employee must provide to the Compliance Department a copy of a letter and check made payable to the charity for the amount of the penalty. In addition, the employee must provide a copy of the cancelled check once it is available.

D. FAILURE TO DISCLOSE A REPORTABLE BROKERAGE ACCOUNT

Any employee who fails to disclose a reportable brokerage account either on the Brokerage Account Information Form (at the time of employment or at the time of the annual renewal) or on Exhibit C (quarterly), will be required to pay a $100.00 fine for the first identified account which was not reported. The fine will be paid to a charity chosen by the employee. The employee must provide to the Compliance Department a copy of a letter and check made payable to the charity for the amount of the penalty, In addition, the employee must provide a copy of the cancelled check once it is available.

Any subsequent violations of this section of the policy could, at the discretion of Senior Management, result in termination.

IX. MARRIED COUPLES OF INVESTMENT ADVISORS

This section addresses the requirements for married couples who are both employees of Investment Advisors.

A. Commencement of Employment & Initial Reporting

Upon commencement of employment with BOIA, all employees must complete the initial certifications, disclosures and reporting requirements under this policy as an individual, regardless of whether the information requested has been previously reported.

B. Brokerage Account Information Form

When completing the Brokerage Account Information Form, the employee must report all accounts, which are required to be reported under the policy, even if an account is already being reported by the spouse. For joint accounts, the employee should indicate which spouse would be the primary contact. The person who is listed as the primary contact for each account is responsible for ensuring that duplicate statements and confirmations are provided to the Compliance Department by the broker.

C. Quarterly reporting

Both spouses must sign and date the Personal Securities Transaction and Accounts Report (Exhibit C). All documentation required of either spouse may be submitted in one package for both.

D. Annual Reporting

Annually, each spouse must sign and submit a separate Exhibit A certifying that each employee has read and will abide by the terms of the BOIA Personal Trading Policy.

The annual Personal Securities Holdings and Accounts Disclosure (Exhibit B) and the Brokerage Account Information Form may be filled out jointly and must be signed by both spouses. For all brokerage accounts, the employees must indicate which spouse is the primary contact for purposes of this Policy.

E. Preclearance & Trading

Spouses that are listed as the primary contact for accounts noted on the Brokerage Account Information Form will be looked to for compliance with this section of the policy.

F. Standard of Care

The highest standard of care with respect to this policy of either spouse shall be the standard of care required by both spouses. For example, if one spouse is a money manger and the other spouse is in marketing, both spouses will be held to the standard of care required of a money manager. This common standard of care also includes trading restrictions and penalties. Using the above example, normally an employee of the marketing department would be eligible for a first time "Oops" violation. However, if they are a spouse of an employee that is not eligible for an "Oops" violation, they are likewise not eligible.

G. Violations & Penalties

If there is found to be a violation of any portion of this policy in any reportable account(s), the violation will be counted against BOTH spouses. However, any monetary penalty associated with any violation will be enforced only against the spouse listed as the primary contact on the account in which it occurred. Please be advised that multiple violations that would constitute termination of employment under this Policy may result in BOTH spouses being terminated.